                                                                  EXHIBIT 10.62

                              AMENDED AND RESTATED
                          LIMITED PARTNERSHIP AGREEMENT

                                       OF

                              RAMCO/LION VENTURE LP

                         DATED AS OF DECEMBER 29, 2004

                                TABLE OF CONTENTS

                                                                                                            PAGE
ARTICLE I     DEFINITIONS......................................................................               1

         Section 1.1    Definitions............................................................               1

ARTICLE II    FORMATION, DURATION, PURPOSES, AND CONFIDENTIALITY...............................              23

         Section 2.1    Formation; Admission of Partners.......................................              23

         Section 2.2    Name; Registered Agent and Registered Office...........................              23

         Section 2.3    Principal Office.......................................................              23

         Section 2.4    Purposes and Business..................................................              23

         Section 2.5    Term...................................................................              24

         Section 2.6    Other Qualifications...................................................              24

         Section 2.7    Limitation on the Rights of Partners...................................              24

ARTICLE III   MANAGEMENT RIGHTS, DUTIES, AND POWERS  OF THE MANAGING GENERAL PARTNER;
              TRANSACTIONS INVOLVING PARTNERS..................................................              24

         Section 3.1    Management.............................................................              24

         Section 3.2    Meetings of the General Partners.......................................              27

         Section 3.3    Authority of the Managing General Partner..............................              29

         Section 3.4    Major Decisions........................................................              31

         Section 3.5    Preliminary and Annual Plans...........................................              37

         Section 3.6    Qualified Property Acquisitions........................................              39

         Section 3.7    Sale of Qualified Properties...........................................              51

         Section 3.8    Limitation On Partnership Indebtedness.................................              51

         Section 3.9    Business Opportunity...................................................              52

         Section 3.10   Payments to Ramco GP or the Property Manager...........................              55

         Section 3.11   Other Duties and Obligations of the Managing General Partner...........              56

         Section 3.12   Exculpation............................................................              59

         Section 3.13   Indemnification........................................................              60

         Section 3.14   Fiduciary Responsibility...............................................              62

         Section 3.15   REIT Savings Provision.................................................              62

ARTICLE IV    BOOKS AND RECORDS; REPORTS TO PARTNERS...........................................              62

                                TABLE OF CONTENTS
                                  (continued)

                                                                                                            PAGE
         Section 4.1    Books..................................................................              62

         Section 4.2    Monthly and Quarterly Reports..........................................              63

         Section 4.3    Annual Reports.........................................................              63

         Section 4.4    Appraisals; Additional Reports.........................................              64

         Section 4.5    Accountants; Tax Returns...............................................              64

         Section 4.6    Accounting and Fiscal Year.............................................              65

         Section 4.7    Partnership Funds......................................................              65

         Section 4.8    Attorneys and Accountants..............................................              66

ARTICLE V     CONTRIBUTIONS....................................................................              66

         Section 5.1    Capital Contributions..................................................              66

         Section 5.2    Return of Capital Contribution.........................................              74

         Section 5.3    Liability of the Limited Partners......................................              74

         Section 5.4    No Third Party Beneficiaries...........................................              74

         Section 5.5    Restriction on Sources of Capital Contributions........................              74

ARTICLE VI    MAINTENANCE OF CAPITAL ACCOUNTS; ALLOCATION OF PROFITS AND LOSSES
              FOR BOOK AND TAX PURPOSES......................................................                75

         Section 6.1    Capital Accounts.......................................................              75

         Section 6.2    Profits and Losses.....................................................              76

         Section 6.3    Regulatory Allocations.................................................              77

         Section 6.4    Allocation of Tax Items for Tax Purposes...............................              79

         Section 6.5    Tax Matters Partner....................................................              80

         Section 6.6    Adjustments............................................................              80

ARTICLE VII   DISTRIBUTIONS....................................................................              81

         Section 7.1    Cash Available for Distributions.......................................              81

         Section 7.2    Payment of Partnership Overhead Expenses...............................              85

ARTICLE VIII  TRANSFER; REMOVAL OF MANAGING GENERAL PARTNER....................................              86

         Section 8.1    Prohibition on Transfers and Withdrawals by Partners...................              86

         Section 8.2    Prohibition on Transfers by and Resignation of Managing
                        General Partner........................................................              86

                                TABLE OF CONTENTS
                                  (continued)

                                                                                                            PAGE
         Section 8.3    Removal of Ramco GP as Managing General Partner........................              87

ARTICLE IX    TERMINATION......................................................................              88

         Section 9.1    Dissolution............................................................              88

         Section 9.2    Termination............................................................              89

         Section 9.3    Certificate of Cancellation............................................              90

         Section 9.4    Acts in Furtherance of Liquidation.....................................              91

ARTICLE X     REPRESENTATIONS OF THE PARTNERS..................................................              91

         Section 10.1   Representations of the Fund Partners...................................              91

         Section 10.2   Representations of the Ramco Partners..................................              92

ARTICLE XI    SPECIAL PARTNER RIGHTS AND OBLIGATIONS...........................................              94

         Section 11.1   Buy/Sell...............................................................              94

         Section 11.2   Property Sale Right....................................................              96

         Section 11.3   General Provisions Applicable to Buy/Sell and
                        Property Sale Rights...................................................              97

         Section 11.4   Remuneration To Partners...............................................              98

ARTICLE XII   GENERAL PROVISIONS...............................................................              98

         Section 12.1   Notices................................................................              98

         Section 12.2   Governing Laws.........................................................             100

         Section 12.3   Entire Agreement.......................................................             100

         Section 12.4   Waiver.................................................................             100

         Section 12.5   Validity...............................................................             100

         Section 12.6   Terminology; Captions..................................................             100

         Section 12.7   Remedies Not Exclusive.................................................             101

         Section 12.8   Action by the Partners.................................................             101

         Section 12.9   Further Assurances.....................................................             101

         Section 12.10  Liability of the Limited Partners......................................             101

         Section 12.11  Binding Effect.........................................................             101

         Section 12.12  Amendments.............................................................             102

         Section 12.13  Counterparts...........................................................             102

         Section 12.14  Waiver of Partition....................................................             102

                                TABLE OF CONTENTS
                                  (continued)

                                                                                                   PAGE
Section 12.15  No Third Party Beneficiaries...........................................             102

Section 12.16  Estoppel Certificates..................................................             102

Section 12.17  Legal Representation...................................................             102

                              AMENDED AND RESTATED
                          LIMITED PARTNERSHIP AGREEMENT
                                       OF
                              RAMCO/LION VENTURE LP

            THIS AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT (as it may be amended, modified, supplemented or restated from time to time, this "AGREEMENT") of RAMCO/LION VENTURE LP (the "PARTNERSHIP"), is made and entered into as of the 29 day of December, 2004, by and among RAMCO-GERSHENSON PROPERTIES, L.P., a Delaware limited partnership ("RAMCO LP"), as a limited partner of the Partnership, RAMCO LION LLC, a Delaware limited liability company ("RAMCO GP"), as a general partner of the Partnership, CLPF-RAMCO, L.P., a Delaware limited partnership (the "FUND"), as a limited partner of the Partnership, and CLPF-RAMCO GP, LLC, a Delaware limited liability company ("FUND GP"), as a general partner of the Partnership.

            Ramco LP and the Fund are sometimes individually referred to herein as a "LIMITED PARTNER" and collectively referred to herein as the "LIMITED PARTNERS". Ramco GP and Fund GP are sometimes individually referred to herein as a "GENERAL PARTNER" and collectively referred to herein as the "GENERAL PARTNERS". The Limited Partners and the General Partners are sometimes individually referred to herein as a "PARTNER" and collectively referred to herein as the "PARTNERS". Ramco LP, Ramco GP and any Approved Ramco Party who is or becomes a Partner are sometimes individually referred to herein as a "RAMCO PARTNER" and collectively referred to herein as the "RAMCO PARTNERS". The Fund, Fund GP and any Approved Fund Party who is or becomes a Partner are sometimes individually referred to herein as a "FUND PARTNER" and collectively referred to herein as the "FUND PARTNERS".

            In consideration of the covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Partners hereby agree as follows:

                                   ARTICLE I
                                   DEFINITIONS

            SECTION 1.1 DEFINITIONS. For the purposes of this Agreement, initially capitalized terms used herein shall have the following meanings:

            "ACQUISITION ACTIVITIES" is defined in Section 3.6(f) hereof.

            "ACQUISITION FEE" is defined in Section 3.6(g) hereof.

            "ACQUISITION PARAMETERS" shall mean the guidelines and requirements for any Proposed Qualified Property that are set forth on Schedule 1 hereto.

            "ACT" is defined in Section 2.1 hereof.

            "ADDITIONAL CAPITAL CONTRIBUTION" is defined in Section 5.1(b) hereof.

            "ADJUSTED CAPITAL ACCOUNT DEFICIT" shall mean the deficit balance, if any, in a Partner's Capital Account at the end of any fiscal year, with the following adjustments: (i) credit to such Capital Account any amount that such Partner is obligated or deemed obligated to restore under Regulations Section 1.704-1(b)(2)(ii)(c), as well as any additions thereto pursuant to the next to last sentences of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5), after taking into account thereunder any changes during such year in Partnership Minimum Gain and in the minimum gain attributable to any Partner Nonrecourse Debt; and (ii) debit to such Capital Account the items described in Regulations
Section 1.704-1(b)(2)(ii)(d)(4), (5) and (6). The foregoing definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted in a manner consistent with such intent.

            "ADVISOR" shall mean Clarion Partners LLC or any successor thereto designated by the Fund Partners as provided in Section 12.1(c) hereof that serves as the manager of the Lion Fund.

            "AFFILIATE", when used with respect to any particular Person, shall mean (a) any Person or group of Persons acting in concert that directly or indirectly through one or more intermediaries controls or is controlled by or is under common control with such particular Person, (b) any Person that is an officer, partner, member or trustee of, or serves in a similar capacity with respect to, such particular Person, (c) any Person that, directly or indirectly, is the beneficial owner of 15% or more of any class of voting securities of, or otherwise has an equivalent beneficial interest in, such particular Person or of which such particular Person is directly or indirectly the owner of 15% or more of any class of voting securities or in which such particular Person has an equivalent beneficial interest, or (d) any relative or spouse of such particular Person. Notwithstanding the foregoing, none of the Ramco Partners, on the one hand, shall be deemed to be Affiliates of any of the Fund Partners, on the other hand, and vice versa. The definition of "Affiliate" as used in this Agreement shall not be affected by the Regulations under Code Section 752 describing certain "related" parties.

            "AGREEMENT" is defined in the Preamble hereto. This Agreement shall be the "partnership agreement" for the Partnership within the meaning of Section 17-101(12) of the Act.

            "AMENDING GENERAL PARTNER" is defined in Section 3.5(c) hereof.

            "ANCHOR LEASE" shall mean any lease by a single tenant of 15,000 rentable square feet or more at a Qualified Property.

            "ANNUAL BUDGET" shall mean the annual budget for the Partnership and each Qualified Property for any fiscal year, including without limitation a reasonable description of the amount, source and character of each item of gross income, expense and services to be rendered in the form attached to the form of Annual Plan attached hereto as Schedule 4, adopted pursuant to Sections 3.4 and
3.5 hereof.

            "ANNUAL PLAN" is defined in Section 3.5(a) hereof.

            "APPROVED FUND PARTY" shall mean any Person in which the Fund owns, directly or indirectly, 100% of the equity interests and that is 100% controlled, directly or indirectly, by the Fund.

            "APPROVED RAMCO PARTY" shall mean any Person in which Ramco owns, directly or indirectly, 100% of the equity interests and that is 100% controlled, directly or indirectly, by Ramco.

            "APPROVED QUALIFIED PROPERTY" is defined in Section 3.6(c) hereof.

            "BANKRUPTCY" of the Partnership or a Partner shall be deemed to have occurred upon the happening of any of the following: (i) the filing of an application by the Partnership or such Partner for, or a consent to, the appointment of a trustee, receiver or liquidator of its assets; (ii) the filing by the Partnership or such Partner of a voluntary petition or answer in bankruptcy or the filing of a pleading in any court of record admitting in writing its inability to pay its debts as such debts come due or seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation; (iii) the making by the Partnership or such Partner of a general assignment for the benefit of creditors; (iv) the filing by the Partnership or such Partner of an answer admitting the material allegations of, or its consenting to or defaulting in answering, a bankruptcy or insolvency petition filed against it in any bankruptcy or similar proceeding; or (v) the expiration of sixty (60) days following the entry by any court of competent jurisdiction of an order for relief in any bankruptcy or insolvency proceeding involving the Partnership or such Partner or of an order, judgment or decree adjudicating the Partnership or such Partner a bankrupt or insolvent or appointing a trustee, receiver or liquidator of its assets.

                  "BOOK DEPRECIATION" shall mean all deductions attributable to the depreciation, amortization or other cost recovery, including additions, of any Qualified Property or other asset (whether tangible or intangible) acquired by the Partnership that has a useful life in excess of one year, as such deductions are computed for federal income tax purposes; provided, that with respect to any Partnership asset the tax basis of which differs from the Book Value of such asset, Book Depreciation for any period shall equal (x) the sum total of all deductions taken during such period attributable to depreciation, amortization or other cost recovery deduction for federal income tax purposes with respect to such asset, multiplied by (y) the Book Value of such asset divided by the tax basis thereof; provided further, that if the depreciation, amortization or other cost recovery deduction for federal income tax purposes with respect to any Partnership asset for any period is zero ($0.00), Book Depreciation shall be determined by the Tax Matters Partner using any reasonable method selected by the Tax Matters Partner that is based on the Book Value of such asset.

            "BOOK VALUE" shall mean, with respect to any Partnership asset at any time, the adjusted basis of such asset for federal income tax purposes, except that (i) the initial Book Value of any asset contributed by a Partner to the Partnership shall be the Fair Market Value of such asset, and (ii) the Book Value of all Partnership assets shall be adjusted to equal their Fair Market Values, as determined in good faith by the Managing General Partner, upon the occurrence of certain events as described below. In either case, the Book Value of Partnership assets shall thereafter be adjusted for Book Depreciation taken into account with respect to such asset. Provided the Tax Matters Partner makes an election to do so as provided under Regulations Section 1.704-1(b)(2)(iv)(f), the Book Value of Partnership assets shall be adjusted to equal their Fair Market Value, as determined in good faith by the Managing General Partner, as of the following times to which the election relates: (1) the admission of a new Partner to the Partnership or acquisition by an existing Partner of an additional interest in the Partnership, provided that the consideration contributed to the Partnership upon such admission or acquisition is more than a de minimis amount of money or property; (2) the distribution by the Partnership to a retiring or contributing Partner of more than a de minimis amount of money or other property as consideration for an interest in the Partnership; (3) the liquidation of the Partnership; and (4) the grant of an interest in the Partnership (other than a de minimis interest) as consideration for the provision of services to or for the benefit of the Partnership by an existing Partner or a new Partner.

            The Book Value of all Partnership assets shall also be increased (or decreased) to the extent that adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b) have been taken into account for purposes of determining Capital Accounts in accordance with Regulations Section 1.704-1(b)(2)(iv)(m), unless such adjustments have already been accounted for pursuant to the preceding paragraph. If the Book Value of an asset has been determined or adjusted pursuant hereto, such value shall thereafter be the basis for, and be adjusted by, the depreciation taken into account with respect to such asset for purposes of computing Profits and Losses. Moreover, notwithstanding the foregoing, the Book Value of any Partnership asset distributed to any Partner shall be the gross Fair Market Value of such asset on the date of distribution.

            "BUSINESS DAY" shall mean any day other than a Saturday, Sunday or any day on which national banks in New York, New York are not open for business.

            "BUY/SELL PROPERTY" is defined in Section 11.2(a) hereof.

            "CAPITAL ACCOUNT" shall mean, with respect to any Partner, the separate "book" account which the Partnership shall establish and maintain for such Partner as provided in Section 6.1 hereof and in accordance with Code Section 704(b) and Regulations Section 1.704-1(b)(2)(iv) and such other provisions of Regulations
Section 1.704-1(b) as must be complied with in order for the Capital Accounts to be determined in accordance with the provisions of said Regulations. In furtherance of the foregoing, the Capital Accounts shall be maintained in compliance with Regulations Section 1.704-1(b)(2)(iv), and the provisions hereof shall be interpreted and applied in a manner consistent therewith.

            "CAPITAL CALL" is defined in Section 5.1(b) hereof.

            "CAPITAL COMMITMENT" shall mean, with respect to each Partner, the amount set forth opposite its name on Schedule 2 hereto (as such Schedule may be amended or modified from time to time upon the unanimous written consent of the Partners) plus the following amounts (to the extent that such amounts, when added to all prior Initial Capital Contributions, Additional Capital Contributions and Extraordinary Capital Contributions made by such Partner, exceed the amount set forth opposite such Partner's name on Schedule 2 hereto):
(i) all amounts that the General Partners have agreed to fund under an Annual Plan, including, without limitation, amounts relating to an increase in the amount of any line item contained in the Annual Budget portion of such Annual Plan that constitutes a Permitted Expense, (ii) all amounts necessary to acquire an Approved Qualified Property for which the Other General Partner has provided final approval pursuant to Section 3.6(c), and (iii) all amounts required to be contributed as Partnership Overhead Contributions pursuant to Section 5.1(d) of this Agreement.

            "CAPITAL CONTRIBUTION" shall mean, at any particular time and with respect to any Partner, an amount equal to the sum of (x) the total amount of cash and (y) the Fair Market Value of any property (determined as of the date such property is contributed by such Partner and net of any liabilities secured by such property that the Partnership is considered to assume or take subject to under Code Section 752), that has in each case been contributed to the Partnership by such Partner pursuant to Section 5.1 hereof. Capital Contributions include Initial Capital Contributions, Additional Capital Contributions, Extraordinary Capital Contributions, Partnership Overhead Contributions, and Default Contributions.

            "CAPITAL CONTRIBUTIONS ACCOUNT" shall mean a memorandum account maintained by the Partnership for each Partner for each Qualified Property, separately, for the purpose of allocating and making distributions to such Partner pursuant to Section 7.1(c) below. The initial balance of a Partner's Capital Contributions Account for a Qualified Property shall equal the Initial Capital Contributions or Additional Capital Contributions, as the case may be, made by such Partner to the Partnership on account of or in respect of the acquisition of such Qualified Property, and the balance of such Partner's Capital Contributions Account for such Qualified Property shall be increased from time to time by the amount of all subsequent Extraordinary Capital Contributions and Default Contributions made by such Partner pursuant to this Agreement (and any subsequent Default Contributions deemed made by such Partner pursuant to Section 5.1(e)(i) or 5.1(f) below) on account of or in respect of such Qualified Property, and reduced by the amount of any Net Cash from Sales derived from such Qualified Property that are allocated to such Partner and applied toward the reduction of such Partner's Capital Contributions Account pursuant to Section 7.1(c)(i) below. Partnership Overhead Contributions that are not funded as Default Contributions shall not be included in the Capital Contributions Account for any Qualified Property.

            "CASH FLOW DISTRIBUTION DATE" is defined in Section 7.1(a) hereof.

            "CAUSE" is defined in Section 8.3(a) hereof.

            "CHALLENGING GENERAL PARTNER" is defined in Section 11.3(a) hereof.

            "CLAIM AMOUNT" is defined in Section 5.1(f) hereof.

            "CLARION REIT" shall mean Clarion Lion Properties Fund Holdings REIT, LLC, a Delaware limited liability company that elected to be taxed as a real estate investment trust pursuant to Code Section 856.

            "CM FEE" is defined in Section 3.10(c)(iii) hereof.

            "CODE" shall mean the Internal Revenue Code of 1986, as amended, or corresponding provisions of future laws.

            "CONTRIBUTING PARTNER" is defined in Section 5.1(f) hereof.

            "CONTRIBUTION AGREEMENT" shall mean the agreement pursuant to which a Partner contributes an Approved Qualified Property to the Partnership pursuant to Section 5.1 hereof, which agreement shall be in the form attached as Exhibit A to this Agreement.

            "CPI" shall mean the Revised Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics of the United States Department of Labor, U.S. City Average, All Items, based on 2002 as 100. If the CPI hereafter ceases to use the 2002 Base as 100, then the CPI with the new base shall be used. If the Bureau of Labor Statistics ceases to publish the CPI, then the successor or most nearly comparable index shall be used. In the event that the U.S. Department of Labor, Bureau of Labor Statistics, changes the publication frequency of the CPI so that it is not available when required under the Agreement, then the CPI for the closest preceding month for which a CPI is available shall be used in place of the CPI no longer available.

            "DEFAULT AMOUNT" is defined in Section 5.1(e) hereof.

            "DEFAULT CONTRIBUTION" is defined in Section 5.1(e) hereof.

            "DEFAULTED PRELIMINARILY APPROVED PROPERTY" is defined in Section 3.6(c) hereof.

            "DEFAULTING CONTRIBUTING PARTNER" is defined in Section 5.1(f) hereof.

            "DEFAULTING PARTNER" is defined in Section 5.1(e) hereof.

            "DEFAULT LOAN" is defined in Section 5.1(e) hereof.

            "DISPOSITION FEE" is defined in Section 3.6(i) hereof.

            "ECONOMIC RISK OF LOSS" shall have the meaning specified in Regulations Section 1.752-2.

            "ELECTING GENERAL PARTNER" is defined in Section 11.2(a) hereof.

            "ENVIRONMENTAL ASSESSMENT" shall mean, with respect to any Proposed Qualified Property, a phase one environmental site assessment performed by a qualified environmental consultant selected by the Managing General Partner in accordance with the then current ASTM Standard Practice for Environmental Site Assessments, E1527 and, if required by the Managing General Partner, any additional Phase II sampling, investigation, monitoring or other activities performed by a qualified environmental consultant.

            "ENVIRONMENTAL LAW" shall mean, as to a Qualified Property, every federal, state, county or other governmental law, statute, ordinance, rule, regulation, requirement, order (including any consent order), or other binding obligation, injunction, writ or decision relating to or addressing the environment or hazardous materials, including, but not limited to, those federal statutes commonly referred to as the Clean Air Act, Clean Water Act, Resource Conservation Recovery Act, Toxic Substances Control Act, Comprehensive Environmental Response, Compensation and Liability Act and the Endangered Species Act as well as all regulations promulgated thereunder and all state laws and regulations equivalent thereto, as each such statute, regulation or state law or regulation equivalent may be amended from time to time, to the extent applicable to such Qualified Property.

            "EXTRAORDINARY CALL" is defined in Section 5.1(c) hereof.

            "EXTRAORDINARY CAPITAL CONTRIBUTION" is defined in Section 5.1(c) hereof.

            "EXTRAORDINARY FUNDING" is defined in Section 5.1(c) hereof.

            "FAIR MARKET VALUE" shall mean an amount (in cash) that a bona fide, willing buyer under no compulsion to buy and a bona fide, willing and unrelated seller under no compulsion to sell would pay and accept, respectively, for the purchase and sale of a Qualified Property, taking into account any liens, restrictions and agreements then in effect and binding upon the Qualified Property or any successor owner thereof and any options, rights of first refusal or offer or other rights or options that either burden the Qualified Property or run to the benefit of the owner of the Qualified Property; provided, however, that in determining the Fair Market Value of any Qualified Property, none of the options, rights of first offer or other rights of the Partners hereunder shall be taken into consideration. The initial Fair Market Value of the Initial Properties shall equal the purchase price paid by any Partner (or its Affiliate), the Partnership, or an SP Subsidiary, as the case may be, to acquire such Initial Properties.

            "FINAL APPROVED PROPERTIES" shall mean those Proposed Qualified Properties that the Managing General Partner and Other General Partner have, as of the date of this Agreement, finally approved for acquisition by the Partnership or an SP Subsidiary pursuant to the procedures described in Sections 3.6(b) and 3.6(c) of this Agreement but that have not yet been acquired by the Partnership or an SP Subsidiary as of the date of this Agreement, which Proposed Qualified Properties are described on Exhibit D attached hereto.

            "FINAL PROPOSAL MATERIALS" is defined in Section 3.6(c) hereof.

            "FINANCING FEE" is defined in Section 3.6(h) hereof.

            "FIRST LEVEL PROFITS PERCENTAGE" shall mean (i) with respect to Ramco GP, .1%, (ii) with respect to Fund GP, .1%, (iii) with respect to Ramco LP, 39.9%, and (iv) with respect to the Fund, 59.9%.

            "FUND" is defined in the Preamble hereto.

            "FUND GP" is defined in the Preamble hereto.

            "FUND PARTNER" or "FUND PARTNERS" is defined in the Preamble hereto.

            "GENERAL PARTNER" or "GENERAL PARTNERS" is defined in the Preamble hereto. The Partnership shall have no more than two (2) General Partners.

            "GROSS COLLECTED RENTS", for any period in question and for any Qualified Property, shall mean all of the following without duplication (i) the base rents and escalations of base rents, (ii) percentage rents and other rents,
(iii) lease termination fees, (iv) common area maintenance costs (including capital items), real estate taxes, insurance premiums and loss reserves, and other fees, costs and expenses (including, without limitation, management fees and administration fees) passed through to, and paid by, tenants as additional rent or pass-through expenses pursuant to their leases, and (v) late fees and other penalties paid by tenants, in each event if and to the extent actually received by the Partnership (or an SP Subsidiary) from the tenants of such Qualified Property during such period. The term "Gross Collected Rents" specifically excludes security deposits and other deposits unless and until such deposits are applied as rental income, rents paid more than thirty (30) days in advance of the due date until the month in which such rents become due, rent refunds, and interest income.

            "HONIGMAN: is defined in Section 4.8 hereof.

            "INCURABLE DEFAULT" shall mean any of the following events or conditions: (i) any Ramco Partner, Ramco or Manager (if Manager is an Affiliate of Ramco) shall admit in writing its inability to pay its debts as they mature, or shall make an assignment for the benefit of creditors or commences a case for its dissolution or termination, or applies for or consents to the appointment of or taking possession by a trustee, liquidator, assignee, custodian, sequestrator or receiver (or similar official) for its or for a substantial part of its property or business; (ii) a trustee, liquidator, assignee, custodian, sequestrator or receiver (or similar official) shall be appointed for any Ramco Partner, Ramco or Manager (if Manger is an Affiliate of Ramco); (iii) the voluntary filing by any Ramco Partner, Ramco or Manager (if Manger is an Affiliate of Ramco) of a bankruptcy, reorganization, insolvency, or liquidation case or other case for relief under any bankruptcy law or any law for the relief of debtors; (iv) the filing against any Ramco Partner, Ramco or Manager (if Manger is an Affiliate of Ramco) of an involuntary bankruptcy, reorganization, insolvency, or liquidation case or other case for relief under any bankruptcy law or any law for the relief of debtors, if such case is not dismissed within sixty (60) days following its filing; or (iv) the transfer by any Ramco Partner of its Partnership Interest (or any portion thereof) in violation of this Agreement, or the transfer by Manager (if Manager is an Affiliate of Ramco) of its interest in the Management Agreement in violation of the Management Agreement.

            "INDEMNIFIED PARTY" is defined in Section 3.13(a) hereof.

            "INITIAL CAPITAL CONTRIBUTION" shall mean, as of the date of this Agreement (but subject to adjustment as provided hereinbelow), (i) with respect to Ramco GP, the sum of $20,491.35, (ii) with respect to Fund GP, the sum of $20,491.35, (iii) with respect to Ramco LP, the sum of $6,126,912.45, and (iv) with respect to Fund, the sum of $14,323,450.85. The Partners hereby acknowledge and agree that the Initial Capital Contributions set forth above have been determined prior to and subject to (A) the Fund GP's and Fund's verification of the closing costs incurred in connection with the Partnership's or SP Subsidiaries' acquisition of the Initial

Property (as reflected on Exhibit E attached hereto) and (B) calculating and prorating income and expenses of the Initial Properties as of the date hereof and adjusting the Initial Capital Contributions on account of such prorations. Each Partner hereby agrees to cooperate with the other Partners and to furnish to the other Partners such information as may be necessary or reasonably requested so that the Fund GP and Fund may verify and approve or disapprove such closing costs (and/or require modifications or adjustments thereto) and the Initial Capital Contributions may be adjusted to account for the proration of income and expenses of the Initial Properties as promptly as practicable after the date hereof (but in any event within thirty (30) days after the date hereof). The Partners hereby agree that all prorations shall be made in accordance with the applicable proration provisions of the Contribution Agreement attached hereto as Exhibit A as though the Initial Properties were contributed to the Partnership on the date hereof. Upon verification of (and agreement upon) all such closing costs and agreement upon all prorations, the Partners shall execute a written supplement or modification to this Agreement documenting the amounts agreed upon and the resulting adjustments to the Initial Capital Contributions. Within ten (10) days after the execution of the written supplement or modification described in the preceding sentence, as applicable,
(x) each Partner shall contribute to the Partnership, as an Initial Capital Contribution, such additional amounts as may be required to reflect the adjustments made to the Initial Capital Contributions pursuant to the foregoing provisions or (y) the Partnership shall return to the Partners such excess portion of their Initial Capital Contributions made by such Partners on the date hereof after such adjustments are made to the Initial Capital Contributions pursuant to the foregoing provisions.

            "INITIAL PROPERTY(IES)" shall mean those Qualified Properties purchased by the Partnership or an SP Subsidiary prior to the date of this Agreement and owned by the Partnership or an SP Subsidiary as of the date of this Agreement, which Qualified Properties, and their Fair Market Values, are described on Exhibit E attached hereto.

            "INTEREST PRICE" is defined in Section 11.1(a) hereof.

            "LEASING FEES" is defined in Section 3.10(c)(iv) hereof.

            "LEASING PARAMETERS" shall mean the leasing parameters set forth on
Schedule 3 attached hereto.

            "LIMITED PARTNER" or "LIMITED PARTNERS" is defined in the Preamble hereto.

            "LION FUND" shall mean Clarion Lion Properties Fund, LLC, a Delaware limited liability company.

            "LIQUIDATING EVENTS" is defined in Section 9.1 hereof.

            "LIQUIDATION" shall mean (a) when used with respect to the Partnership, the earlier of (i) the date upon which the Partnership is terminated under Code Section 708(b)(1) and (ii) the date upon which the Partnership ceases to be a going concern, and (b) when used with respect to any Partner, the earlier of (i) the date upon which there is a Liquidation of the Partner and (ii) the date upon which such Partner's entire Partnership Interest is terminated other than by transfer, assignment or other disposition to a Person other than the Partnership.

            "LIQUIDATOR" shall mean the Managing General Partner, unless the Managing General Partner's Bankruptcy, insolvency, removal, withdrawal or liquidation or default hereunder shall have preceded the Liquidation of the Partnership, in which case the Liquidator shall be any Person designated as such by the Other General Partner.

            "LOSSES" and "PROFITS" are defined in Section 6.2(b) hereof.

            "MAJOR DECISION" is defined in Section 3.4 hereof.

            "MANAGEMENT AGREEMENT" shall mean each agreement between the Property Manager and the Partnership or SP Subsidiary for a Qualified Property, which agreement shall be substantially in the form attached hereto as Exhibit C.

            "MANAGEMENT FEE" is defined in Section 3.10(c)(i) hereof.

            "MANAGING GENERAL PARTNER" shall mean the Partner in whom the management of the Partnership is vested pursuant to the terms of this Agreement. Ramco GP shall be the Managing General Partner until the occurrence of one of the events specified in Section 3.1(a) hereof.

            "MATERIAL MODIFICATION" shall mean a modification relating to the treatment of Capital Accounts, distributions and/or allocations hereunder which, when considered on a cumulative basis with the effect of all other such modifications previously made, is likely to adversely affect the amount ultimately distributable or paid to any Partner hereunder as determined by the independent accountants of the Partnership.

            "MBR&M" is defined in Section 4.8 hereof.

            "NET CASH FLOW FROM OPERATIONS" shall be determined separately for each Qualified Property and, for each Qualified Property, shall mean the aggregate gross revenues derived from the operations of such Qualified Property (excluding sales, other dispositions or refinancings of, or other capital transactions relating to, such Qualified Property) less the sum of any portion thereof used (i) to pay Operating Expenses, leasing or other brokerage commissions (other than sales or financing commissions that are netted from Net Cash from Sales or Net Cash from Refinancings), Tenant Improvement Fees, CM Fees, capital improvements or expenditures, tenant improvements that are not reimbursed by tenants, tenant work allowances or replacements, leasing-related legal fees, costs and expenses, indemnities, and other fees, costs, expenses, and payments made in respect of such Qualified Property pursuant to this Agreement and not deducted in the definitions of "Net Cash from Refinancings" or "Net Cash from Sales", (ii) to make debt payments due and payable in connection with any financing relating to such Qualified Property that is obtained by the Partnership or the SP Subsidiary that is the owner of such Qualified Property or that is secured by such Qualified Property (excluding, however, amounts required to pay Default Loans), and/or (iii) to establish reasonable reserves (other than reserves that are treated and deducted as Operating Expenses pursuant to the definition of "Operating Expenses" hereinbelow) for capital improvements, replacements, debt payments and contingencies for such Qualified Property, as such reserves are calculated, established and maintained by the Managing General Partner pursuant to Section 3.11(d). "Net Cash Flow from Operations" shall be determined on a cash (rather than an accrual) basis, and shall not be reduced by real estate depreciation or by cost amortization, cost recovery deductions or similar allowances, but shall be increased by an amount equal to any reduction of reserves previously deducted from Net Cash Flow from Operations as Operating Expenses or otherwise pursuant to clause (iii) above.

            "NET CASH FROM REFINANCINGS" shall be determined for each Qualified Property separately and shall mean the net amount payable to the Partnership or the SP Subsidiary that owns such Qualified Property from the financing or refinancing of such Qualified Property, as set forth on the settlement statement for the financing or refinancing (which settlement statement shall include the deduction of amounts required to retire existing indebtedness) that is approved by the Partnership less (a) any and all reserves required in connection with such financing or refinancing by the lender(s) providing the financing or refinancing (to the extent not reflected on the settlement statement described above), provided that at such time, if any, as any portion of the reserves is released to the Partnership or SP Subsidiary that owns such Qualified Property, and the reserves released do not constitute reimbursement of Permitted Expenses previously paid by the Partnership or such SP Subsidiary and are not required to be used to pay such Permitted Expenses, such reserves so released shall be treated as Net Cash from Refinancings, (b) nonrefundable fees paid to the lender, brokerage commissions, finder's fees and similar compensation paid to third-parties, all closing, transaction and other costs incurred and paid by the Partnership or such SP Subsidiary in connection with such financing or refinancing, including, without limitation, Financing Fees and attorneys' and consultants' fees, costs and expenses, in each event only to the extent not reflected on the settlement statement described above, and (c) if and to the extent not set forth on the settlement statement described above, the amount applied to retire any existing debt outstanding against such Qualified Property or otherwise paid from the proceeds of such refinancing.

            "NET CASH FROM SALES" shall be determined for each Qualified Property separately and shall mean the gross cash proceeds derived from the sale or other disposition (including casualty and condemnation) of such Qualified Property or other capital transaction relating to such Qualified Property (including, without limitation, the sale or other disposition of any outparcel that comprises a portion of such Qualified Property) less (a) any Disposition Fees, all brokerage commissions (if any) paid to Third Parties, all closing, transaction and other costs incurred and paid by the Partnership or the SP Subsidiary that owns such Qualified Property in connection with such sale or other disposition (including casualty and condemnation); (b) all amounts provided to the purchaser of such Qualified Property (or outparcel) as a credit or credits against the contractual purchase price of such Qualified Property or outparcel (excluding credits and adjustments given or made for income or expense prorations, which adjustments shall be included in the calculation of Net Cash Flow from Operations for such Qualified

Property); (c) the net amount required to retire any debt outstanding against such Qualified Property or the assets involved in such capital transaction (including all costs, expenses and fees incurred in connection therewith, but only if and to the extent that such costs, expenses and fees are not already deducted pursuant to clause (a) above); (d) solely in the case of casualty or condemnation, all proceeds applied to rebuild, repair or restore all or any portion of such Qualified Property; and (e) any amounts required to fund any reserves to be used for the liabilities arising as a result of or subsequent to the sale of such Qualified Property, as the case may be, or as a result of or subsequent to consummation of such capital transaction, up to the levels agreed to by the General Partners, unless and until such reserves are distributed to the Partners (in which event the distributed reserves will be treated as Net Cash from Sales). Upon the sale or total disposition of a Qualified Property, or the occurrence of any casualty or condemnation of a Qualified Property resulting in a total loss of the Qualified Property, all unapplied reserves originally funded pursuant to the definition of "Net Cash Flow from Operations" for such Qualified Property shall be distributed to the Partners, and Net Cash from Sales shall be increased by all such distributed reserve amounts. "Net Cash from Sales" shall include all principal and interest payments made with respect to any note or other obligation received by the Partnership in connection with the sale or other disposition of the subject Qualified Property or consummation of any such capital transaction.

            "NON-AMENDING GENERAL PARTNER" is defined in Section 3.5(c) hereof.

            "NON-DEFAULTING PARTNER" is defined in Section 5.1(e) hereof.

            "NONRECOURSE LIABILITY" shall mean any Partnership liability (or portion thereof) the Economic Risk of Loss of which is not borne by any Partner or any party related to any Partner, as such related party is described in the applicable Regulations under Code Section 752.

            "OFFER NOTICE" is defined in Section 11.1(a) hereof.

            "OFFER PRICE" is defined in Section 11.1(a) hereof.

            "OFFERED AGREEMENT" is defined in Section 11.1(a) hereof.

            "OFFERING GENERAL PARTNER" is defined in Section 11.1(a) hereof.

            "OPERATING EXPENSES" shall mean, with respect to each Qualified Property, (i) salaries, benefits, fees, costs and expenses attributable to the individual property manager and other personnel of Property Manager responsible for services relating to the day-to-day management, operation, maintenance, and repair of such Qualified Property, whether or not any such Person is employed by any Affiliate of the Managing General Partner, but only to the extent actually payable by the Partnership or SP Subsidiary pursuant to the Management Agreement for such Qualified Property, (ii) real estate taxes, insurance premiums and loss reserves, utility charges, snow removal costs, rent collection and lease enforcement costs, marketing and advertising fees and costs, Management Fees, administrative fees or charges paid to Property Manager, maintenance expenses, costs of repairs and replacements (which, under generally accepted accounting principles consistently applied, may be expensed during the period when made), and other management fees, costs and expenses incurred in connection with the ownership, leasing, operation, repair and maintenance of such Qualified Property, (iii) property-level professional fees, costs and expenses, including accounting and non-leasing-related legal fees, costs and expenses (but excluding legal fees, costs and expenses incurred in connection with any sale, financing or other capital transaction relating to such Qualified Property), (iv) any and all amounts reserved by the Partnership or SP Subsidiary to pay future Operating Expenses incurred in connection with such Qualified Property other than amounts reserved from proceeds of a financing or refinancing (as described in the definition of "Net Cash from Refinancings"), and (v) any and all other reasonable and customary operating costs and expenses incurred and actually paid to Third Parties retained in connection with the ownership, leasing, operation, repair and maintenance of such Qualified Property. Operating Expenses for a Qualified Property shall not include Partnership Overhead Expenses, amounts payable pursuant to Default Loans, tenant improvement fees, costs and expenses, leasing-related commissions, leasing-related legal fees, costs and expenses, capital improvement fees, costs and expenses that are, under generally accepted accounting principles consistently applied, not expensed but capitalized over the useful life of the improvement, tenant work allowances, Tenant Improvement Fees, CM Fees, non-refundable fees, closing costs and other expenses incurred in connection with any sale, financing or refinancing or other capital transaction relating to such Qualified Property, and any fees, costs or expenses described in clauses (i) through (v) of this definition above that are paid from any reserve funded from the proceeds of any financing or refinancing of such Qualified Property and excluded from Net Cash from Refinancings pursuant to the definition of "Net Cash from Refinancings".

            "OTHER GENERAL PARTNER" shall mean the General Partner (if any) who is not the Managing General Partner. Initially, the Other General Partner shall be Fund GP.

            "OTHER PARTNERS" in respect of any or all of the Ramco Partners shall mean the Fund Partners and in respect of any or all of the Fund Partners shall mean the Ramco Partners.

            "PARTNER" or "PARTNERS" is defined in the Preamble hereto.

            "PARTNER NONRECOURSE DEBT" shall have the meaning set forth in Regulations Section 1.704-2(b)(4).

            "PARTNER NONRECOURSE DEBT MINIMUM GAIN" shall have the meaning set forth in Regulations Section 1.704-2(i)(2).

            "PARTNER NONRECOURSE DEDUCTIONS" is defined in Section 6.3(d) hereof.

            "PARTNERSHIP" is defined in the Preamble hereto.

            "PARTNERSHIP INTEREST" shall mean, with respect to each Partner, a Partner's entire right, title and interest in, to and against the Partnership (including, without limitation, such Partner's management, approval and/or consent rights and economic rights hereunder).

            "PARTNERSHIP IRR" shall be determined in connection with the liquidation of the Partnership and the sale or other disposition of the final Qualified Property(ies) owned by the Partnership (directly or indirectly) and shall mean the discount rate, which shall be compounded monthly and expressed as a percentage based on a 12-month period, at which the net present value (as of the date that any Fund Partner makes or is deemed to make each Capital Contribution to the Partnership) of the sum of all Net Cash Flow from Operations, Net Cash from Refinancings and Net Cash from Sales distributed to such Fund Partner pursuant to this Agreement with respect to such Capital Contributions (and Capital Contributions deemed made by such Partner pursuant to Section 5.1(e)(i) or 5.1(f) below), equals the amount of such Capital Contributions (and Capital Contributions deemed made by such Partner pursuant to Section 5.1(e)(i) or 5.1(f) below). A Fund Partner shall be deemed to have received a specified Partnership IRR, compounded monthly, with respect to a Capital Contribution (or deemed Capital Contribution) it made to the Partnership upon the distribution to such Fund Partner of a cumulative amount of Net Cash Flow from Operations, Net Cash from Refinancings and/or Net Cash from Sales pursuant to this Agreement that causes (1) the net present value of the aggregate of all such distributions to such Fund Partner with respect to such Capital Contribution (and/or deemed Capital Contribution), discounted at the specified Partnership IRR, from the date of each such distribution back to the date on which such Capital Contribution was made (or deemed to have been made pursuant to Section 5.1(e)(i) or 5.1(f) below), reduced by (2) the amount of such Capital Contribution, to equal zero. Attached hereto as Exhibit B are certain examples of the calculation of an internal rate of return.

            "PARTNERSHIP MINIMUM GAIN" shall have the meaning set forth in Regulations Section 1.704-2(b)(2) and (d).

            "PARTNERSHIP OVERHEAD CONTRIBUTIONS" is defined in Section 5.1(d) hereof.

            "PARTNERSHIP OVERHEAD EXPENSES" shall mean, for any period in question, the aggregate fees, costs and expenses incurred in connection with the operation of the Partnership and/or the Partnership's business other than (i) any fees, costs and expenses that are incurred directly in connection with (or can be allocated to) any particular Qualified Property that is owned directly or indirectly by the Partnership (such as Operating Expenses, capital expenditures, leasing-related fees, costs and expenses [including professional fees, costs and expenses], etc.) (collectively, "PROPERTY-RELATED OVERHEAD EXPENSES"), and (ii) any legal fees, costs or expenses for any single dispute or other matter (other than Acquisition Activities) incurred in connection with the

Partnership's business or affairs (including, without limitation, fees, costs and expenses of arbitration or litigation, including expert witness fees and costs) that cannot be allocated to one or more particular Qualified Property(ies) and that exceed Five Hundred Thousand Dollars ($500,000) in the aggregate (including, without limitation, the portion of the legal fees up to $500,000) ("EXCLUDED OVERHEAD EXPENSES"). All Property-Related Overhead Expenses will be allocated to such Qualified Property or Qualified Properties for which such Property-Related Overhead Expenses were incurred, and all Excluded Overhead Expenses will be allocated, in their entirety, among all Qualified Properties owned by the SP Subsidiaries at the time that the legal fees first commenced to accrue, pro rata based upon the total Initial Capital Contributions or Additional Capital Contributions, as the case may be, made by the Partners in connection with the acquisitions of such Qualified Properties. Partnership Overhead Expenses include, without limitation, (a) all filing fees and formation charges or taxes payable in connection with the formation, operation and/or existence of the Partnership, (b) audit, tax reporting, government and other regulatory filing and reporting fees, costs and expenses (except to the extent any such fees, costs and expenses are specific to a particular SP Subsidiary or Qualified Property, in which event such fees, costs and expenses shall be treated as Operating Expenses of that Qualified Property), and (c) fees, costs and expenses incurred in connection with the Partnership's consideration of any Proposed Qualified Property and other Acquisition Activities, but only if and to the extent that such Proposed Qualified Property is not purchased by the Partnership and no Partner is obligated to pay such fees, costs or expenses pursuant to any term or provision of this Agreement (including Sections 3.6(c) and/or 3.6(f)).

            "PERCENTAGE INTEREST" shall mean the entire undivided percentage interest in the Partnership of any Partner at any particular time, (a) expressed as a percentage rounded to the nearest one one-thousandth percent (0.001%), (b) determined at such time by dividing the total Capital Contributions and deemed Capital Contributions (in the case of any Default Contributions) made to the Partnership by such Partner by the total Capital Contributions and deemed Capital Contributions (in the case of any Default Contributions) made to the Partnership by all Partners, and (c) as may be adjusted from time to time in accordance with the terms hereof. The Percentage Interest of each Partner as of the date hereof shall be as described on Schedule 2 hereto.

            "PERMITTED EXPENSES" shall mean, for each Qualified Property for each annual period covered by an Annual Plan (and to the extent within, and not in excess of, a budget line item of such Annual Plan), (i) Operating Expenses, and (ii) other payments, fees, costs and expenses taken into account in connection with the determination of Net Cash Flow from Operations (as set forth in the definition of "Net Cash Flow from Operations" herein), plus, with respect to each budget line item in the Annual Budget portion of such Annual Plan relating to any of the foregoing items (i) and (ii) above (other than those set forth in the immediately following sentence), but subject to the penultimate sentence of this definition below, the greater of (x) five percent (5%) of each such budget line item or (y) Twenty Thousand Dollars ($20,000.00) in any fiscal year for a particular Qualified Property. Permitted Expenses shall also mean (a) all reasonable and customary costs and expenses of Third Parties retained in connection with the Acquisition Activities as provided in (and subject to) Section 3.6(f) hereof, (b) all reasonable costs or expenses incurred in implementing a Major Decision agreed to by the General Partners as provided in Section 3.4 hereof and not otherwise already included in an Annual Plan, (c) any and all real estate taxes, insurance premiums and snow removal costs payable in connection with (or allocated to) the Qualified Property, and (d) all costs and expenses incurred in connection with capital improvements and replacements, including, without limitation, the related CM Fee (if applicable), that exceed the "per budget line item" threshold established in the immediately preceding sentence but do not exceed, in the aggregate, 10% of the amount included in the Annual Budget for such costs and expenses. Notwithstanding anything to the contrary stated or implied in this definition, in no event shall the term "Permitted Expenses" include or mean, without the prior unanimous written consent of the General Partners, any Expense Overruns (defined immediately below) that, when added to all other Expense Overruns previously incurred or reserved during any fiscal year, exceed Fifty Thousand Dollars ($50,000). As used hereinabove, the term "EXPENSE OVERRUNS" shall mean any fees, costs, expenses, or other amounts that are incurred in connection with (or relate to) a particular Qualified Property (including, without limitation, any fees, costs and expenses described in the first sentence of this definition [items (i) and (ii)] but excluding the fees, costs and expenses described in clauses (a) through (d) of this definition immediately above) that are either not included in any budget line item in the Annual Plan for such Qualified Property or that exceed the budget line item in the Annual Budget portion of the Annual Plan for such Qualified Property relating to such fee, cost, expense or other amount.

            "PERSON" shall mean any individual, trust (including a business trust), unincorporated association, corporation, limited liability company, joint stock company, general partnership, limited partnership, joint venture, governmental authority or other entity.

            "PHYSICAL INSPECTION REPORT" shall mean a report prepared by a qualified independent third party engineer, architect or other real estate inspector selected by the Managing General Partner and reasonably acceptable to the Other General Partner concerning the physical condition of any Proposed Qualified Property.

            "PLAN AMENDMENT" is defined in Section 3.5(c) hereof.

            "PLAN ASSET REGULATION" shall mean U.S. Department of Labor Regulations found at 29 C.F.R. 2510.3-101.

            "PRELIMINARILY APPROVED PROPERTIES" shall mean those Proposed Qualified Properties that the Managing General Partner and Other General Partner have, as of the date of this Agreement, preliminarily approved for acquisition by the Partnership or an SP Subsidiary pursuant to the procedures described in
Section 3.6(b) of this Agreement, which Proposed Qualified Properties are described on Exhibit F attached hereto. The Preliminarily Approved Properties remain subject to, and require, the final approval of the Managing General Partner and Other General Partner pursuant to
Section 3.6(c) of this Agreement.

            "PRELIMINARY PROPOSAL MATERIALS" is defined in Section 3.6(b) hereof.

            "PROFITS" and "LOSSES" are defined in Section 6.2(b) hereof.

            "PROMOTE AMOUNT" shall mean, with respect to any Ramco Partner, an amount equal to the difference between (x) the aggregate amount distributed to such Ramco Partner pursuant to Sections 7.1(c)(iii) and 7.1(c)(iv) of this Agreement, minus (y) the aggregate amount that would have been distributed to such Ramco Partner under said Sections 7.1(c)(iii) and 7.1(c)(iv) if the distributions thereunder were made in accordance with the Percentage Interests of the Partners.

            "PROMOTE ACCOUNT" shall mean a memorandum account maintained by the Partnership for each of the Ramco Partners for the purpose of determining and making any clawback payments pursuant to Sections 7.1(d) below. The initial balance of a Ramco Partner's Promote Account shall equal $0, and the balance of such Ramco Partner's Promote Account shall be increased from time to time by the Promote Amount (if any) derived from the disposition of (or other capital transaction relating to) any Qualified Property, and such account shall be reduced from time to time by any amount actually paid by the Ramco Partners to the Fund Partners pursuant to Section 7.1(d) hereof.

            "PROMOTE LOSS EVENT" shall mean any one or more of the following events (i) the breach by or default of any Ramco Partner under this Agreement, or the breach by or default of any Ramco Partner or the Property Manager (if the Property Manager is an Affiliate of Ramco) under any other agreement entered into by such Ramco Partner or the Property Manager, as the case may be, and the Partnership, any Partner or any SP Subsidiary, which breach or default has not been cured within the applicable cure period (if any) provided under this Agreement or the other applicable agreement, as the case may be, and which breach or default has not has been subsequently cured as of the date of determination of the Promote Loss Event, (ii) the failure by any Ramco Partner to timely make any Capital Contribution required to be made by such Ramco Partner under this Agreement unless such Ramco Partner has cured such failure by making such Capital Contribution, and/or (iii) the removal of Ramco GP or any other Approved Ramco Party as Managing General Partner for Cause pursuant to this Agreement. If any Ramco Partner, in good faith, disputes the existence of any alleged breach or default under clause (i) above at the time that a distribution of Net Cash from Sales is made pursuant to this Agreement, then the Promote Amount (if any) that would be distributed to the Ramco Partners from such Net Cash from Sales but for such breach or default will be withheld by the Partnership (and not distributed to any Partners) until the dispute is resolved (whether by judicial or other binding decision or by agreement of the Partners). Upon resolution of the dispute, the Partnership shall distribute the withheld amount pursuant to (and in accordance with) the applicable provisions of Section 7.1.

            "PROPERTY IRR" shall be determined with respect to each Qualified Property separately and shall mean the discount rate, which shall be compounded monthly and expressed as a percentage based on a 12-month period, at which the net present value (as of the date that any Fund Partner makes or is deemed to make each Property IRR Contribution to the Partnership on account of or in respect of such Qualified Property) of the sum of all Net Cash Flow from Operations, Net Cash from Refinancings and Net Cash from Sales derived from such Qualified Property and distributed to such Fund Partner pursuant to Sections 7.1(a), 7.1(b), 7.1(c)(i), 7.1(c)(ii), and/or 7.1(c)(iii) of this Agreement with respect to such Property IRR Contributions (and Property IRR Contributions deemed made by such Partner pursuant to Section 5.1(e)(i) or 5.1(f) below), equals the amount of such Property IRR Contributions (and Property IRR Contributions deemed made by such Partner pursuant to Section 5.1(e)(i) or 5.1(f) below). A Fund Partner shall be deemed to have received a specified Property IRR, compounded monthly, with respect to a Property IRR Contribution (or deemed Property IRR Contribution) it made to the Partnership in respect of a Qualified Property upon the distribution to such Fund Partner of a cumulative amount of Net Cash Flow from Operations, Net Cash from Refinancings and/or Net Cash from Sales derived from such Qualified Property pursuant to Sections 7.1(a), 7.1(b), 7.1(c)(i), 7.1(c)(ii), and/or 7.1(c)(iii) of this Agreement that causes (1) the net present value of the aggregate of all such distributions to such Fund Partner in respect of such Qualified Property pursuant to said Sections 7.1(a), 7.1(b), 7.1(c)(i), 7.1(c)(ii), and/or 7.1(c)(iii) with respect to such Property IRR Contribution (and/or deemed Property IRR Contribution), discounted at the specified Property IRR, from the date of each such distribution back to the date on which such Property IRR Contribution was made (or deemed to have been made pursuant to Section 5.1(e)(i) or 5.1(f) below), reduced by (2) the amount of such Property IRR Contribution, to equal zero. Attached hereto as Exhibit B are certain examples of the calculation of an internal rate of return.

            "PROPERTY IRR CONTRIBUTIONS" shall mean, with respect to a Qualified Property, all Initial Capital Contributions, Additional Capital Contributions, Extraordinary Capital Contributions, and Default Contributions made (or deemed made) by a Fund Partner to the Partnership in respect of such Qualified Property.

            "PROPERTY IRR SHORTFALL" shall mean the aggregate amount, if any, required to be distributed to the Fund Partners in connection with the disposition of a Qualified Property, after the distribution of Net Cash from Sales derived from the disposition of such Qualified Property, in order to provide such Fund Partners with a Property IRR equal to 11%.

            "PROPERTY IRR SHORTFALL ACCOUNT" shall mean a memorandum account maintained by the Partnership for each of the Fund Partners for the purpose of determining and making any clawback payments pursuant to Sections 7.1(d)(i) and/or 7.1(d)(ii) below. The initial balance of a Fund Partner's Property IRR Shortfall Account shall equal $0, and the balance of such Fund Partner's Property IRR Shortfall Account shall be increased from time to time by the amount of the Property IRR Shortfall (if any) resulting upon the disposition of any Qualified Property and any interest accrued on the balance of the Property IRR Shortfall Account pursuant to the next sentence below, and the balance of such account shall be reduced from time to time by the amount of any clawback payments actually made to such Fund Partner in respect of such Property IRR Shortfall Account pursuant to Section 7.1(d)(i) and/or Section 7.1(d)(ii) hereof. The balance of each Fund Partner's Property IRR Shortfall Account will accrue interest, calculated on a daily basis and compounded monthly, at the rate of the lesser of eleven percent (11%) per annum and the maximum rate permitted to be charged by such Fund Partner by applicable law.

            "PROPERTY MANAGER" shall mean the Person who is retained by an SP Subsidiary pursuant to a Management Agreement to manage one or more Qualified Properties, who will be, initially, Ramco Gershenson, Inc.

            "PROPERTY PRICE" is defined in Section 11.2(a) hereof.

            "PROPERTY SALE AGREEMENT" is defined in Section 11.2(a) hereof.

            "PROPERTY SALE NOTICE" is defined in Section 11.2(a) hereof.

            "PROPERTY SALE TRIGGER DATE" shall mean, with respect to any particular Qualified Property, the third (3rd) anniversary of the date that the Partnership acquires a direct or indirect interest in such Qualified Property; provided that, if Ramco GP or any Approved Ramco Party is removed as Managing General Partner for Cause pursuant to Section 8.3 of this Agreement or any other applicable term or provision of this Agreement prior to said third (3rd) anniversary, then the Property Sale Trigger Date for purposes of Fund GP's exercise of its rights under Section 11.2 below only shall be the date of such removal of the Managing General Partner for Cause.

            "PROPOSED PLAN" is defined in Section 3.5(a) hereof.

            "PROPOSED QUALIFIED PROPERTY" is defined in Section 3.6(a) hereof.

            "QUALIFIED PROPERTY" or "QUALIFIED PROPERTIES" shall mean each parcel of real property acquired by an SP Subsidiary as provided in Section 3.6 hereof, together with all buildings, structures and improvements located thereon, fixtures contained therein, appurtenances thereto and all personal property owned in connection therewith.

            "RAMCO" shall mean Ramco-Gershenson Properties Trust, a Maryland real estate investment trust.

            "RAMCO BOARD" shall mean the Board of Trustees of Ramco.

            "RAMCO GP" is defined in the Preamble hereto.

            "RAMCO LP" is defined in the Preamble hereto.

            "RAMCO PARTNER" or "RAMCO PARTNERS" is defined in the Preamble hereto.

            "RECIPIENT GENERAL PARTNER" is defined in Section 11.2(a) hereof.

            "REFINANCING PROCEEDS DISTRIBUTION DATE" is defined in Section 7.1(b) hereof.

            "REIT is defined in Section 2.4 hereof.

            "REIT REGULATIONS" is defined in Section 2.4 hereof.

            "REGULATIONS" shall mean the income tax regulations promulgated under the Code, whether temporary, proposed or finalized, as such regulations may be amended from time to time (including corresponding provisions of future regulations).

            "REGULATORY ALLOCATIONS" is defined in Section 6.3(f) hereof.

            "RELATED PARTNER" shall mean, (i) with respect to Ramco GP, Ramco LP and any other Affiliate of Ramco who is a Partner, and (ii) with respect to Fund GP, Fund and any other Affiliate of Fund who is a Partner.

            "REMOVAL NOTICE" is defined in Section 8.3(a) hereof.

            "REPLACEMENT PROPERTY" is defined in Section 3.6(c) hereof.

            "REPLY NOTICE" is defined in Section 11.2(a) hereof.

            "RESPONDING GENERAL PARTNER" is defined in Section 11.1(a) hereof.

            "RESPONSE NOTICE" is defined in Section 11.1(a) hereof.

            "RIGHTS TRIGGER DATE" shall mean the third (3rd) anniversary of the date of this Agreement; provided that, if Ramco GP or any Approved Ramco Party is removed as Managing General Partner for Cause pursuant to Section 8.3 of this Agreement or any other applicable term or provision of this Agreement prior to said third (3rd) anniversary, then the Rights Trigger Date for purposes of Fund GP's exercise of its rights under Section 11.1 below only shall be the date of such removal of the Managing General Partner for Cause.

            "SALES PROCEEDS DISTRIBUTION DATE" is defined in Section 7.1(c) hereof.

            "SECOND LEVEL PROFITS PERCENTAGE" shall mean (i) with respect to Ramco GP, .1%, (ii) with respect to Fund GP, .1%, (iii) with respect to Ramco LP, 49.9%, and (iv) with respect to the Fund, 49.9%.

            "SECTION 704(c) PROPERTY" shall mean (i) each item of property to which Code Section 704(c) or Regulations Section 1.704-3(a)(3) applies that is contributed to the Partnership, and (ii) any property owned by the Partnership which is governed by the principles of Code Section 704(c), as contemplated by Regulations Section 1.704-1(b)(4)(i) and other analogous provisions of the Regulations.

            "SHARES" shall mean the common shares of beneficial interest, par value $.01 per share, of Ramco.

            "SIGNIFICANT LITIGATION" means any litigation, arbitration, mediation and/or similar dispute resolution matters and/or proceedings pertaining to a particular dispute or series of related disputes that either General Partner reasonably estimates will cost the Partnership and/or any SP Subsidiaries aggregate legal fees, costs and expenses in excess of Five Hundred Thousand Dollars ($500,000).

            "SMALL SHOP TENANT" shall mean a tenant of any Qualified Property who does not lease at least fifteen thousand (15,000) rentable square feet or more at such Qualified Property in the aggregate.

            "SP SUBSIDIARY" shall mean (i) a limited partnership which shall be wholly-owned (directly or indirectly) by the Partnership, the purpose of which is limited to acquiring, financing, holding for investment, preserving, managing, operating, improving, leasing, selling, exchanging, transferring and otherwise using or disposing of a Qualified Property or Qualified Properties and
(ii) a limited liability company, wholly-owned by the Partnership, the purpose of which is limited to serving as the general partner of a limited partnership satisfying the conditions of clause (i) of this definition. The limited partnership agreement for each SP Subsidiary that is a limited partnership, and the limited liability company agreement for each SP Subsidiary that is a limited liability company, shall be subject to the approval of the General Partners (which approval will not be unreasonably withheld, conditioned or delayed).

            "TAX DEPRECIATION" shall mean, with respect to any property owned by the Partnership (or an SP Subsidiary), depreciation, accelerated cost recovery, or modified cost recovery, and any other amortization or deduction allowed or allowable for federal, state or local income tax purposes.

            "TAX MATTERS PARTNER" is defined in Section 6.5 hereof.

            "TENANT IMPROVEMENT FEE" is defined in Section 3.10(c)(ii) hereof.

            "THIRD PARTIES" shall mean consultants, engineers, environmental consultants, accountants, attorneys, contractors and subcontractors, brokers or managers, but excluding any Affiliate of the Managing General Partner.

                                   ARTICLE II
               FORMATION, DURATION, PURPOSES, AND CONFIDENTIALITY

            SECTION 2.1 FORMATION; ADMISSION OF PARTNERS. The Partnership has been formed pursuant to the Delaware Revised Uniform Limited Partnership Act, codified in the Delaware Code Annotated, Title 6, Sections 17-101 to 17-1111, as the same may be amended from time to time (the "ACT"). The Partners hereby agree that this Agreement will govern the Partnership from and after the date hereof. The Partners hereby acknowledge that a certificate of limited partnership has been executed and filed in the office of the Delaware Secretary of State prior to the date hereof. The execution and filing of such certificate of limited partnership with the Delaware Secretary of State has been authorized and is hereby ratified and approved by the Partners. The rights, liabilities and obligations of any Partner with respect to the Partnership shall be determined in accordance with the Act and this Agreement. To the extent anything contained in this Agreement modifies, supplements or otherwise affects any such right, liability, or obligation arising under the Act, this Agreement shall supercede the Act to the extent not restricted thereby. Fund GP has been admitted as a General Partner, and Fund has been admitted as a Limited Partner, of the Partnership on and as of the date of this Agreement, and the Partners hereby admit Fund GP as a General Partner and Fund as a Limited Partner.

            SECTION 2.2 NAME; REGISTERED AGENT AND REGISTERED OFFICE. The name of the Partnership and the name under which the business of the Partnership shall be conducted shall continue to be "RAMCO/LION VENTURE LP". The registered agent of the Partnership shall continue to be The Corporation Trust Company, and the registered office of the Partnership shall continue to be at 1209 Orange Street, Wilmington, Delaware 19808. The Managing General Partner may select another such registered agent or registered office from time to time upon ten
(10) Business Days prior written notice thereof to, and the consent of, the Other General Partner.

            SECTION 2.3 PRINCIPAL OFFICE. The principal place of business and office of the Partnership shall continue to be located at 31500 Northwestern Highway, Suite 300, Farmington Hills, Michigan 48334, or at such other place as the Managing General Partner may determine from time to time. The business of the Partnership may also be conducted at such additional place or places as the Managing General Partner may determine.

            SECTION 2.4 PURPOSES AND BUSINESS. The business of the Partnership is to, directly or indirectly through SP Subsidiaries, acquire, finance, refinance, hold for investment, preserve, manage, operate, improve, lease, sell, exchange, transfer and otherwise use or dispose of the Qualified Properties as may be acquired by the Partnership or any SP Subsidiary from time to time pursuant to the terms hereof, which Qualified Properties may be, subject to the Acquisition Parameters, located anywhere in the United States and shall not be used primarily for agricultural, horticultural, ranch, or mining purposes. In connection therewith and without limiting the foregoing, the Partnership shall have the power to dispose of the Qualified Properties in accordance with the terms of this Agreement and to engage in any and all activities related or incidental thereto, all for the benefit of the Partners. The Partners acknowledge that it is their mutual intention to structure the Partnership and its revenues from the operation of the Qualified Properties so as to eliminate or minimize in the case of Ramco and Clarion REIT, any additional taxes under Code Section 857 or Code Section 4981 (collectively, the "REIT REGULATIONS") or related issues which might adversely affect the ability of Ramco or Clarion REIT to maintain qualification as a real estate investment trust ("REIT") under Code Section 856.

            SECTION 2.5 TERM. The term of the Partnership commenced on November 18, 2004 and shall continue in full force and effect until ten (10) years from the date hereof, unless sooner terminated pursuant to the terms hereof or extended pursuant to the written agreement of the General Partners. No Partner may withdraw from the Partnership without the prior consent of the General Partners, other than as expressly provided in this Agreement.

            SECTION 2.6 OTHER QUALIFICATIONS. The Partnership shall file or record such documents and take such other actions under the laws of any jurisdiction in which the Partnership does business as are necessary or desirable to permit the Partnership to do business in any such jurisdiction and to promote the limitation of liability for the Limited Partners in any such jurisdiction.

            SECTION 2.7 LIMITATION ON THE RIGHTS OF PARTNERS. Except as otherwise specifically provided in this Agreement, (a) no Partner shall have the right to withdraw or retire from, or reduce its contribution to the capital of, the Partnership; (b) no Partner shall have the right to demand or receive property other than cash in return for its Capital Contributions; and (c) no Partner shall have priority over any other Partner either as to the return of its Capital Contribution or as to profits or distributions.

                                   ARTICLE III
                      MANAGEMENT RIGHTS, DUTIES, AND POWERS
             OF THE MANAGING GENERAL PARTNER; TRANSACTIONS INVOLVING
                                    PARTNERS

            SECTION 3.1 MANAGEMENT.

            (a) Management by the Managing General Partner. Ramco GP (or another Approved Ramco Party who is a General Partner) shall be the Managing General Partner until (x) Ramco GP or any Approved Ramco Party who is then Managing General Partner resigns as the Managing General Partner without concurrently appointing an Approved Ramco Party (who has been admitted as a General Partner of the Partnership) to succeed it, or (y) Ramco GP (or any other Approved Ramco Party who is then the Managing General Partner in accordance with this Agreement) is removed as the Managing General Partner as provided in Article VIII hereof. If Ramco GP or any Approved Ramco Party who is then the Managing General Partner resigns as Managing General Partner without concurrently appointing an Approved Ramco Party (who has been admitted as a General Partner of the Partnership) to succeed it, then the Other General Partner may, in its discretion, designate a substitute Managing General Partner (which substitute Managing General Partner may be such Other General Partner). The Managing General Partner shall manage the investments, business and day-to-day affairs of the Partnership and shall be responsible for acquisitions and dispositions of Qualified Properties, subject, however, to the provisions of Section 3.4 hereof with respect to Major Decisions, of Section 3.6 and Section 3.7 hereof with respect to the acquisition or sale of Qualified Properties, and any other provisions of this Agreement establishing restrictions, limitations or requirements on the investments, business and day-to-day affairs of the Partnership. The Managing General Partner shall manage the investments, business and day-to-day affairs of the Partnership in accordance with the Annual Plan adopted pursuant to (and in accordance with) Sections 3.4 and 3.5 hereof. Any action taken by the Managing General Partner in accordance with the terms of this Agreement shall constitute the act of and serve to bind the Partnership.

            (b) Delegation to the Property Manager. The Managing General Partner shall have the right to retain the Property Manager (pursuant to Section 3.1(a) above) to perform any of the following duties and responsibilities with respect to any Qualified Property or Proposed Qualified Property: the management of such Qualified Property and the performance of the tasks necessary for the evaluation of any Proposed Qualified Property and the acquisition of any Approved Qualified Property as contemplated in Section
      3.6 hereof. The Property Manager shall be qualified to do business in all jurisdictions in which the Partnership does business or owns properties, if required by law. If Ramco GP in its capacity as Managing General Partner elects to retain the Property Manager with respect to any Qualified Property or Proposed Qualified Property, the Partnership and the Property Manager shall enter into a Management Agreement substantially in the form attached hereto as Exhibit C and made a part hereof. The Managing General Partner may replace the Property Manager at a particular Qualified Property or Proposed Qualified Property in accordance with the Management Agreement for that Qualified Property or Proposed Qualified Property; provided that, in addition to any requirements set forth in the Management Agreement, as a condition to the replacement of such Property Manager, (i) for so long as the Managing General Partner is an Affiliate of the Property Manager for a particular Qualified Property or Proposed Qualified Property, (x) the Other General Partner shall have received written notice of such replacement, and (y) the Other General Partner shall have approved, in writing, the replacement Property Manager (subject, however, to the standards for approval and exceptions set forth in the Management Agreement), and (ii) the replacement Property Manager shall have entered into an agreement substantially in the form attached hereto as Exhibit C. Any property management or operating agreement between the Partnership (or any SP Subsidiary) and any Property Manager that is not substantially in the form attached hereto as Exhibit C must be reasonably acceptable to all General Partners. The Property Manager, in its capacity as such, shall have no interest in or rights under this Agreement, shall not be admitted as a substitute for any Partner and shall not have any of the rights of a Partner under the Act or this Agreement. The Property Manager, in its capacity as such, also shall have no interest in or rights relating to the Partnership or any Qualified Property or Proposed Qualified Property, except as provided in the Management Agreement relating to such Qualified Property or Proposed Qualified Property. The Property Manager may be authorized to perform such tasks of the Managing General Partner specified in Section 3.3 hereof as the Managing General Partner reasonably deems necessary or appropriate in connection with the management of the Qualified Properties, the evaluation of Proposed Qualified Properties or the acquisition of Approved Qualified Properties, but in all cases in accordance with (and subject to) the Annual Plan and the requirements of
      Section 3.4, Section 3.6 and Section 3.7 hereof and any other provisions of this Agreement establishing restrictions, limitations or requirements on the investments, business and day-to-day affairs of the Partnership. The Property Manager shall not have the authority to execute or deliver documents on behalf of the Partnership or to bind the Partnership, except as expressly set forth in the Management Agreement between the Partnership (or SP Subsidiary, as the case may be) and the Property Manager. Notwithstanding anything to the contrary contained in Section 3.3 hereof, the Property Manager shall not have any authority to borrow or draw down funds or finance or refinance any part of any purchase price or incur indebtedness secured by any Qualified Property or any unsecured indebtedness. Any delegation to the Property Manager provided in this
      Section 3.1(b) shall be supervised by the Managing General Partner and such delegation shall not relieve such Managing General Partner of any of its obligations hereunder as "Managing General Partner".

            (c) Right to Rely on Authority of the Managing General Partner. Any action taken by the Managing General Partner, acting on behalf of the Partnership pursuant to the authority conferred thereon in this Agreement, shall be binding on the Partnership.

            (d) No Management by the Other Partners. The Other General Partner shall have the authority to approve Major Decisions. The Other General Partner shall also have the authority to consent to certain acts of the Managing General Partner, the Property Manager and the Partnership, in each case as and to the extent provided in this Agreement. Neither of the Limited Partners shall participate in the control of the business of the Partnership, and neither the Other General Partner nor any of the Limited Partners shall transact any business for the

      Partnership or have the power to sign documents for or otherwise bind the Partnership, and none of such Other General Partner or Limited Partners shall perform nor have the authority to perform any act, thing or deed in the name of or on behalf of the Managing General Partner, the Property Manager or the Partnership (provided, however, that the Other General Partner shall have the right to approve Major Decisions pursuant to
      Section 3.4, to appoint a replacement Managing General Partner pursuant to
      Section 8.3(a), and to exercise certain rights on behalf of the Partnership pursuant to Section 3.1(e)). The Other General Partner and Limited Partners may give any consents, approvals or other authorizations described in this Agreement without being deemed to have participated in the control of the Partnership.

            (e) Other Partner's Right to Enforce Partnership Rights Against Affiliates of Managing General Partner. Notwithstanding anything herein to the contrary, if the Managing General Partner has failed to enforce any of the Partnership's rights against any Affiliate of the Managing General Partner that has defaulted on any obligation owed to the Partnership or an SP Subsidiary at law or in equity, under this Agreement or under any agreement between the Partnership (or an SP Subsidiary) and any such Affiliate of the Managing General Partner, the Other General Partner shall be entitled to exercise, on behalf of the Partnership (and/or such SP Subsidiary) and at the expense of the Partnership (either in the Partnership's or SP Subsidiary's own capacity or as general partner of the Partnership), the Partnership's or SP Subsidiary's rights and obligations arising at law or in equity or under such agreements, as the case may be, all without the consent or approval of the Managing General Partner; provided, that such Other General Partner shall not have the right to terminate such agreements or any rights of the Affiliate of the Managing General Partner under such agreements without Cause without the consent of the Managing General Partner.

            SECTION 3.2 MEETINGS OF THE GENERAL PARTNERS

            (a) Meetings of the General Partners. The General Partners of the Partnership may hold meetings, both regular and special, telephonically. Regular meetings of the General Partners shall be held telephonically once per month at such time and at such place as shall from time to time be reasonably determined by the Managing General Partner subject to consent by the Other General Partner. Regular or special meetings of the General Partners may be called by any General Partner on not less than ten (10) Business Day's written notice to the Other General Partner, except in the event of an emergency. The Advisor may attend meetings of the General Partners but shall not vote on behalf of Fund GP. Except as otherwise provided by the Act, the Limited Partners shall not be entitled to vote on any Partnership matter. The meetings of the General Partners in November and December of each fiscal year shall include the finalization and, to the extent approval is required by this Agreement, approval of the Annual Plan for the next fiscal year. In addition, at least two (2) of the regular monthly meetings of the General Partners during each fiscal year, which two (2) meetings shall be held at least four (4) months apart, shall reaffirm or modify, as the General Partners may agree in their sole discretion, the Acquisition Parameters.

            (b) Acts of the General Partners. Both General Partners must be present at any meeting of the Partners, and all acts requiring the approval of both of the General Partners must be approved unanimously by the General Partners. Each General Partner present at a meeting and entitled to participate in such meeting shall be entitled to one vote with respect to any action. If either General Partner shall not be present at any meeting of the General Partners, the other General Partner present at such meeting shall adjourn the meeting from time to time, without notice other than announcement of the date and location of the adjourned meeting, until both General Partners shall be present. Any action required or permitted to be taken at any meeting of the General Partners may be taken without a meeting if both General Partners consent thereto in writing, and the writing or writings are filed with the minutes of such proceedings of the General Partners.

            (c) Electronic Communication. General Partners may participate in meetings of the General Partners by means of telephone conference or similar communications equipment that allows all persons participating in the meeting to hear each other, and such participation in a meeting shall constitute presence in person at the meeting. So long as all the participants are participating by telephone conference or similar communications equipment, the meeting shall be deemed to be held at the principal place of business of the Partnership.

            (d) Authorized Representatives. Prior to the first annual meeting of the General Partners and prior to the time Fund GP or Ramco GP casts a vote: (i) Fund GP shall deliver to Ramco GP a list of individuals who are authorized to attend meetings of the General Partners and cast votes on its behalf and shall update such list from time to time to reflect any changes in authorized individuals; and (ii) Ramco GP shall deliver to Fund GP an incumbency certificate naming all of Ramco GP's executive officers who are authorized to attend meetings and cast votes on its behalf and shall replace such certificate from time to time whenever there is a change in Ramco GP's executive officers who are authorized to attend such meetings and cast votes on its behalf. Each of Ramco GP's executive officers are authorized to attend meetings of the General Partners and to cast votes on behalf of Ramco GP. Regardless of the number of authorized individuals who attend meetings of the General Partners, each of the Fund GP and Ramco GP shall have only one (1) vote on each matter on which the General Partners have the right to vote and which is presented for a vote at the meeting. Ramco GP shall be entitled to rely, without investigation, on the voting authority of each individual included on the most recent list of authorized Fund GP representatives provided to

      Ramco GP by Fund GP, and Fund GP shall be entitled to rely, without investigation, on the voting authority of each individual included on the most recent list of authorized Ramco GP executive officer representatives in Ramco GP's most recent incumbency certificate provided to Fund GP by Ramco GP.

            (e) Informational Meetings. The Managing General Partner shall hold informational meetings with the Other General Partner to review and discuss the Partnership's activities and business upon ten (10) Business Days' prior written notice by the Other General Partner. Such meetings shall be held at a mutually convenient time telephonically.

            SECTION 3.3 AUTHORITY OF THE MANAGING GENERAL PARTNER. Except as otherwise provided in this Article III, the Managing General Partner is hereby authorized to do the following, for and in the name and on behalf of the Partnership, as may be necessary, convenient or incidental to the implementation of the Annual Plan or to the accomplishment of the purposes of the Partnership (provided, that if any of the following constitutes a Major Decision that is not specifically contemplated by and identified in the approved Annual Plan, the Managing General Partner shall first obtain the consent of the Other General Partner pursuant to Section 3.4 hereof):

                  (i) acquire by purchase, exchange or otherwise, any Proposed Qualified Property consistent with the purposes of the Partnership, but only in accordance with Section 3.6 hereof;

                  (ii) operate, manage and maintain each of the Qualified Properties;

                  (iii) take such action as is necessary to form, create or set up any SP Subsidiary that has been recommended and approved by the Managing General Partner and approved by the Other General Partner in accordance with Section 3.4 and Section 3.6 hereof;

                  (iv) dissolve, terminate or wind-up any SP Subsidiary, provided that any Qualified Property held by such SP Subsidiary has been disposed of in accordance with Section 3.7 or Section 11.2 hereof or transferred to the Partnership or any other SP Subsidiary;

                  (v) enter into, amend, extend or renew any lease of any Qualified Property or any part thereof or interest therein recommended and approved by the Managing General Partner and approved by the Other General Partner as part of the Annual Plan (but only if and to the extent that such approval is required hereunder) or that satisfies the Leasing Parameters;

                  (vi) initiate legal proceedings or arbitration with respect to any lease of any Qualified Property or part thereof or interest therein; provided that, so long as Ramco GP or any Affiliate of Ramco is the Managing General Partner, the prior written approval of the Other General Partner must be first obtained unless such legal proceeding or arbitration shall have arisen in connection with (w) any matter of an emergency nature, (x) the collection of rent or other charges provided for in any lease of a Qualified Property or portion thereof or interest therein, (y) the enforcement of any remedies of an SP Subsidiary under any lease of a Qualified Property that is not an Anchor Lease, or (z) an uninsured claim of $100,000 or less;

                  (vii) dispose of any or all of the Qualified Properties by sale, lease, exchange or otherwise, and grant an option for the sale, lease, exchange or otherwise of any or all the Qualified Properties, but only in accordance with Section 3.7 or Section 11.2 hereof;

                  (viii) employ and dismiss from employment any and all employees, agents, independent contractors and, subject to Section 4.8 hereof, attorneys and accountants for the Partnership;

                  (ix) pay all Permitted Expenses;

                  (x) execute and deliver, on behalf of the Partnership, and cause the Partnership to perform, any and all agreements, contracts, documents, certifications and instruments necessary or convenient in connection with the management, maintenance and ownership of the Qualified Properties and in connection with any other matters with respect to which the Managing General Partner has authority to act pursuant to the Annual Plan or as set forth in this Section 3.3, including, without limitation, causing the appropriate SP Subsidiary to execute, deliver and perform a Management Agreement with the Property Manager, provided that the formation of such SP Subsidiary has been recommended and approved by the Managing General Partner and approved by the Other General Partner in accordance with Section 3.4 and Section 3.6 hereof and that such Management Agreement is substantially in the form of Exhibit C hereto;

                  (xi) draw down funds as needed under any approved lines of credit or other financing previously approved under Section 3.4 hereof;

                  (xii) finance or refinance a portion of the purchase price of any Qualified Property and incur (and refinance) indebtedness secured by any Qualified Property, or any portion thereof or any interest or estate therein and incur any other secured or unsecured borrowings or other indebtedness;

                  (xiii) implement those Major Decisions that are specifically set forth in the Annual Plan or that have been approved by the Other General Partner pursuant to Section 3.4 below; and

                  (xiv) subject to any conditions expressly provided in this Agreement, engage in any kind of activity and perform and carry out contracts of any kind necessary or incidental to or in connection with the accomplishment of the purposes of the Partnership as may be lawfully carried out or performed by a limited partnership under the laws of each state in which the Partnership is then formed or registered or qualified to do business.

            SECTION 3.4 MAJOR DECISIONS. Notwithstanding anything to the contrary contained in this Agreement, the Managing General Partner shall not take, on behalf of the Partnership, and shall not permit the Partnership or the Property Manager to take, any action, make any decision, expend any sum or undertake or suffer any obligation which comes within the scope of any Major Decision, unless (a) the Managing General Partner delivers written notice to the Other General Partner of its desire to take, or cause the Partnership to take, any such action, make any such decision, expend any such sum, or undertake or suffer any such obligation, briefly describing such action, decision, expenditure, or obligation and the Managing General Partner's reasons therefor, and (b) such Major Decision is approved by the Other General Partner in advance in writing (including any written approval delivered at a meeting in accordance with Section 3.2 hereof) or is specifically set forth in the Annual Plan approved by the General Partners or constitutes the entering into of a lease that satisfies the Leasing Parameters; provided that, the failure of the Other General Partner to approve or deny any action, decision, expenditure or obligation specified in clauses (iv), (vii), (xiii), (xiv), (xvi), (xxiii), or to the extent of any action, decision, expenditure or obligation described in said clauses to be taken, made or assumed by an SP Subsidiary, (xxviii), within five (5) Business Days following delivery of the written notice from the Managing General Partner to the Other General Partner, shall constitute approval of such action, decision, expenditure, or obligation. As used herein, so long as Ramco GP or any Affiliate of Ramco is the Managing General Partner, "MAJOR DECISION" shall mean a decision to take any of the following actions (and if and so long as neither Ramco GP nor any Affiliate of Ramco is the Managing General Partner, then notwithstanding anything to the contrary stated or implied in this Agreement, a "MAJOR DECISION" shall mean only a decision to take any of the actions described in clauses (i), (ii), (iii), (iv), (v), (vi), (vii), (viii),
(ix), (xi), (xv), (xix), (xxi), (xxii), (xxiv), (xxv), (xxvi), (xxvii), and (xxviii) below):

                  (i) the acquisition by purchase, exchange or otherwise of any Proposed Qualified Property or other real property except in accordance with Section 3.6 hereof;

                  (ii) the disposition by sale, lease, exchange or otherwise, and the granting of an option for the sale, lease, exchange or other disposition of any or all of the Qualified Properties (or any portion thereof or interest therein, including, without limitation, any outparcel), except in accordance with Sections 11.1 and 11.2 hereof, and except, in each event, for any lease of space that complies with the parameters for such space as set forth in the approved

      Annual Plan or any lease that satisfies all of the Leasing Parameters or as otherwise provided by Section 3.4(xvi) below;

                  (iii) (A) the financing or refinancing of, or the increasing of any mortgage indebtedness encumbering, any Qualified Property, or any portion thereof or any interest or estate therein, whether recourse or non-recourse to the Partnership or SP Subsidiary, (B) the provision or giving of any guaranty (or assumption of any personal liability or obligation) by the Partnership, any SP Subsidiary or, unless previously approved in writing by the Other General Partner, either in connection with the Other General Partner's approval of a prior Major Decision (such as a financing or refinancing) or otherwise, any Partner or Affiliate of a Partner (to the extent that any such guaranty is given, or personal liability is assumed, by such Partner or Affiliate of a Partner in connection with any Qualified Property or SP Subsidiary or other Partnership business), (C) the incurrence of indebtedness secured by any Qualified Property, or any portion thereof or any interest or estate therein, or (D) the incurrence of any other secured or unsecured borrowings or other indebtedness by the Partnership (other than trade payables and short-term insignificant borrowings with terms that do not exceed 60-days and that are incurred in the ordinary course of business), including, without limitation, determination of the terms and conditions of any of the foregoing, and any amendments to such terms and conditions except as contemplated in the Annual Plan or approved in accordance with this Section 3.4;

                  (iv) the formation, creation or setting up of any SP Subsidiary, each of which shall be established pursuant to the appropriate form of governance documents for such SP Subsidiary in a form approved by the General Partners pursuant to this Section 3.4(iv) (which approval shall not be unreasonably withheld, conditioned or delayed), and any subsequent amendments, modifications or supplements of or to any governance documents of any SP Subsidiary;

                  (v) the making of any loan (other than (x) a loan, in an aggregate principal amount that does not exceed $75,000, made to any tenant of a Qualified Property for the purpose of permitting such tenant to make tenant improvements and (y) a loan in a principal amount that does not exceed $10,000 made in connection with the capitalization of any approved SP Subsidiary);

                  (vi) the entering into of any transaction or agreement with or for the benefit of, or the employment or engagement of, any Affiliate of the Managing General Partner, except as expressly contemplated in Sections 3.1(b) and 3.10 hereof or any of the Exhibits hereto;

                  (vii) the causing or permitting of an encumbrance of or against any Qualified Property or any portion thereof other than (x) utility easements and other covenants that do not run underneath any structures located on a Qualified

      Property, do not materially adversely affect the use, operation or value of the Qualified Property, and do not impose any material obligations on the owner of the Qualified Property that have not been included in the approved Annual Plan for such Qualified Property, (y) mortgages, deeds of trust, collateral assignments, subordination, non-disturbance and attornment agreements, and similar customary loan and security documents recorded in connection with any financing recommended and approved by the Managing General Partner and approved by the Other General Partner pursuant to this Section 3.4, and (z) mechanic's liens, judgment liens and similar monetary liens that the Managing General Partner contests and for which adequate provision (through bonding, reserves or otherwise) is made promptly after the recordation of such liens;

                  (viii) the construction, alteration, improvement, repair, rehabilitation, razing, rebuilding, or replacement of any building or other improvements or the making of any capital improvements, replacements, repairs, alterations or changes in, to or on any Qualified Property, or any part thereof, except to the extent provided for in the Annual Plan or the expenditure associated therewith constitutes a Permitted Expense; provided that repairs of an emergency nature may be undertaken without prior approval of the Other General Partner provided the Managing General Partner notifies the Other General Partner in writing thereof within two (2) Business Days following the commencement of such emergency repairs;

                  (ix) the incurring of any expense other than a Permitted Expense; provided that, notwithstanding the foregoing, repairs of an emergency nature may be undertaken without prior approval of the Other General Partner provided the Managing General Partner notifies the Other General Partner in writing thereof within two (2) Business Days following the commencement thereof;

                  (x) the reinvestment for restoration purposes of (A) insurance proceeds in excess of $500,000 received by the Partnership in connection with the damage or destruction of any Qualified Property or (B) condemnation proceeds in excess of $500,000 received by the Partnership in connection with the taking or settlement in lieu of a threatened taking of all or any portion of any Qualified Property; provided that (x) if the determination is made not to reinvest any such insurance or condemnation proceeds, then so much thereof as may be necessary shall be applied to the razing, cleanup and any other disposition of the remaining improvements as may be required by law or by a reasonably prudent property manager and the balance of such insurance or condemnation proceeds shall be distributed in accordance with this Agreement, and (y) any reinvestment of insurance or condemnation proceeds that is contractually required under any lease or the terms of any financing or refinancing of a Qualified Property approved in each case by the General Partners shall not be a Major Decision subject to this Section 3.4;

                  (xi) the use of any revenues derived from one Qualified Property to pay any Operating Expenses or other fees, costs or expenses of any kind or nature of any other Qualified Property, or to fund operating or other deficits for any other Qualified Property, unless (x) such payment or such deficit funding from one Qualified Property to another Qualified Property is specifically and expressly approved in the Annual Plan or agreed to by the General Partners and (y) the General Partners also agree on amendments to this Agreement (including amendments to certain of the definitions included in Article I hereof) to address the appropriate treatment [for purposes of the allocations and distributions among the Partners made in Section 7.1 below] of such payment or deficit funding from one Qualified Property to another Qualified Property;

                  (xii) the approval of the Annual Plan (including the Annual Budget), and any amendments, modifications or supplements thereof or thereto, in each event to be approved in accordance with the procedures set forth in Section 3.5 below;

                  (xiii) the initiation of legal proceedings or arbitration with respect to any lease of any Qualified Property or part thereof or interest therein; provided that, so long as the Managing General Partner provides the Other General Partner written notice of the initiation of any of the following proceedings or arbitration concurrently with the initiation of same, the initiation of such legal proceedings or arbitration shall not be a Major Decision subject to this Section 3.4: (x) any proceedings or arbitration in connection with any matter of an emergency nature, (y) any proceedings or arbitration for the collection of rent or other charges provided for in a lease of any Qualified Property or portion thereof or interest therein (specifically excluding, however, any action for eviction or to terminate or cancel any Anchor Lease), or (z) any proceedings or arbitration to enforce any remedies of an SP Subsidiary under any lease of a Qualified Property that is not an Anchor Lease;

                  (xiv) the commencement of any litigation or the making of any claim by the Partnership, or the settlement of any litigation or claim against the Partnership, involving any claim for which the uninsured portion exceeds $100,000;

                  (xv) the commencement of any case, proceeding or other action seeking protection for the Partnership as debtor under any existing or future law of any jurisdiction relating to Bankruptcy, insolvency, reorganization or relief of debtors; any consent to the entry of an order for relief in or institution of any case, proceeding or other action brought by any third party against the Partnership as a debtor under any existing or future law of any jurisdiction relating to Bankruptcy, insolvency, reorganization or relief of debtors; the filing of an answer in any involuntary case or proceeding described in the previous clause admitting the material allegations of the petition therefor or otherwise failing to contest any such involuntary case or proceeding; the seeking of or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator, custodian or any similar official for the Partnership or for a substantial portion of its Qualified Properties; any assignment for the benefit of the creditors of the Partnership; or the admission in writing that the Partnership is unable to pay its debts as they mature or that the Partnership is not paying its debts as they become due;

                  (xvi) the entering into, amending, extending, renewing, or terminating (or the granting of consent to any assignment) of any Anchor Lease, or the entering into, amending, extending, renewing, or terminating (or the granting of consent to any assignment) of any other lease of space at a Qualified Property, if and to the extent that such other lease, amendment, extension, modification, renewal, termination, or assignment does not comply with the Leasing Parameters, and in each event only if any such Anchor Lease or other lease, amendment, extension, renewal, or termination is not already approved by the General Partners as part of the Annual Plan; provided that, (A) any collateral assignment of a lease or leases to a lender that has made a loan secured by a Qualified Property in connection with any debt or financing approved in accordance with this Agreement, and/or (B) the delivery to, or as directed by, a tenant or any such lender of any rent commencement notices, notices of possession, estoppel certificates, or similar communications shall not be a Major Decision subject to this Section 3.4;

                  (xvii) the replacement of the Property Manager, or the entering into, amending, modifying, supplementing, or consenting to the assignment of any Management Agreement entered into with any Property Manager (including, without limitation, the approval of any form of management agreement, amendment, modification or supplement); except that, the Managing General Partner may, without the consent of the Other General Partner, cause the Partnership to (x) enter into a Management Agreement in the form of Exhibit C attached hereto with its Affiliate in accordance with Section 3.1(b) and (y) collaterally assign any Management Agreement to a lender in connection with any financing or refinancing secured by a Qualified Property and recommended and approved by the Managing General Partner and approved by the Other General Partner pursuant to Section 3.4(iii) above;


                  (xviii) the execution of any agreement, contract, understanding, or other arrangement to effectuate a Major Decision that has not been approved in accordance with the terms of this Agreement; provided that the execution of a non-binding letter of intent or other non-binding instrument in accordance with Section 3.6(a) hereof shall not be a Major Decision subject to this Section 3.4;

                  (xix) the extension of the statute of limitations for assessing or computing any tax liability against the Partnership or the amount of any Partnership tax item or to settle any dispute with respect to any material income or any material tax;

                  (xx) any action that would jeopardize the Partnership's status as a real estate operating company under the Plan Asset Regulation or result in the Partnership owning (or treated as owning) assets that do not qualify as an investment in real estate for purposes of qualifying the Partnership as an operating company under the Plan Asset Regulation;

                  (xxi) any change in the legal status or structure of the Partnership as a limited partnership formed pursuant to the laws of the State of Delaware;

                  (xxii) the authorization or effectuation of any merger or consolidation of the Partnership with or into one or more other entities;

                  (xxiii) the retention by the Partnership or any SP Subsidiary of any auditors, accountants or legal counsel, except as further provided by Section 4.8 below;

                  (xxiv) any action that is reasonably likely to adversely affect the status of either Ramco or Clarion REIT as a real estate investment trust as defined in Section 856 of the Code; any action that is reasonably likely to result in the imposition of an excise tax on either Ramco or Clarion REIT; and any action which is reasonably likely to cause any Partner's distributive share or interest in the Partnership assets, or the gross income of the Partnership, not to satisfy the real estate investment trust provisions of the Code;

                  (xxv) the adoption, amendment or modification of the policies of the Partnership with respect to the maintenance of the books and records of the Partnership;

                  (xxvi) the adoption or implementation of any tax policies for the Partnership, and the making or revocation of any tax elections (including, without limitation, any election under Section 754 of the Code), or of any elections regarding any available reporting method pursuant to the Code or state or local tax laws, and/or any change in the reporting method to be utilized by the Partnership;

                  (xxvii) the transfer of any Partner's Partnership Interest, or the transfer of the Managing General Partner's rights, obligations or liabilities under this Agreement, except as otherwise provided or permitted pursuant to Article VIII and/or Article XI hereof; or

                  (xxviii) the taking of any of the actions listed above by or through an SP Subsidiary or any other subsidiary of the Partnership (but only if and to the extent that (A) any such action constitutes a Major Decision pursuant to the introductory paragraph of this Section 3.4 and
      (B) any such action, if taken by or through the Partnership, has not previously been approved by the General Partners in accordance with the provisions of this Agreement, it being understood that the approval by the General Partners in accordance with the provisions of this Agreement of the taking of any of the actions listed above by the Partnership shall also constitute approval of all such actions if such actions are instead taken by or through an SP Subsidiary or any other subsidiary of the Partnership).

                  SECTION 3.5 PRELIMINARY AND ANNUAL PLANS.

                  (a) Preparation and Approval of Plans. So long as Ramco GP or any Affiliate of Ramco is the Managing General Partner, the Managing General Partner shall prepare and deliver to the Other General Partner and the Advisor for the General Partners' approval or disapproval a proposed annual plan for the next fiscal year of the Partnership (as further described below, a "PROPOSED PLAN"). The Proposed Plan shall cover the Partnership and each Qualified Property and shall include: a proposed Annual Budget covering the Partnership and each Qualified Property and a brief narrative description of the material portions thereof; a plan of operations for each Qualified Property, including anticipated repairs and improvements; estimated financing needs and estimated financing costs; estimated cash flow projections; a description of tenants then in occupancy in each Qualified Property; a schedule of any leases of any portion of a Qualified Property, any leases which are expiring during such fiscal year and the plans for the re-leasing of such Qualified Properties and any lease restructures (such as subleasing or expansion by a tenant) of which the Managing General Partner is aware; and projected capital improvements and capital repairs. The Managing General Partner shall prepare and submit a Proposed Plan to the Other General Partner and the Advisor on or before October 1st of the year prior to such fiscal year. The Other General Partner shall provide the Managing General Partner, in writing, any comments or requested changes the Other General Partner may have to such Proposed Plan within fifteen (15) days after its receipt thereof. If the Other General Partner fails to provide any comments or requested changes in writing within such fifteen (15) day period, then the Managing General Partner may at any time after the expiration of such fifteen (15) day period deliver to the Other General Partner a second written notice containing the Proposed Plan (which second notice will state, in all caps and bold-face type, that the Proposed Plan will be deemed approved if the Other General Partner, within five (5) Business Days after receipt of such second notice, fails to deliver a written objection to such Proposed Plan that specifies in reasonable detail the Other General Partner's objections to such Proposed Plan), and if the Other General Partner, within five (5) Business Days after its receipt of such second notice, does not deliver to the Managing General Partner a written objection to such Proposed Plan specifying in reasonable detail the Other General Partner's objections to such Proposed Plan, then the Proposed Plan shall be deemed to have been approved by the Other General Partner and shall be the Annual Plan (as defined below) for the Partnership's next fiscal year. If the Other General Partner provides comments within the fifteen (15) day or five (5) Business Day periods described above, then the Managing General Partner shall submit a revised Proposed Plan to the Other General Partner and the Advisor incorporating or otherwise addressing the Other General Partner's requested changes no later than fifteen (15) Business Days after receipt of the Other General Partner's comments. Any Proposed Plan recommended and approved by the Managing General Partner and approved or deemed approved by the Other General Partner in accordance with this
      Section 3.5(a) shall become the annual plan for the next fiscal year of the Partnership (any such Proposed Plan recommended and approved by the Managing General Partner and approved (or deemed approved) by the Other General Partner for any fiscal year of the Partnership, as may be amended from time to time by a Plan Amendment in accordance with Section 3.5(c) hereof, an "ANNUAL PLAN"). A model of an Annual Plan is attached as
      Schedule 4 and made a part hereof.

                  (b) Dispute Concerning an Annual Budget. If, prior to the commencement of any fiscal year, the General Partners have not reached an agreement as to the amount to be allocated to any budget line item set forth in the Annual Budget portion of the Proposed Plan for the Partnership or any Qualified Property, as the case may be, for such fiscal year, then (i) as to any such disputed budget line item, the Annual Budget portion of the Annual Plan for the Partnership or the applicable Qualified Property, as the case may be, for the immediately preceding fiscal year (exclusive of any non-recurring capital expenditures) shall be controlling but only with respect to such disputed budget line item (in each case adjusted to reflect the increases in the CPI for September of such fiscal year over the CPI for September of such immediately preceding fiscal year) and only until such time as the General Partners reach an agreement on the amount to be allocated to such budget line item, and (ii) as to any budget line item or items that are not in dispute, the Annual Budget portion of the Proposed Plan shall control.

                  (c) Amendments to Annual Plans. If in any General Partner's judgment an Annual Plan requires amendment, such General Partner (the "AMENDING GENERAL PARTNER") shall deliver to the other General Partner (the "NON-AMENDING GENERAL PARTNER") (and, if the Non-Amending General Partner is Fund GP or another Affiliate of the Fund, to the Advisor) a written notice setting forth the proposed amendment to the Annual Plan and the reasons therefor. The Non-Amending General Partner shall approve or disapprove (which approval shall not be unreasonably withheld), in writing, such proposed amendment within ten (10) Business Days after receipt thereof. If the Non-Amending General Partner approves such amendment in writing (any such approved amendment, a "PLAN AMENDMENT"), the Annual Plan (including, without limitation any amendments to the Annual Budget portion thereof) shall be amended by the Plan Amendment as set forth in the written notice described in the preceding sentence. If the Non-Amending General Partner elects to disapprove such proposed amendment, the Non-Amending General Partner's written response shall specify in reasonable detail its reasons for disapproving such amendment. If the Non-Amending General Partner fails to approve or disapprove such Plan Amendment within the ten (10) Business Day Period described above, which approval shall not be unreasonably withheld, then the Amending General Partner may at any time after the expiration of such ten (10) Business Day period deliver to the Non-Amending General Partner a second written notice setting forth the proposed amendment (which second notice will state, in all caps and bold-face type, that the proposed amendment to the Annual Plan will be deemed approved if the Non-Amending General Partner fails to deliver a written objection to such proposed amendment, specifying in reasonable detail the reasons for its objection, within three (3) Business Days after receipt of such second notice), and if the Non-Amending General Partner does not deliver to the Amending General Partner a written objection to such proposed amendment, specifying in reasonable detail the reasons for its objection, within three (3) Business Days after its receipt of such second notice, then the General Partners shall be deemed to have approved the Plan Amendment, and the Annual Plan shall be amended by the Plan Amendment.

                  (d) Applicability of Annual Plan Provisions. Notwithstanding anything to the contrary stated or implied in this Agreement, the terms and provisions of this Section 3.5 shall apply only so long as Ramco GP or any other Affiliate of Ramco is the Managing General Partner. If, at any time during the term of the Partnership, none of Ramco GP, Ramco LP or any Affiliate of Ramco is the Managing General Partner, then the Managing General Partner shall be free to adopt such management and operating plans and budgets as the Managing General Partner may desire or deem appropriate in its sole but good faith discretion and to manage and operate the Qualified Properties without any consent or approval rights of the Other General Partner, except as expressly provided in Section 3.4.

                  SECTION 3.6 QUALIFIED PROPERTY ACQUISITIONS.

                  (a) Generally. The Managing General Partner shall use its commercially reasonable efforts to originate properties that satisfy the Acquisition Parameters set forth in Schedule 1 for acquisition by the Partnership or an SP Subsidiary (any such property, a "PROPOSED QUALIFIED PROPERTY") and shall consult regularly with the Other General Partner regarding each Proposed Qualified Property; provided that, nothing stated herein will prevent or limit the right of the Other General Partner to advise the Managing General Partner of the location and identity of a Proposed Qualified Property, in which event the Managing General Partner, in its sole and absolute discretion, may elect to evaluate and pursue such Proposed Qualified Property for acquisition by the Partnership (or an SP Subsidiary). Notwithstanding the foregoing proviso, the Managing General Partner shall have no obligation whatsoever to consider, evaluate or investigate any such Proposed Qualified Property described in such proviso, but if the Managing General Partner fails to advise the Other General Partner, in writing, of the Managing General Partner's election to pursue the acquisition of the Proposed Qualified Property on behalf of the Partnership (or an SP Subsidiary) within seven (7) Business Days after the Other General Partner has delivered to the Managing General Partner written notice identifying such Proposed Qualified Property, then the Managing General Partner shall be conclusively deemed to have elected not to pursue the acquisition of such Proposed Qualified Property by the Partnership (or any SP Subsidiary), and the Other General Partner (and its Affiliates) shall be free to acquire (and pursue the acquisition of) such Proposed Qualified Property for its or their own account.

                  (b) Preliminary Approval by Other General Partner. The Managing General Partner or its Affiliate may enter into any non-binding letter of intent or similar non-binding instrument concerning the acquisition of a Proposed Qualified Property by the Partnership (or an SP Subsidiary), may make any refundable earnest money deposit using the Managing General Partner's or its Affiliate's funds, and may commence and perform such contract negotiations and such underwriting, due diligence and other property analysis as the Managing General Partner deems appropriate with respect to the proposed acquisition of the Proposed Qualified Property (all as further described in subsection (c) below). The Partnership and the Partners shall have no obligation, however, to reimburse such Managing General Partner (or its Affiliate) for any due diligence costs or expenses or other expenses incurred in connection with the potential acquisition of any such Proposed Qualified Property, or to fund any amounts in respect of any earnest money deposit, unless and until the Other General Partner preliminarily approves the Proposed Qualified Property in accordance with this Section 3.6(b) or the Other General Partner agrees, in its sole discretion in writing, to share (or cause the Partnership to reimburse the Managing General Partner for) any such fees, costs, expenses, or deposits. In any event, the Managing General Partner shall submit to the Other General Partner the background and supporting materials and information regarding such Proposed Qualified Property generally described on Schedule 5 attached hereto (such materials and information, collectively, the "PRELIMINARY PROPOSAL MATERIALS"). The Other General Partner shall, within seven (7) Business Days after receipt of such Preliminary Proposal Materials (provided that, such seven (7) Business Day period will be extended by three (3) Business Days if the Other General Partner raises any significant questions or issues regarding the Preliminary Proposal Materials or the Proposed

      Qualified Property during the initial seven (7) Business Day period), provide preliminary written approval or disapproval of the acquisition of the Proposed Qualified Property by the Partnership or an SP Subsidiary (provided that, if the Other General Partner preliminarily disapproves the Partnership's acquisition of the Proposed Qualified Property, the Other General Partner shall include in its written disapproval notice reasonable detail regarding its reasons for its preliminary disapproval). If the Other General Partner fails to deliver to the Managing General Partner written notice approving any such Proposed Qualified Property within the time period described in the immediately preceding sentence, then the Other General Partner will be deemed to have disapproved such Proposed Qualified Property, and the Managing General Partner (or its Affiliate) may thereafter acquire the Proposed Qualified Property for its own account as provided in Section 3.6(e) below. If the Other General Partner preliminarily approves the Proposed Qualified Property as provided hereinabove, then all due diligence costs or expenses, all fees, costs and expenses incurred in connection with the negotiation and execution of the documents necessary or advisable to acquire a Proposed Qualified Property (including, without limitation, attorneys', accountants' and appraisal fees and costs), and all other fees, costs and expenses (but specifically excluding any non-refundable earnest money deposit) incurred in connection with the potential acquisition of any such Proposed Qualified Property, shall be paid and ultimately borne by the Partnership, unless neither the Partnership nor SP Subsidiary ultimately acquires the Proposed Qualified Property and the Proposed Qualified Property is acquired by any Partner or an Affiliate of any Partner, in which case such Partner or Affiliate shall pay all due diligence costs or expenses or other fees, costs and expenses (including attorneys' fees, costs and expenses), as specifically provided in Section 3.6(f) below. To the extent that the Managing General Partner incurs due diligence costs or expenses or other fees, costs and expenses in connection with the potential acquisition of any such Proposed Qualified Property prior to receipt of preliminary approval or disapproval by the Other General Partner, (A) if the Other General Partner preliminarily approves such Proposed Qualified Property for acquisition by the Partnership, then the Partnership shall pay (and shall reimburse the Managing General Partner for) all such out-of-pocket and documented costs, fees and expenses incurred by the Managing General Partner (including attorneys' fees, costs and expenses), whether incurred prior to or after such preliminary approval, but subject to the exception contained in the immediately preceding sentence and Section 3.6(f) below, and (B) if the Other General Partner preliminarily disapproves such Proposed Qualified Property for acquisition by the Partnership, then the Partnership shall have no obligation whatsoever to pay any of such fees, costs or expenses incurred by the Managing General Partner unless the Other General Partner has otherwise agreed in its sole discretion in writing. In addition to the foregoing, upon the preliminary approval of the Other General Partner, the Managing General Partner may issue a Capital Call for Additional Capital Contributions necessary to fund (or reimburse the Managing General Partner or its Affiliate for) the earnest money deposit to be made (or made) in connection with the proposed purchase of the Proposed Qualified Property; provided that, any Additional Capital Contributions funded by any Partner pursuant to this sentence will be refunded to such Partner if the Other General Partner fails to provide final unconditional approval of the Proposed Qualified Property pursuant to Section 3.6(c) below, unless otherwise agreed to by the Other General Partner in writing.

                  The Managing General Partner and the Other General Partner have, as of the date of this Agreement, preliminarily approved for acquisition by the Partnership or an SP Subsidiary each of the Preliminarily Approved Properties. The Managing General Partner will use its good faith and commercially reasonable efforts to complete all due diligence of the Preliminarily Approved Properties and, subject to obtaining the final approval of the Other General Partner pursuant to
      Section 3.6(c) below, to consummate the acquisition of such Preliminarily Approved Properties by the Partnership or an SP Subsidiary, on the terms reflected in the Preliminary Proposal Materials delivered by the Managing General Partner to the Other General Partner prior to the date of this Agreement.

                  If the Other General Partner provides its final approval of a Preliminarily Approved Property pursuant to Section 3.6(c), and the acquisition of such Preliminarily Approved Property by the Partnership or an SP Subsidiary fails to occur as a result of any breach or default of the Managing General Partner or its Related Partner under this Agreement or under the purchase contract for such Preliminarily Approved Property (including, without limitation, the failure by such Managing General Partner or its Related Partner to make any required Additional Capital Contributions necessary to consummate such acquisition) (any such Preliminarily Approved Property that is not so acquired due to a default of the Managing General Partner or its Related Partner being referred to herein as a "DEFAULTED PRELIMINARILY APPROVED PROPERTY"), then the Managing General Partner will use its commercially reasonable efforts to identify and, subject to the Other General Partner's approval rights under this Section 3.6, cause the Partnership or an SP Subsidiary to acquire a Replacement Property (as defined below). If, pursuant to the immediately preceding sentence, a Replacement Property is not acquired by the Partnership or an SP Subsidiary within six (6) months after the termination of the purchase contract to acquire such Defaulted Preliminarily Approved Property, then unless such failure resulted from the Other General Partner's rejection of a proposed Replacement Property that satisfies all of the requirements for a Replacement Property, the Managing General Partner shall cause Ramco to contribute to the Partnership or an SP Subsidiary, subject to the approval rights of the Other General Partner under this Section 3.6, a Replacement Property within ninety (90) days after the expiration of the afore-said six (6) month period. If the Managing General Partner fails to contribute (or cause Ramco to contribute) a Replacement Property within the ninety (90) day period described in the preceding sentence, then unless such failure resulted from the Other General Partner's rejection of a proposed Replacement Property that satisfies all of the requirements for a Replacement Property, the Managing General Partner and its Related Partner will be in default under this Agreement until the earlier of (x) the date that Ramco or any Ramco Partner contributes to the Partnership or an SP Subsidiary a Replacement Property that is approved by the Other General Partner pursuant to this
      Section 3.6 and (y) the date that the Other General Partner rejects a Replacement Property proposed by the Managing General Partner that satisfies all of the requirements for a Replacement Property. As used in this Agreement, the term "REPLACEMENT PROPERTY" shall mean a property or properties collectively that is/are of the same type and classification and of materially the same quality and value as the Defaulted Preliminarily Approved Property.

                  (c) Final Approval. Upon receipt of the written preliminary approval of the Other General Partner as provided in Section 3.6(b) above of the acquisition by the Partnership (or an SP Subsidiary) of a Proposed Qualified Property (any Proposed Qualified Property so approved, an "APPROVED QUALIFIED PROPERTY"), the Managing General Partner shall (i) take all commercially reasonable efforts on behalf of the Partnership to negotiate and execute all documents necessary or, in the opinion of the Managing General Partner, advisable to acquire the Approved Qualified Property pursuant to and in accordance with the terms approved by the Other General Partner (including formation of an SP Subsidiary to take title to such Approved Qualified Property) and (ii) complete all due diligence that the Managing General Partner deems reasonably necessary, including obtaining an Environmental Assessment and a Physical Inspection Report. The Managing General Partner shall keep the Other General Partner reasonably informed of the progress of the Partnership's due diligence and acquisition of any Approved Qualified Property, including the material findings of all due diligence and of any material matters that arise during the course thereof.

                  Upon completion of all or substantially all due diligence undertaken as specified above with respect to an Approved Qualified Property, and prior to the date that any earnest money becomes non-refundable pursuant to the purchase contract(s) for the Approved Qualified Property, the Ramco Board must either approve or disapprove the acquisition of the Approved Qualified Property. At least five (5) Business Days prior to the date that any earnest money becomes non-refundable pursuant to the purchase contract(s) for the Approved Qualified Property, the Managing General Partner shall deliver to the Other General Partner a memorandum summarizing the material findings of the completed due diligence and any changes in the status of such Approved Qualified Property since the date of delivery of the Preliminary Proposal Materials, together with the additional materials and information described on
      Schedule 6 attached hereto (such memorandum and additional materials and information described on Schedule 6 attached hereto, together with the due diligence documents described in this paragraph below [if the Other General Partner requests the same], are collectively referred to as, the "FINAL PROPOSAL MATERIALS"). In addition, prior to the expiration of such five (5) Business Day period, the Managing General Partner shall obtain approval of the acquisition of the Approved Qualified Property by the Ramco Board, and the Managing General Partner shall deliver to the Other General Partner evidence of the Ramco Board's approval of the Approved Qualified Property. Upon request, the Managing General Partner will provide to the Other General Partner copies of the Environmental Assessment, the Physical Inspection Report and the title report, underlying title documents and survey for the Approved Qualified Property. Notwithstanding such deliveries, the Managing General Partner shall remain solely responsible for conducting such due diligence, and neither the Other General Partner nor the Advisor (if the Other General Partner is Fund GP or an Affiliate of the Fund) shall be obligated to read or review such memorandum, Environmental Assessment, Physical Inspection Report, survey, or other Final Proposal Materials.

                  The Other General Partner shall, within four (4) Business Days after receipt of the Final Proposal Materials (provided that such four (4) Business Day period may be extended by the Other General Partner if the Other General Partner raises any significant questions or issues regarding the Final Proposal Materials or the Approved Qualified Property during the initial four (4) Business Day period, in which event such four (4) Business Day period will be extended, but not beyond the date on which any earnest money becomes non-refundable pursuant to the purchase contract(s) for the Approved Qualified Property or the due diligence period under the relevant purchase and sale contact expires, to the extent necessary to resolve such questions and issues), finally approve or disapprove (or conditionally approve, as provided below) the Proposed Qualified Property for acquisition by the Partnership or an SP Subsidiary. If the Other General Partner fails to deliver to the Managing General Partner written notice of final approval (or conditional final approval) of the Partnership's acquisition of any such Approved Qualified Property within the time period described in the immediately preceding sentence, then the Other General Partner will be deemed to have disapproved the Partnership's acquisition of such Approved Qualified Property, and the Managing General Partner shall have the right to either (i) attempt to renegotiate the terms of the acquisition and submit revised Final Proposal Materials to the Other General Partner for its final approval, conditional final approval or final disapproval, all in accordance with this Section 3.6 or
      (ii) treat such Approved Qualified Property as a disapproved Qualified Property pursuant to Section 3.6(e) below. Notwithstanding the foregoing, however, if all due diligence is not fully completed at the time that the Final Proposal Materials are delivered to Other General Partner for approval, the Other General Partner may condition any final approval on
      (i) the satisfactory completion of all due diligence, in which event the Other General Partner, within the time period specified in the preceding sentence, shall submit to the Managing General Partner in writing and in reasonable detail a complete list of the conditions that must be satisfied for the Other General Partner to be required to give final approval of the Partnership's (or SP Subsidiary's) purchase of the Approved Qualified Property, and (ii) the absence, in the reasonable opinion of the Other General Partner, of any material adverse condition relating to or affecting the Approved Qualified Property that may be disclosed by such uncompleted due diligence.

                  If the Other General Partner gives conditional final approval for acquisition by the Partnership of the Approved Qualified Property, the Managing General Partner may elect to cancel the proposed acquisition of the Approved Qualified Property or may proceed with the completion of all remaining due diligence and, as the results of such due diligence are obtained, submit such results to the Other General Partner for approval or disapproval (which approval or disapproval shall be given by the Other General Partner in writing within three (3) Business Days following the Other General Partner's receipt of such results). If the Other General Partner disapproves the Partnership's acquisition of any such Approved Qualified Property, or the Other General Partner fails to respond to the results of any such due diligence within the afore-said three (3) Business Day period, then neither the Partnership nor any SP Subsidiary shall acquire the Approved Qualified Property, and such Approved Qualified Property shall be treated as a disapproved Proposed Qualified Property pursuant to Section 3.6(e) below. If an Approved Qualified Property is conditionally approved but subsequently disapproved pursuant to the immediately preceding sentence, then notwithstanding anything to the contrary stated in this Agreement, any non-refundable earnest money deposit that may be lost in connection with the proposed acquisition of the Proposed Qualified Property will be borne and paid solely by the Managing General Partner (and its Affiliates), and the Managing General Partner shall refund or reimburse to the Partnership any Partnership funds previously paid or utilized to make any such deposit (and each Partner who made an Additional Capital Contribution in respect of such deposit shall be refunded such Additional Capital Contribution), and except as otherwise provided in Section 3.6(f) below, all other fees, costs and expenses (including attorneys' and due diligence fees, costs and expenses and fees, costs and expenses incurred in connection with the negotiation and execution of the documents necessary or advisable to acquire a Proposed Qualified Property) will be borne and paid by the Partnership.

                  If the Other General Partner provides final approval of the Partnership's acquisition of the Approved Qualified Property, either initially or following conditional final approval of the Partnership's acquisition of the Approved Qualified Property, then the Managing General Partner shall proceed on behalf of the Partnership with the acquisition of the Approved Qualified Property in accordance with the approved purchase contracts and Final Proposal Materials, and if any of the Managing General Partner's funds were used to fund any earnest money deposit, and the Managing General Partner has not been previously reimbursed such funds pursuant to this Section 3.6 above, the Partnership shall reimburse to the Managing General Partner such funds (and the Managing General Partner may issue a Capital Call for Additional Capital Contributions required to make such reimbursement).

            It is understood and agreed that (x) the Managing General Partner (or its Affiliate) may deposit its own funds as a refundable earnest money deposit, or after a Proposed Qualified Property is preliminarily approved by the Other General Partner, issue a Capital Call for Additional Capital Contributions necessary to fund a refundable earnest money deposit, in connection with the proposed acquisition of any Proposed Qualified Property, and (y) subject to the express terms and provisions of the immediately preceding paragraph, the Partnership's funds (obtained from Additional Capital Contributions) shall be substituted (and such funds reimbursed to the Managing General Partner or its Affiliate, as the case may be) or committed, as the case may be, on a nonrefundable basis only after due diligence is completed and the Other General Partner has confirmed its unconditional final approval of the acquisition pursuant to this Section 3.6. After the Partnership has substituted or committed its funds on a nonrefundable basis in accordance with clause (y) of the prior sentence, if the terms of the acquisition change in any material respect from the terms described in the Final Proposal Materials, any such change shall require the written consent of the Other General Partner within three (3) Business Days after the Managing General Partner provides the Other General Partner with written notice of such material change or changes, and (i) neither the Partnership nor any SP Subsidiary shall proceed with the acquisition of, or acquire, such Approved Qualified Property prior to obtaining the Other General Partner's approval of such change(s) and (ii) none of the Managing General Partner, an Affiliate of Ramco, the Fund GP or an Affiliate of the Fund shall proceed with the acquisition of, or shall acquire, such Approved Qualified Property prior to obtaining the Other General Partner's written disapproval of such change(s).

            Within five (5) Business Days after the closing of the acquisition of an Approved Qualified Property, the Managing General Partner shall deliver to the Other General Partner (x) a closing statement acknowledging the receipt of and setting forth the application of the Partners' Capital Contributions and any other funds of the Partnership used to acquire such Approved Qualified Property or to pay closing costs (including an estimate of costs not finalized at closing, including legal fees, costs and expenses) associated therewith and (y) copies of all certificates of insurance delivered in connection with such closing as requested by the Other General Partner.

            The General Partners hereby acknowledge and agree that, as of the date of this Agreement, the Initial Properties have been acquired by SP Subsidiaries and have been fully and finally approved by each General Partner in accordance with the provisions of this Section 3.6. In addition to the foregoing, the Managing General Partner and the Other General Partner have, as of the date of this Agreement, each given their final approval of the Final Approved Properties pursuant to the terms and provisions of this Section 3.6(c) on the basis of the Final Proposal Materials delivered by the Managing General Partner to the Other General Partner prior to the date hereof; provided, however, that the Final Approved Properties have not been acquired by the Partnership or an SP Subsidiary as of the date of this Agreement. The Managing General Partner will use its commercially reasonable efforts to consummate the acquisition of such Final Approved Properties by the Partnership or an SP Subsidiary, on the terms approved by the General Partners (as reflected in the Final Proposal Materials delivered by the Managing General Partner to the Other General Partner prior to the date of this Agreement), as promptly as practicable after the date hereof. The Managing General Partner and the Other General Partner have, as of the date of this Agreement, preliminarily approved for acquisition by the Partnership or an SP Subsidiary (as required by Section 3.6(b) above) each of the Preliminarily Approved Properties, however, each Preliminarily Approved Property remains subject to and requires final written approval of the Managing General Partner and Other General Partner pursuant to this Section 3.6(c).

            (d) Properties Which Do Not Comply With Acquisition Parameters. With respect to any Proposed Qualified Property that does not comply in all respects with the Acquisition Parameters and that the Managing General Partner elects to submit to the Other General Partner for approval pursuant to Section 3.6(a) hereof, the Managing General Partner shall deliver to the Other General Partner, in addition to the other materials to be delivered to the Other General Partner pursuant to Sections 3.6(a) and 3.6(b) above, a reasonably detailed written description of (i) the ways in which such Proposed Qualified Property does not comply with the Acquisition Parameters and (ii) the reasons to nonetheless consider the Proposed Qualified Property for acquisition by the Partnership or an SP Subsidiary. The Partners acknowledge that the information contained in the Preliminary Approval Materials attached as Schedule 5 satisfies the requirements of this Section 3.6(d).

            (e)   Disapproved Qualified Properties. If the Other General Partner
      (x) disapproves (or is deemed to have disapproved as provided in Section 3.6(b) or Section 3.6(c) hereof) any Proposed Qualified Property, or (y) fails after the completion of due diligence to provide unconditional final approval of the acquisition following any change to the terms of the acquisition as provided in the sixth paragraph of Section 3.6(c) above, the Managing General Partner, its Affiliates or their designee shall have the right to acquire such Proposed Qualified

      Property or Approved Qualified Property for their own account or with or in connection with any other Person.

            (f) Acquisition Costs. The Partnership shall be liable and shall reimburse the Managing General Partner for payment or reimbursement of all out-of-pocket and documented fees, costs and expenses arising in connection with the identification or evaluation of, the bidding on and the structuring and negotiation of and contracting for the acquisition or attempted acquisition of, and the due diligence undertaken in connection with, any Proposed Qualified Property or Approved Qualified Property (such activities, the "ACQUISITION ACTIVITIES"); provided that, notwithstanding the foregoing, (i) the Partnership shall not be liable or responsible for any such fees, costs or expenses described above unless and until the Other General Partner has provided its preliminary approval of the Proposed Qualified Property pursuant to Section 3.6(b) above, (ii) although the Managing General Partner may initially utilize Partnership funds to make an earnest money deposit, the Partnership shall not, in any event, bear any non-refundable earnest money deposit until the Other General Partner has provided its unconditional final approval of the Proposed Qualified Property pursuant to Section 3.6(c) above, and if the Other General Partner does not provide such unconditional final approval, any Partnership funds utilized to make any earnest money deposit will be refunded or reimbursed to the Partnership by the Managing General Partner,
      (iii) the Partnership shall not be liable for any portion of any overhead costs (including salaries) of a Partner or Affiliate of a Partner (or its respective directors, officers, partners, members, or employees), or for any travel, meals, entertainment, or other similar costs or expenses incurred by the Managing General Partner, its Affiliates or any of their respective directors, officers, partners, members, or employees, and (iv) if for any reason other than pursuant to Section 11.2 hereof, a Partner or any Affiliate of a Partner (instead of the Partnership or an SP Subsidiary) acquires title to any Proposed Qualified Property or Approved Qualified Property, such Partner (or its Affiliate) shall pay all of such fees, costs and expenses (and reimburse the Partnership for any refundable or nonrefundable deposits funded by the Partnership in connection with the acquisition of such property), including, without limitation, any earnest money deposit, incurred or to be incurred (or paid or deposited) in connection with the Acquisition Activities relating to such Proposed Qualified Property or Approved Qualified Property.

            (g) Acquisition Fee. On the effective date of this Agreement, the Partnership has paid to the Manager an acquisition fee equal to the product of .60% multiplied by the gross purchase price of the Initial Properties, and upon the acquisition by the Partnership or an SP Subsidiary pursuant to this Section 3.6 of any Preliminarily Approved Property, the Partnership shall pay to the Managing General Partner or, at the Managing General Partner's election, to the Manager or any Affiliate of the Managing General Partner designated by the Managing

      General Partner, an acquisition fee equal to the product of .60% multiplied by the gross purchase price of such Preliminarily Approved Property. Upon the acquisition by the Partnership or an SP Subsidiary pursuant to this Section 3.6 of any Approved Qualified Property (excluding, however, any Initial Property, any Preliminarily Approved Property and any Approved Qualified Property contributed in whole or in part to the Partnership or an SP Subsidiary by Ramco or its Affiliate), the Partnership shall pay to the Managing General Partner or, at the Managing General Partner's election, to the Manager or any Affiliate of the Managing General Partner designated by the Managing General Partner, an acquisition fee equal to the sum of the following:

                  (i) (x) the amount up to $20 million of the gross purchase price of such acquired Approved Qualified Property multiplied by (y) 0.80% plus

                  (ii) (x) the amount from $20 million up to $30 million of the gross purchase price of such acquired Approved Qualified Property multiplied by (y) 0.65% plus

                  (iii) (x) the amount over $30 million of the gross purchase price of such acquired Approved Qualified Property multiplied by (y) 0.50%.

      Any acquisition fee paid or payable to the Managing General Partner (or the Manager or Managing General Partner's Affiliate, as the case may be) pursuant to this Section 3.6(g) shall be referred to in this Agreement as the "ACQUISITION FEE". If the Partnership acquires, directly or indirectly, more than one (1) Approved Qualified Property through a single transaction (whether as part of the acquisition of a portfolio of assets or otherwise), the Acquisition Fee shall be calculated on the basis of the gross purchase price paid for each Approved Qualified Property separately and not on the basis of the aggregate gross purchase price paid for the portfolio or all Approved Qualified Properties collectively.

      For example, if the purchase price of an acquired Approved Qualified Property were $25 million, the Acquisition Fee payable by the Partnership to the Managing General Partner (or the Manager or Managing General Partner's Affiliate, as the case may be) would equal $192,500 (i.e., [.80% x $20,000,000 = $160,000] + [.65% x $5,000,000 = $32,500]), and if the
      purchase price of such Approved Qualified Property were $40,000,000, the Acquisition Fee payable by the Partnership to the Managing General Partner (or the Manager or Managing General Partner's Affiliate, as the case may be) would equal $275,000 (i.e., [.80% x $20,000,000 = $160,000] + [.65% x
      10,000,000 = $65,000] + [.50% x $10,000,000 = $50,000]). Moreover, if the
      Partnership, through a portfolio acquisition, acquires three (3) Approved Qualified Properties and each such Approved Qualified Property is purchased for the following gross purchase price:

      Property A = $15,000,000, Property B = $25,000,000 and Property C = $35,000,000, then the aggregate Acquisition Fee payable in connection with such transaction shall equal $562,500 calculated as follows:

            -     $120,000 (i.e., .80% x $15,000,000 = $120,000), plus

            -     $192,500 (i.e., [.80% x $20,000,000 = $160,000] + [.65% x
                  $5,000,000 = $32,500] = $192,500), plus

            -     $250,000 (i.e., [.80% x $20,000,000 = $160,000] + [.65% x
                  $10,000,000 = $65,000] + [.50% x $5,000,000 = $25,000] =
                  $250,000).

            (h) Financing Fee. Upon the financing or refinancing of any Approved Qualified Property, the Partnership or SP Subsidiary shall pay to the Managing General Partner or, at the Managing General Partner's election, to the Manager or any Affiliate of the Managing General Partner designated by the Managing General Partner, a fee (the "FINANCING FEE") equal to the product of (x) .25% multiplied by (y) the aggregate principal balance advanced by the lender of such financing. For example, if the principal advanced in connection with a financing for such Approved Qualified Property were $25 million, the Financing Fee payable by the Partnership to the Managing General Partner (or the Manager or Managing General Partner's Affiliate, as the case may be) would equal $62,500 (i.e., .25% x $25,000,000). It is understood and agreed by the Partners that the Financing Fee is payable in addition to any commitment or other financing fees charged by Third Parties in connection with the financing or refinancing of an Approved Qualified Property.

            (i) Disposition Fees. Upon the sale of any Qualified Property or an outparcel that comprises a portion of a Qualified Property by the Partnership or by an SP Subsidiary pursuant to (and in accordance with) the terms and provisions of this Agreement (excluding, however, the sale of any Qualified Property or outparcel to a Partner or an Affiliate of any Partner), the Partnership shall pay to the Managing General Partner or, at the Managing General Partner's election, to the Manager or any Affiliate of the Managing General Partner designated by the Managing General Partner, a disposition fee (the "DISPOSITION FEE") determined pursuant to the following provisions, as applicable.

                  (i) If a Qualified Property is sold, the Disposition Fee will equal the product of (x) .25% multiplied by (y) the gross sales price for the Qualified Property. For example, if the gross sales price derived from the sale of a Qualified Property were $30 million, the Disposition Fee payable by the Partnership to the Managing General Partner (or the Manager or Managing General Partner's Affiliate, as the case may be) would equal $75,000 (i.e., .25% x $30,000,000). It is understood and agreed by the

            Partners that such Disposition Fee is payable in addition to any brokerage commissions or similar charges charged by Third Parties in connection with the sale of a Qualified Property.

                  (ii) Anything herein to the contrary notwithstanding, if an outparcel that comprises a portion of a Qualified Property is sold, the Disposition Fee will equal (x) if no cooperating broker is involved or has assisted in the sale of such outparcel, the product of five percent (5%) multiplied by the gross sales price for the outparcel, and (y) if the Managing General Partner provides to the Other General Partner satisfactory evidence that a cooperating broker has been involved with and assisted in the sale of the outparcel, for which the Managing General Partner (or Manager or Managing General Partner's Affiliate) has an obligation to pay a co-brokerage fee or commission, the product of eight percent (8%) multiplied by the gross sales price for the outparcel. The commissions, fees or other compensation payable to any Third Parties in connection with the sale of any outparcel will be the sole responsibility of the Managing General Partner, Manager, and/or Affiliate of the Managing General Partner, as the case may be, and the Managing General Partner and its Related Partners hereby agree to indemnify, defend and hold the Partnership and the Other Partners harmless from and against any and all claims, demands, obligations, liabilities, losses, and damages arising directly or indirectly out of or in connection with any claim for commissions or other remuneration of any kind for any Person claiming by, through or under the Managing General Partner, Manager or Affiliate of the Managing General Partner or as a result of any such Managing General Partner's, Manager's or Affiliate's actions or failures to act (including, without limitation, any claims of any cooperating brokers described in this subsection (ii) above).

            (j) Further Restrictions on Acquisitions. Under no circumstances whatsoever shall the Partnership acquire any property that is or will be subject to any leases that would not be treated as "true leases" for federal income tax purposes without the prior written consent of both General Partners (which consent may be given or withheld in each such General Partner's sole and absolute discretion).

            SECTION 3.7 SALE OF QUALIFIED PROPERTIES. The Managing General Partner shall have no authority to sell any Qualified Property without written approval by the Other General Partner (except as provided in Section 11.2 hereof).

            SECTION 3.8 LIMITATION ON PARTNERSHIP INDEBTEDNESS.

            (a) Maximum Debt. The total debt (other than trade payables in the ordinary course of business) of the Partnership (including debt of any SP

      Subsidiary and any debt secured by any Qualified Property) shall not exceed an aggregate amount equal to the product of (i) 60% multiplied by
      (ii) an amount equal to (x) the aggregate unreturned Capital Contributions (excluding one-half of all Default Contributions and all Partnership Overhead Contributions) made by the Partners to the Partnership, divided by (y) 40%. In illustration of, and without limiting, the terms of the foregoing sentence, when all Capital Commitments described on Schedule 2 attached hereto have been fully contributed, the maximum debt of the Partnership shall be $270,000,000. Unless otherwise approved by the General Partners in writing, the total debt of any SP Subsidiary secured by any Qualified Property at the time that any such debt is obtained shall not exceed sixty percent (60%) of the Fair Market Value of such Qualified Property (determined as of the date that such debt is obtained). For purposes of this Section 3.8, in connection with any debt obtained upon an SP Subsidiary's acquisition of a Qualified Property, the Fair Market Value of such Qualified Property shall be the purchase price at the time of acquisition.

            (b) Non-Recourse to the Partners. Notwithstanding anything to the contrary contained in this Agreement, the Partnership shall not incur debt that is recourse to any of the Partners, and the Partners shall not be liable for any debts or other obligations or liabilities incurred by the Partnership or an SP Subsidiary. Notwithstanding the foregoing sentence, however, if required by a lender loaning money to an SP Subsidiary where the loan will be secured by a Qualified Property, then subject to the terms and provisions of Section 3.4 above requiring the prior approval of both General Partners of the debt, and subject to the rights and obligations of the Partnership and the Partners pursuant to Section 3.13 below, Ramco LP, Ramco, any Affiliate of Ramco, or the Partnership may, but shall not be obligated to, without the prior consent of the Other General Partner, execute a customary recourse obligations guaranty, environmental indemnity or similar agreement in favor of a lender in connection with any such debt and in accordance with this Agreement.

            SECTION 3.9 BUSINESS OPPORTUNITY.

            (a) Ramco. Ramco LP and each Affiliate of Ramco may each engage in or possess any interest in other business ventures of any kind, independently or with others, including but not limited to the ownership, operation and management of grocery-anchored community, neighborhood or power retail shopping center properties, except as provided in this
      Section 3.9(a) with regard to future acquisitions by Ramco or its Affiliates.

            Notwithstanding the foregoing, Ramco and its Affiliates must make available for purchase by the Partnership, and the Partnership shall have the right to purchase pursuant to Section 3.6 hereof, all properties which satisfy or comply with all the Acquisition Parameters or that, in the good faith judgment of Ramco or its Affiliates, substantially satisfy or comply with the Acquisition Parameters. Ramco and its Affiliates shall also, in good faith, present to the Partnership for purchase any properties that Ramco or any of its Affiliates, in its commercially reasonable judgment, deems or considers to be directly competitive with any Qualified Property owned by the Partnership or an SP Subsidiary. Notwithstanding anything to the contrary in this Agreement, Ramco and its Affiliates (including Ramco GP and Ramco
      LP) shall have no obligation to make available for purchase by the Partnership or to present to the Partnership for purchase, and shall have the right to acquire, any property or properties (i) if the seller(s) of the property or properties desire(s) to use a "down REIT" structure in the transaction or to contribute such property or property(ies) to Ramco in consideration of (or exchange for) operating partnership units (OP Units);
      (ii) if Ramco or its Affiliate determines, in its good faith judgment, that the property or properties is/are suitable for (or require) significant development, renovation, expansion, redevelopment, repositioning, remerchandising, or re-tenanting that is inconsistent with the definition of an operating "core" asset (as defined in real estate industry practice), which non-core properties are characterized by features such as (A) significant existing or anticipated vacancy or re-tenanting, (B) significant capital or other investment possibilities, typically to develop new improvements; demolish improvements; add new improvements; significantly renovate, reconfigure and/or upgrade existing facilities and improvements; or maintain the property and improvements on a deferred maintenance basis, and/or (C) any combination of the foregoing;
      (iii) rejected by the Partnership for non-compliance with the Acquisition Parameters within the one (1) year period immediately preceding Ramco's or its Affiliate's, as the case may be, execution of a binding agreement to acquire any such property; (iv) if the purchase involves the acquisition by Ramco or its Affiliate of its partner's or co-member's joint venture interest (e.g., partnership or membership interest) in a partnership, limited liability company or other joint venture that exists as of the date hereof or that is formed after the date hereof to acquire a property that was offered to the Partnership and rejected pursuant to Section 3.6 hereof or that did not satisfy the Acquisition Parameters at the time it was acquired by such joint venture or that was not otherwise required to be offered to (or made available for purchase by) the Partnership; (v) from and after such time as Fund GP or any Approved Fund Party who is then a General Partner has rejected for acquisition by the Partnership (or an SP Subsidiary) three (3) Proposed Qualified Properties that (A) are not owned by Ramco (or any Affiliate of Ramco) at the time that Ramco (or its Affiliate) presents such properties to Fund GP or such Approved Fund Party for acquisition by the Partnership or an SP Subsidiary and (B) satisfy all of the Acquisition Parameters at the time that Fund GP or such Approved Fund Party rejects such Proposed Qualified Properties, or (vi) at any time when the Partners have already made all of their respective Capital Commitments (as such Capital Commitments may be increased from time to time by a written amendment to this Agreement executed by all Partners). Notwithstanding anything to the contrary stated or implied in this Agreement, none of Ramco nor any of its Affiliates will be required to make available for purchase by the Partnership any property that Ramco or its Affiliate, as the case may be, directly or indirectly owns as of the date of this Agreement, whether or not such property satisfies all of the Acquisition Parameters or is directly competitive with any Qualified Property owned by the Partnership or an SP Subsidiary.

            Ramco or any Affiliate of Ramco may only acquire (i) the properties it is required to offer to the Partnership in accordance with this Section 3.9(a) after Fund GP or any other Approved Fund Party that is then a General Partner has disapproved (or is deemed to have disapproved) such property as provided in Section 3.6 hereof, and (ii) properties that it is not required to offer to the Partnership under this Section 3.9(a).

            (b) The Fund. Subject to the next sentence immediately below, the Fund and any of its Affiliates may engage in or possess any interest in other business ventures of any kind, independently or with others, including but not limited to the ownership, operation and management of grocery-anchored community, neighborhood or power retail shopping center real property. Notwithstanding the foregoing, the Fund and any Approved Fund Party must make available for purchase by the Partnership, and the Partnership shall have the right to purchase pursuant to Section 3.6 hereof, all properties it considers for acquisition that satisfy or comply with all the Acquisition Parameters or that, in the good faith judgment of the Fund, substantially satisfy or comply with the Acquisition Parameters.

            (c) Duties and Conflicts. Subject to Ramco LP's and Ramco's obligations pursuant to Section 3.6 and Section 3.9(a) hereof and under any separate agreement between any Partner and the Partnership that has been authorized in accordance with this Agreement, and subject to the Fund's obligations under Section 3.9(b) hereof, each Partner recognizes that the other Partners and their Affiliates have or may have other business interests, activities and investments, some of which may be in conflict or competition with the business of the Partnership, and that such Persons are entitled to carry on such other business interests, activities and investments. The Partners and their Affiliates may engage in or possess an interest in any other business or venture of any kind, independently or with others, on their own behalf or on behalf of other entities with which they are affiliated or associated, and such Persons may engage in any activities, whether or not competitive with the Partnership, without any obligation (except as expressed in Sections 3.6, 3.9(a) and 3.9(b)) to offer any interest in such activities to the Partnership or to any Partner. Neither the Partnership nor any Partner shall have any right, by virtue of this Agreement, in such activities, or the income or profits derived therefrom, and the pursuit of such activities, even if competitive with the business of the Partnership, shall not be deemed wrongful or improper.

            SECTION 3.10 PAYMENTS TO RAMCO GP OR THE PROPERTY MANAGER.

            (a) Managing General Partner Expenses. The Managing General Partner shall pay (i) the salaries of all of its officers and regular employees and all employment expenses related thereto (including, without limitation, travel costs, costs of meals and entertainment costs), (ii) general overhead expenses, (iii) record-keeping expenses, (iv) the costs of the office space and facilities which it requires, (v) the costs of such office space and facilities as the Partnership reasonably requires,
      (vi) all out of pocket costs and expenses incurred in connection with the management of the Qualified Properties and the Partnership, and (vii) costs and expenses relating to Acquisition Activities as set forth in and limited by Section 3.6(f); provided that, the Partnership shall reimburse the Managing General Partner for any Permitted Expenses and shall pay the fees payable to the Managing General Partner, the Manager and/or any other Affiliate of the Managing General Partner as expressly provided in this Agreement.

            (b) Partnership Expenses. The Partnership shall pay all Permitted Expenses. The Managing General Partner is authorized, in the name and on behalf of the Partnership, to reimburse itself for Permitted Expenses paid by the Managing General Partner or to reimburse the Property Manager for Permitted Expenses paid by the Property Manager.

            (c)   Management Fee; Tenant Improvement Fee; CM Fee.

                  (i) The Partnership, as the sole constituent of the general partner of each SP Subsidiary that is a limited partnership, shall cause each such SP Subsidiary that is a limited partnership to pay to the Property Manager, pursuant to (and in accordance with) its Management Agreement with the Property Manager, an annual Management Fee ("MANAGEMENT FEE") in the amounts set forth in the Management Agreement. Such Management Fee shall be payable to Property Manager on a monthly basis, subject to and in accordance with the terms and provisions of such Management Agreement.

                  (ii) In those cases in which the Property Manager provides construction management services in connection with the tenant improvements or tenant fit-out to be constructed for a Small Shop Tenant's premises, Property Manager shall be entitled to a fee (the "TENANT IMPROVEMENT FEE") for all tenant coordination/construction management services provided by Property Manager in connection with such tenant improvement work in the amounts (and on the terms) set forth in the Management Agreement. Such fee shall be paid by the SP Subsidiary that is a party to the Management Agreement relating to the Qualified

      Property for which the Property Manager provides the tenant coordination services.

                  (iii) In addition to the foregoing, the Property Manager shall be entitled to a construction management fee (the "CM FEE") in connection with any capital improvement project at any Qualified Property and any construction management services provided in connection with the tenant improvements made pursuant to an Anchor Lease in the amounts (and on the terms) set forth in the Management Agreement. Such fee shall be paid by the SP Subsidiary that is a party to the Management Agreement relating to the Qualified Property for which the Property Manager provides the construction management services.

                  (iv) In addition to the foregoing, the Partnership, as the sole constituent of the general partner of each SP Subsidiary that is a limited partnership, shall cause each such SP Subsidiary that is a limited partnership to pay to the Property Manager, pursuant to (and in accordance with) its Management Agreement with the Property Manager, the leasing fees payable in connection with any new leases or renewals of existing leases at the applicable Qualified Property ("LEASING FEES") in accordance with and in the amounts set forth in the Management Agreement. Such Leasing Fees shall be payable to Property Manager at such times as provided in, and subject to and in accordance with, the terms and provisions of such Management Agreement.

                  (v) Concurrently with the distribution of the annual reports required by Section 4.3 below, the Property Manager shall provide to the Advisor and the Fund GP a written statement setting forth (i) the Gross Collected Rents relating to each Qualified Property for such fiscal year and (ii) the Management Fee, all Tenant Improvement Fees, all CM Fees, and all Leasing Fees paid or reimbursed to the Property Manager, Ramco or any Affiliate of Ramco during such fiscal year (together with invoices and such other documentation as may be reasonably necessary to substantiate such fees, costs and expenses) relating to each Qualified Property for such fiscal year.

            SECTION 3.11 OTHER DUTIES AND OBLIGATIONS OF THE MANAGING GENERAL PARTNER.

            (a) Partnership's Continued Existence. The Managing General Partner shall take all reasonable actions which may be necessary or appropriate for the continuation of the Partnership's valid existence as a limited partnership under the laws of the State of Delaware and of each other jurisdiction in which such existence is necessary to protect the limited liability of the Partners or to enable the Partnership to conduct the business in which it is engaged, it being acknowledged by the Partners that all costs and expenses associated with such actions constitute Partnership Overhead Expenses (except for any fees, costs and expenses that do not otherwise constitute Partnership Overhead Expenses pursuant to the definition of "Partnership Overhead Expenses" in Article I hereof).

            (b) Personal Liability. The Managing General Partner shall at all times use its best efforts to conduct its affairs and the affairs of the Partnership in such a manner that the Limited Partners shall not have any personal liability with respect to any Partnership liability or obligation in excess of that portion of their respective Capital Commitments actually called by the Managing General Partner pursuant to Section 5.1(a), Section 5.1(b), Section 5.1(c), and Section 5.1(d) hereof.

            (c) Partnership for Tax Purposes. The Managing General Partner shall take all actions necessary to assure that the Partnership will be treated as a partnership for federal and state income tax purposes and be governed by the applicable provisions of Subchapter K of Chapter 1 of the Code, it being acknowledged by the Partners that all costs and expenses associated with such actions constitute Partnership Overhead Expenses (except for any fees, costs and expenses that do not otherwise constitute Partnership Overhead Expenses pursuant to the definition of "Partnership Overhead Expenses" in Article I hereof).

            (d)   Reasonable Reserves. The Managing General Partner shall cause
      (i) each SP Subsidiary to establish and maintain out of revenues received by such SP Subsidiary reasonable reserves for periodic expenses such as real property taxes and assessments and insurance premiums, working capital, capital expenditures and to pay other costs and expenses incident to ownership of the Qualified Property owned by such SP Subsidiary and
      (ii) the Partnership to establish and maintain out of Partnership funds reasonable reserves for such other Partnership purposes as the Managing General Partner deems appropriate, all as provided for and in accordance with the Annual Plan.

            (e) Deviations from the Annual Budget. The Managing General Partner shall, as soon as practicable after the Managing General Partner discovers or learns about the incurrence or potential incurrence by the Partnership or any SP Subsidiary of any fee, cost, expense or other amount in connection with (or relating to) any Qualified Property that is not a Permitted Expense, orally inform the Other General Partner of such fee, cost, expense or other amount.

            (f) Time Devoted to the Partnership. The Managing General Partner and its officers and key employees shall devote such time and attention to the Partnership business as shall be reasonably necessary to supervise the Partnership's business and affairs in accordance with the provisions of this Agreement.

            (g) Fee Disclosure. In connection with the formation of the Partnership and related matters, the Partnership has agreed to pay to Deutsche Bank a fee in the aggregate amount of Five Hundred Thousand Dollars ($500,000). Ramco LP hereby agrees to pay any additional or excess fee or other compensation payable to Deutsche Bank in connection with the formation of the Partnership, the Partnership's (or any SP Subsidiary's) acquisition of any Qualified Property concurrently upon or prior to the formation of the Partnership, and/or the purchase by the Fund Partners of their respective interests in the Partnership, and Ramco LP hereby represents and warrants that, except for the fees and other compensation payable to Deutsche Bank and referenced hereinabove, no other fees, bonuses and/or other compensation are/is payable by or on behalf of the Partnership, Managing General Partner, Ramco LP or any of their respective Affiliates to any placement agent, finder, broker, or other individual or entity (other than salaries payable to the officers and employees of the Managing General Partner) in connection with the formation of the Partnership, the Partnership's (or any SP Subsidiary's) acquisition of any Qualified Property concurrently upon or prior to the formation of the Partnership, and/or the purchase by the Fund Partners of their respective interests in the Partnership. For purposes of this Agreement, the fee payable by the Partnership (as described in the first sentence of this Section 3.11(g)) shall constitute a Partnership Overhead Expense and any contributions made by the Partners to the Partnership to pay such fee shall constitute Partnership Overhead Contributions. Ramco LP hereby agrees to indemnify and defend the other Partners and the Partnership and hold them each harmless from and against all liability, loss, cost, damage, and expense (including attorneys' fees and costs incurred in the investigation, defense and settlement of the matter) which the other Partners or the Partnership shall ever suffer or incur by reason of any claim by Deutsche Bank, whether or not meritorious, for any compensation in connection with this Agreement, the formation of the Partnership, the Partnership's (or any SP Subsidiary's) acquisition of any Qualified Property concurrently upon or prior to the formation of the Partnership, and/or the purchase by the Partners of their respective interests in the Partnership (except for the fee payable by the Partnership pursuant to the first sentence of this paragraph above).

            Notwithstanding anything to the contrary contained in this Agreement or any subscription or other agreement relating hereto, the Managing General Partner hereby agrees that Fund GP, the Fund or their respective Affiliates may disclose the fee described above (i) to its or their investors, employees, agents, consultants (including, without limitation, legal counsel and accountants), prospective lenders and actual lenders, and prospective purchasers and actual purchasers in connection with any matter relating to the Partnership or the Partnership's business, (ii) as may be reasonably necessary or desirable for reporting and regulatory purposes (including, without limitation, tax reporting), and (iii) as and to the extent required by law or court order.

            Each Partner hereby represents that, except as described in the first paragraph of this Section 3.11(g), it has not dealt with any placement agent, broker, finder or other individual or entity in connection with this Agreement, the formation of the Partnership, the Partnership's (or any SP Subsidiary's) acquisition of any Qualified Property concurrently upon or prior to the formation of the Partnership, and/or the purchase by the Partners of their respective interests in the Partnership, and each Partner hereby agrees to indemnify and defend the other Partners and the Partnership and hold them each harmless from and against all liability, loss, cost, damage, and expense (including attorneys' fees and costs incurred in the investigation, defense and settlement of the matter) which the other Partners or the Partnership shall ever suffer or incur by reason of any claim by any placement agent, broker, finder or other individual or entity, whether or not meritorious, for any compensation with respect to such indemnifying Partner's dealings in connection with this Agreement, the formation of the Partnership, the Partnership's (or any SP Subsidiary's) acquisition of any Qualified Property concurrently upon or prior to the formation of the Partnership, and/or the purchase by the Partners of their respective interests in the Partnership.

            SECTION 3.12 EXCULPATION.

            (a) Ramco. None of any Ramco Partner, any Affiliate of any Ramco Partner, or any officer, director, trustee or employee of any Ramco Partner or its Affiliate shall be liable, responsible or accountable in damages or otherwise to the Partnership or any other Partner for any act or omission on behalf of the Partnership, in good faith and within the scope of the authority conferred on Ramco GP as Managing General Partner under this Agreement or otherwise under this Agreement, as the case may be, or by law, unless such act or failure to act (i) is or results in a breach of any representation, warranty or covenant of any Ramco Partner contained in this Agreement, which breach had or has a material adverse effect on the Partnership or the Fund Partners and is not cured within thirty (30) days after notice thereof is delivered to Ramco GP by any Fund Partner, (ii) was fraudulent or (iii) constituted gross negligence or willful misconduct. Notwithstanding anything in the preceding sentence to the contrary, if any Ramco Partner or any Affiliate of a Ramco Partner enters into a separate agreement to provide services for the Partnership or any SP Subsidiary (such as a Management Agreement), then the liabilities and obligations of such Ramco Partner or Affiliate, in its capacity as service provider under such agreement, shall be governed by the terms and provisions of such service agreement, and the terms and provisions hereof shall not exculpate or exonerate such Person from any obligation or liability under such agreement or at law (except to the extent expressly so provided in such service agreement).

            (b) The Fund. None of any Fund Partner, the Advisor, any Affiliate of any Fund Partner or the Advisor, or any officer, director or employee of any Fund

      Partner, the Advisor, or their respective Affiliates shall be liable, responsible or accountable in damages or otherwise to the Partnership or to any other Partner for any act or omission on behalf of the Partnership, in good faith and within the scope of authority conferred on any such Person under this Agreement or by law, unless such act or failure to act
      (i) is or results in a breach of any representation, warranty or covenant of any Fund Partner contained in this Agreement, which breach had or has a material adverse effect on the Partnership or any Ramco Partner and is not cured within thirty (30) days after notice thereof is delivered to Fund GP by any Ramco Partner, (ii) was fraudulent or (iii) constituted gross negligence or willful misconduct. Notwithstanding anything in the preceding sentence to the contrary, if any Fund Partner or any Affiliate of a Fund Partner enters into a separate agreement to provide services for the Partnership or any SP Subsidiary (such as a Management Agreement), then the liabilities and obligations of such Fund Partner or Affiliate, in its capacity as service provider under such agreement, shall be governed by the terms and provisions of such service agreement, and the terms and provisions hereof shall not exculpate or exonerate such Person from any obligation or liability under such agreement or at law (except to the extent expressly so provided in such service agreement).

            (c) Survival. The provisions of this Section 3.12 shall survive any termination of the Partnership or this Agreement.

            SECTION 3.13 INDEMNIFICATION.

            (a) By the Partnership. The Partnership shall indemnify, defend and hold harmless any Person (an "INDEMNIFIED PARTY") who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of any act or omission or alleged act or omission arising out of such Indemnified Party's activities on behalf of the Partnership or in furtherance of the interest of the Partnership as (i) a Partner or an officer, director, employee, Affiliate or agent of a Partner or (ii) the Managing General Partner, Other General Partner, Advisor or an officer, director, employee, Affiliate or agent of any of them, against personal liability, claims, losses, damages, and expenses for which such Indemnified Party has not been reimbursed by insurance proceeds or otherwise (including attorneys' fees, judgments, fines and amounts paid in settlement) actually and reasonably incurred by such Indemnified Party in connection with such action, suit or proceeding and any appeal therefrom, unless such Indemnified Party (A) acted fraudulently or with gross negligence or willful misconduct, or (B) by such act or failure to act breached any representation, warranty or covenant contained in this Agreement, which breach had or has a material adverse effect on the Partnership or any Partner and is not cured within thirty (30) days after notice thereof by the aggrieved Partner(s). In addition to the foregoing, the Partnership shall indemnify, defend and hold harmless any Partner (or any Affiliate of any

      Partner) who executes and delivers any recourse obligations guaranty, environmental indemnity or similar agreement in favor of a lender in connection with any loan made to an SP Subsidiary or the Partnership, or assumes, in writing, any other personal liability or obligation pertaining to or arising from any such loan, in each event in accordance with this Agreement, unless (and except to the extent that) any such liability or obligation is/are incurred as a result of (x) any fraud, gross negligence, or willful misconduct of such Partner or its Affiliate(s) or (y) any breach or default by such Partner (or its Affiliate) of any representation, warranty or covenant contained in this Agreement, which breach had or has a material adverse effect on the Partnership or any Partner and is not cured within thirty (30) days after delivery of notice thereof to the breaching or defaulting party. Any indemnity by the Partnership under this Agreement shall be provided out of, and to the extent of, Partnership revenues and assets only, and no Partner shall have any personal liability on account of the Partnership's obligations under this Agreement, provided, however, that each Partner shall nevertheless have full personal liability for the indemnification obligations of such Partner pursuant to this Section 3.13 below. The indemnification provided under this Section 3.13 shall (x) be in addition to, and shall not limit or diminish, the coverage of the Partners or any Affiliates under any insurance maintained by the Partnership and (y) apply to any legal action, suit or proceeding commenced by a Partner or in the right of a Partner or the Partnership. The indemnification provided under this Section 3.13 shall be a contract right and shall include the right to be reimbursed for reasonable expenses incurred by any such Indemnified Party within thirty
      (30) days after such expenses are incurred. Notwithstanding the foregoing to the contrary, if any Partner or any Affiliate of a Partner enters into a separate agreement to provide services for the Partnership or any SP Subsidiary (such as a Management Agreement), then the rights (including rights to indemnification), liabilities and obligations of such Partner or Affiliate, in its capacity as service provider under such agreement, shall be governed by the terms and provisions of such service agreement, and the terms and provisions hereof shall not apply nor shall the Partnership or any SP Subsidiary be obligated to indemnify such Partner or Affiliate (except to the extent expressly so provided in such service agreement).

            (b) By Ramco LP. Each Ramco Partner shall indemnify, defend and hold harmless the Fund Partners and the Advisor from and against any liabilities, claims, losses, damages, and expenses incurred by the Fund Partners or the Advisor (including attorneys' fees, judgments, fines and amounts paid in settlement) as a result of any act or omission by any Ramco Partner which (i) constitutes or results in a breach of any representation, warranty or covenant of any Ramco Partner contained in this Agreement, which breach had or has a material adverse effect on any Fund Partner or the Advisor and is not cured within thirty (30) days after notice thereof from the aggrieved Fund Partner or Advisor,

      (ii) was performed or omitted fraudulently, or (iii) constituted gross negligence or willful misconduct.

            (c) By Fund. Fund shall indemnify, defend and hold harmless the Ramco Partners from and against any liabilities, claims, losses, damages, and expenses incurred by the Ramco Partners (including attorneys' fees, judgments, fines and amounts paid in settlement) as a result of any act or omission by any Fund Partner which (i) constitutes or results in a breach of any representation, warranty or covenant of any Fund Partner contained in this Agreement, which breach had or has a material adverse effect on any Ramco Partner and is not cured within thirty (30) days after notice thereof from the aggrieved Ramco Partner, (ii) was performed or omitted fraudulently, or (iii) constituted gross negligence or willful misconduct.

            SECTION 3.14 FIDUCIARY RESPONSIBILITY. Subject to the provisions set forth in Section 3.9 and Section 3.12(a) hereof, the Managing General Partner acknowledges that it is under a common law fiduciary duty to conduct the affairs of the Partnership in the best interests of the Partnership and the Partners and consequently must exercise good faith and integrity in handling Partnership affairs.

            SECTION 3.15 REIT SAVINGS PROVISION. Notwithstanding any provision of this Agreement to the contrary, neither the Partnership nor the Managing General Partner shall take or omit to take any action that (i) is reasonably likely to adversely affect the status of either Ramco or Clarion REIT as a real estate investment trust as defined in Section 856 of the Code; (ii) is reasonably likely to result in the imposition of an excise tax on either Ramco or Clarion REIT; or (iii) is reasonably likely to cause any Partner's distributive share or interest in the Partnership assets, or the gross income of the Partnership, not to satisfy the real estate investment trust provisions of the Code. In no event shall the Managing General Partner be liable for any action or omission in compliance with this Section 3.15.]

                                   ARTICLE IV
                     BOOKS AND RECORDS; REPORTS TO PARTNERS

            SECTION 4.1 BOOKS. The Managing General Partner shall maintain or cause to be maintained separate, full and accurate books and records of the Partnership, and any Partner or any authorized representative of any Partner, including the Advisor, shall have the right to inspect, examine and copy the same and to meet with employees of the Managing General Partner responsible for preparing the same at reasonable times during business hours and upon reasonable notice. So long as Ramco GP or any Affiliate of Ramco is the Managing General Partner, all policies of the Partnership with respect to the maintenance of such books and records shall be subject to approval by all of the Partners.

            SECTION 4.2 MONTHLY AND QUARTERLY REPORTS.

            (a) Monthly Reports. The Managing General Partner shall prepare and distribute to the Other General Partner within fifteen (15) days after the last day of each month a report with respect to the Partnership and each Qualified Property, including, without limitation, an operating statement for the Partnership and each Qualified Property for each monthly period and year-to-date showing variances from the Annual Budget portion of the Annual Plan and, for each Qualified Property, a schedule of aged accounts receivable, an occupancy and leasing status report, and a rent roll.

            (b) Quarterly Reports. The Managing General Partner shall, no later than the twentieth (20th) day of the third (3rd) month of each fiscal quarter,

                  (i) prepare and distribute to the Other General Partner a year-to-date consolidated report with respect to the Partnership (with the last month of each such report comprised of forecasted, rather than actual, results), prepared in accordance with generally accepted accounting principles, consistently applied, including (a) a balance sheet, (b) a profit and loss statement, (c) a statement of changes in the Partners' Capital Accounts, (d) a cash flow and distribution statement,
      (e) a report briefly describing each variance from the applicable budget line item in the consolidated Annual Budget portion of the Annual Plan and any fees, costs or expenses incurred by the Partnership or any SP Subsidiary that do not constitute Permitted Expenses, (f) calculations in sufficient detail to verify the accuracy of all fees and other amounts paid or payable to the Property Manager under the Management Agreement,
      (g) bank reconciliation reports, and (h) such other reports as any Partner may reasonably request; and

                  (ii) prepare and distribute to the Other General Partner simultaneously with each quarterly report a report with respect to each Qualified Property, including an operating statement for the quarter and year-to-date showing each variance from the budget line items in the Annual Budget portion of the Annual Plan, and a narrative describing material market changes (as determined in good faith by the Managing General Partner or Property Manager), and material changes in property operations, physical condition, capital expenditures and leasing and occupancy.

            SECTION 4.3 ANNUAL REPORTS. The Managing General Partner shall prepare and distribute to the Other General Partner within twenty-five (25) days after the end of each fiscal year financial statements with respect to the Partnership, which include the items set forth in clauses (i) and (ii) of
Section 4.2(b) above with respect to such fiscal year. Such financial statements shall be prepared in accordance with generally accepted accounting principles, consistently applied, and shall be audited at the Partnership's expense by such nationally recognized firm of independent certified public accountants selected by the Managing General Partner with the consent of the Other General Partner as provided in Section 4.8 hereof. All reports delivered pursuant to this
Section 4.3 shall also include unaudited calculations in sufficient detail to verify the accuracy of all fees and other amounts paid or payable to the Property Manager pursuant to the terms of this Agreement and/or the Management Agreement and such other reports as any Partner may reasonably request.

            SECTION 4.4 APPRAISALS; ADDITIONAL REPORTS.

            (a) Appraisals. The Advisor expects to cause each Qualified Property to be appraised, at the Fund Partners' or Advisor's expense, each calendar quarter by a third-party appraiser selected by the appraisal management firm for the Lion Fund. The Managing General Partner and the Property Manager shall reasonably cooperate with such appraiser in connection with any such appraisal, shall provide such information to the appraiser as is reasonably requested by the appraiser to the extent the same has not been previously provided to the Advisor and, no more frequently than once per calendar quarter, shall cause its employees to be reasonably available to meet with and answer questions of the appraiser so as to enable the appraiser to complete its appraisals in a timely manner. None of the Managing General Partner, the Property Manager, the Fund Partners or the Advisor shall have any liability with respect to any acts or actions taken by an appraiser, including but not limited to appraisals. Upon the written request by Ramco GP to Fund GP, Fund GP shall deliver, or cause the Advisor to deliver, to Ramco GP copies of any such appraisals described in this Section 4.4(a) and obtained by Advisor or Fund GP.

            (b) Additional Reports. The Managing General Partner shall prepare and distribute to the Partners such additional financial, property, investment and other reports regarding the Partnership, the Qualified Properties or any related matter as any Partner may reasonably request, including without limitation information necessary to enable the Advisor to provide the Fund Partners with a valuation of their respective Percentage Interests and/or Partnership Interests. To the extent any Partner deems it appropriate or necessary, the Managing General Partner agrees to reasonably cooperate in any audit or examination conducted by such Partner or its consultants of any of the information contained in any report delivered pursuant to this Article IV.

            SECTION 4.5 ACCOUNTANTS; TAX RETURNS.

            (a) The Managing General Partner shall engage such nationally recognized firm of independent certified public accountants as required by
      Section 4.8 hereof to review, or to sign as preparer, all federal, state and local tax returns which the Partnership is required to file.

\
            (b) On or before January 15th of each year, the Managing General Partner shall prepare and distribute to the Partners a statement of the Partnership's estimated taxable earnings for the prior calendar year.

            (c) The Managing General Partner will furnish to each Partner within forty-five (45) days after the end of each calendar year, or as soon thereafter as is practicable, a Schedule K-1 or such other statement as is required by the Internal Revenue Service which sets forth such Partner's share of the profits or losses and other relevant fiscal items of the Partnership for such fiscal year.

            (d) The Managing General Partner shall deliver to the Partners copies of all federal, state and local income tax returns and information returns, if any, which the Partnership is required to file.

            SECTION 4.6 ACCOUNTING AND FISCAL YEAR. The Managing General Partner shall keep the Partnership books and records on the accrual basis. The fiscal year of the Partnership shall end on December 31.

            SECTION 4.7 PARTNERSHIP FUNDS.

            (a) Generally. The funds of the Partnership shall be deposited into such account or accounts as are designated by the Managing General Partner; provided that, at least one of the signatories for each account of the Partnership or any SP Subsidiary shall be a Person designated in writing by the Other General Partner from time to time. All withdrawals from or charges against such accounts shall be made by the Managing General Partner or by those Persons designated from time to time by the Managing General Partner or the Other General Partner (provided that, Persons designated by the Other General Partner will not make any withdrawals from or charges against such accounts prior to the occurrence of any of the events with respect to the Managing General Partner described in Section 3.1(a) above).

            (b) Restrictions on Deposits. Pending distribution or expenditure in accordance with the terms of this Agreement, funds of the Partnership may be invested, in the reasonable discretion of the Managing General Partner, in United States government obligations, insured obligations which are rated not lower than AA by Standard & Poor's or have a comparable rating from a nationally recognized rating agency, collateralized bank time deposits, repurchase agreements, money market funds, commercial paper which is rated not lower than P-1, certificates of deposit which are rated not lower than AA by Standard & Poor's or have a comparable rating from a nationally recognized rating agency, banker's acceptances eligible for purchase by the Federal Reserve and bonds and other evidences of indebtedness and preferred stock which are rated not lower than AA by Standard & Poor's or are of a comparable credit quality.

            SECTION 4.8 ATTORNEYS AND ACCOUNTANTS. The initial accountants for the Partnership shall be Grant Thornton LLP, and so long as Ramco GP or any Approved Ramco Party is the Managing General Partner, the accountants may be replaced by the Managing General Partner only with the prior written approval of the Other General Partner, and provided that, the accounting firm for the Partnership must be among the four (4) largest accounting firms in the United States when chosen and must provide accounting services at market rates. The attorneys for the Partnership may be selected by the Managing General Partner, but so long as Ramco GP or any Approved Ramco Party is the Managing General Partner, the Other General Partner must first approve, in writing, any attorneys retained in connection with any (a) Significant Litigation, (b) any advice, matter or dispute involving the Partnership and/or any SP Subsidiary and relating to the Employee Retirement Income Security Act of 1974, as amended, or
(c) any advice, matter or dispute relating to actual or alleged "unrelated business taxable income" (as defined in the Code) of the Partnership or any SP Subsidiary. The Partners specifically acknowledge and agree that Mayer, Brown, Rowe & Maw LLP ("MBR&M") and/or Honigman Miller Schwartz and Cohen LLP ("HONIGMAN") shall be permitted to render legal advice and to provide legal services to the Partnership from time to time, and each Partner covenants and agrees that such representation of the Partnership by MBR&M and/or Honigman shall not alone (i) result in the existence of an attorney/client relationship between MBR&M, on the one hand, and the Ramco Partners (and/or their Affiliates), on the other hand; (ii) result in the existence of an attorney/client relationship between Honigman, on the one hand, and the Fund Partners or Advisor (and/or their Affiliates), on the other hand; and/or (iii) disqualify MBR&M and/or Honigman from providing legal advice and legal services as set forth in Section 12.17(a) and 12.17(b) of this Agreement at any time in the future.

                                    ARTICLE V
                                  CONTRIBUTIONS

            SECTION 5.1 CAPITAL CONTRIBUTIONS.

            (a) Generally; Initial Capital Contributions; Percentage Interests. As of the date of this Agreement, each Partner has made its Initial Capital Contribution to the Partnership (which Initial Capital Contributions are subject to adjustment as described in the definition of "Initial Capital Contributions" in Section 1.1 above and as provided in this Section 5.1 below). Except as provided in this Section 5.1, (i) no Partner shall be obligated to make any Additional Capital Contribution, Extraordinary Funding or Partnership Overhead Contribution to the Partnership and (ii) any Additional Capital Contribution, Extraordinary Funding or Partnership Overhead Contribution shall be made by the Partners in proportion to their respective Percentage Interests as determined at the time of the Capital Call, Extraordinary Call or Partnership Overhead Contribution. The Partners shall have the Percentage Interests in the Partnership set forth opposite each Partner's name on Schedule 2 hereto, as may be adjusted from time to time pursuant to Section 5.1(e) or 5.1(f) hereof. In addition to the foregoing, if that certain Bridge Loan made by Keybank National Association, as Agent, to the Partnership pursuant to that certain Bridge Loan Agreement dated as of December 2, 2004 is not repaid in full within ninety (90) days after the date of this Agreement, then either General Partner may issue a written capital call notice to the other Partners requiring that the Partners make Capital Contributions to the Partnership in an aggregate amount sufficient to pay all outstanding principal and accrued and unpaid interest under such Bridge Loan. Within ten (10) days after the issuance of any such capital call notice by a General Partner to the other Partners, each Partner will contribute to the Partnership, as an Initial Capital Contribution to the Partnership, an amount equal to such Partner's Percentage Interest multiplied by the aggregate amount required to repay all principal and accrued and unpaid interest under such Bridge Loan, and the Partnership shall apply the proceeds of such Initial Capital Contributions to repay and satisfy the Bridge Loan in full. Each such Initial Capital Contribution shall be credited to such Partner's Capital Contributions Account as of the date that same is received by the Partnership.

            (b) Additional Capital Contributions. If the Partnership requires capital to acquire an Approved Qualified Property, the Managing General Partner shall be entitled to require an additional Capital Contribution (an "ADDITIONAL CAPITAL CONTRIBUTION") from the Partners in an amount not in excess of the amount necessary to acquire such Approved Qualified Property plus the Acquisition Fee, the Financing Fee (unless such Financing Fee is paid from the proceeds of the applicable financing), all other fees, costs and expenses incurred in connection with obtaining financing for the Approved Qualified Property (but only to the extent that such other fees, costs and expenses are not funded from proceeds of such financing), and all reasonable and customary fees, costs and expenses incurred by the Partnership for Third Parties retained in connection with or attributable to the Acquisition Activities; provided that (i) each Partner shall be required to contribute as an Additional Capital Contribution the amount determined by multiplying such Partner's Percentage Interest by the amounts described in this sentence immediately above and (ii) no Partner shall be required to contribute the amount described in clause (i) above if such amount, when added to the total of all of such Partner's prior Capital Contributions (excluding all Default Contributions), exceeds such Partner's Capital Commitment. If the Managing General Partner shall provide to the Partners a written notice calling for Additional Capital Contributions (any such notice, a "CAPITAL CALL") setting forth the total amount of capital required, the amount that each Partner is required to contribute as such Partner's Additional Capital Contribution (as determined pursuant to clause (i) above), and the due date on which the Managing General Partner is requiring that such Additional Capital Contributions be contributed to the Partnership, which due date shall be at least eight (8) Business Days after the date on which the Partners actually received the Capital Call and not more than one (1) Business Day prior to the scheduled closing of the acquisition of such Approved Qualified Property; each Partner shall contribute such Partner's Additional Capital Contribution in immediately available funds on or before such due date. If the acquisition of an Approved Qualified Property fails to close and the Managing General Partner determines that there will not be a closing within fifteen (15) days of the date of the originally scheduled closing, (x) the Managing General Partner shall inform the Partners of such failure and return each Partner's Additional Capital Contribution made with respect thereto and (y) each Partner's Capital Contribution and Capital Contributions Account balances shall be restored to the levels thereof immediately prior to the making of such Additional Capital Contributions. If, at any time after the Partners have each made aggregate Capital Contributions (excluding Default Contributions) that equal or exceed their Capital Commitment, the Partners elect to contribute additional capital, the Partners shall contribute such additional capital in accordance with their respective Percentage Interests. A Partner may contribute to the Partnership an Approved Qualified Property, or an equity interest therein, pursuant to a Contribution Agreement and receive Additional Capital Contribution credit for such contribution.

            (c) Extraordinary Fundings. The Partners may be required to make Extraordinary Capital Contributions (as defined below) from time to time pursuant to (and in accordance with) this Section 5.1(c) below. If the Partnership requires additional funds to cover any costs and expenses for which a Qualified Property (or the SP Subsidiary that owns such Qualified Property) has insufficient funds, then unless the General Partners agree to fund such deficits from the revenues of another Qualified Property pursuant to Section 3.4 hereof, the Managing General Partner may make a written request therefor (any such request, an "EXTRAORDINARY CALL") setting forth the amount requested and the due date therefor, which due date shall be at least ten (10) Business Days after the date on which the Partners actually receive the Extraordinary Call. The Other General Partner shall have the right to approve or disapprove any Extraordinary Call (provided that, notwithstanding the foregoing, any Extraordinary Call for amounts required to pay any Permitted Expense that cannot be paid from available revenues of the Qualified Property [or the SP Subsidiary that owns such Qualified Property] or proceeds of a financing obtained by the applicable SP Subsidiary will be deemed approved by the Other General Partner for all purposes hereunder). If the Other General Partner elects or is deemed to elect to approve an Extraordinary Call, then each Partner shall be required to fund an amount equal to the amount determined by multiplying such Partner's Percentage Interest by the amount set forth in such approved Extraordinary Call (the total amount required to be funded pursuant to each such Extraordinary Call, an "EXTRAORDINARY FUNDING"). If the Other General Partner elects not to approve (and is not deemed to approve) an Extraordinary Call, then no Partner shall have any obligation (or right) to fund such disapproved Extraordinary Call or make any such Extraordinary Capital Contribution (defined below), and the Managing General Partner may elect, in its discretion, to cover such shortfall in funds by Partnership borrowings (which borrowings will be subject to the approval of the Other General Partner if and to the extent provided by Section 3.4 hereof); provided that, such Managing General Partner shall not be required to rely on its own credit or expend its own funds to cover such shortfall (except to the extent of its indemnification obligations under Section 3.13 of this Agreement). A Partner's share of any Extraordinary Funding shall be made as a supplementary Capital Contribution by such Partner to the Partnership (any such contribution, an "EXTRAORDINARY CAPITAL CONTRIBUTION"). Each Partner shall contribute its Extraordinary Capital Contribution in immediately available funds on or before the due date to which the Partners agreed in the Extraordinary Call.

            (d) Partnership Overhead Contributions. A Partner shall be obligated, in accordance with the provisions of this Section 5.1(d), to make cash contributions to the Partnership ("PARTNERSHIP OVERHEAD CONTRIBUTIONS") to fund Partnership Overhead Expenses if the Net Cash Flow from Operations, Net Cash from Refinancings and Net Cash from Sales applied to pay Partnership Overhead Expenses pursuant to Section 7.2 are insufficient to satisfy such Partnership Overhead Expenses. To the extent that a Partner's share of the Net Cash Flow from Operations, Net Cash from Refinancings and Net Cash from Sales applied to pay Partnership Overhead Expenses pursuant to Section 7.2 is insufficient to satisfy such Partner's obligations under Section 7.2, the Managing General Partner shall notify each such Partner in writing of the amount that such Partner shall be obligated to contribute to the Partnership, as a Partnership Overhead Contribution, in order to satisfy such obligations. Each such Partner shall make its Partnership Overhead Contribution, by check or in immediately available funds, to such account as the Managing General Partner shall have specified in its notice, within five (5) Business Days after receipt of such notice from the Managing General Partner. Partnership Overhead Contributions shall not be included in the Capital Contributions Account for any Qualified Property except to the extent funded as Default Contributions (in which event the applicable Default Contribution shall be credited proportionately to the Capital Contributions Accounts of the Non-Defaulting Partner for each Qualified Property pursuant to Section 5.1(e)(i) below), but will be deemed to constitute Capital Contributions for purposes of determining the Percentage Interests of the Partners.

            (e) Failure to Fund an Additional Capital Contribution, Extraordinary Capital Contribution or Partnership Overhead Contribution. If any Partner (a "DEFAULTING PARTNER") fails to make any Additional Capital Contribution, Extraordinary Capital Contribution or Partnership Overhead Contribution which it is required to make under this Section 5.1 by the due date therefor, then any non-defaulting Partner (a "NON-DEFAULTING PARTNER") may, at its election, either (1) make an Additional Capital Contribution, Extraordinary Capital Contribution or

      Partnership Overhead Contribution to the Partnership in an amount (a "DEFAULT CONTRIBUTION") equal to the amount that the Defaulting Partner failed to contribute (the "DEFAULT AMOUNT"), in which event the Percentage Interests of the Partners will be adjusted as provided in subsection (i) below or (2) make a default loan (a "DEFAULT LOAN") to the Defaulting Partner in an amount equal to the sum of the Default Amount on the terms described in subsection (ii) below. Nothing contained in this Section 5.1(e) will limit or otherwise modify any other rights or remedies of the Partners (including those of the Managing General Partner) expressly set forth in this Agreement.

            (i) If a Non-Defaulting Partner elects to make a Default Contribution equal to the Default Amount, then except as otherwise expressly provided by the last paragraph of this Section 5.1(e)(i) below, the Percentage Interests of all of the Partners shall be adjusted immediately following the making of such Default Contribution as provided in this Section 5.1(e)(i) below. For purposes of determining the Percentage Interests of the Partners hereunder, the Non-Defaulting Partner who made such Default Contribution will be deemed to have made a Capital Contribution to the Partnership equal to the product of (x) the Default Amount multiplied by (y) 2, and the Percentage Interests of the Partners shall be thereafter calculated pursuant to the definition of "Percentage Interests" in Article I hereof. For example, if (1) the total Percentage Interests and Capital Contributions of each Partner prior to an Extraordinary Call equaled .100% and $50,000 for Ramco GP, .100% and $50,000 for Fund GP, 29.900% and $14,950,000 for Ramco LP, and 69.900% and
      $34,950,000 for Fund, (2) the Partnership made an Extraordinary Call for $10,000,000, (3) Fund GP and Fund made their respective Extraordinary Capital Contributions in the amounts of $10,000 and $6,990,000, respectively, but Ramco GP and Ramco LP failed to make their respective Extraordinary Capital Contributions in the amounts of $10,000 and $2,990,000, respectively, and (4) the Fund made a Default Contribution as a result of Ramco GP's and Ramco LP's failure in the amount of $3,000,000, THEN the deemed Capital Contributions for purposes of calculating the Percentage Interest of each Partner would thereafter equal $60,000 in the case of Fund GP (i.e., $50,000 previous Capital Contributions + $10,000 Extraordinary Capital Contribution), $47,940,000 in the case of the Fund (i.e., $34,950,000 previous Capital Contributions + $6,990,000 Extraordinary Capital Contribution + [2 x $3,000,000 Default Amount = $6,000,000 Default Contribution]), $50,000 in the case of Ramco GP, and $14,950,000 in the case of Ramco LP. The Percentage Interest of each Partner would thereafter equal .095% in the case of Fund GP, 76.095% in the case of the Fund, .080% in the case of Ramco GP, and 23.730% in the case of Ramco LP.

      The adjustment of the Percentage Interests of the Partners hereunder shall constitute satisfaction of the Default Amount and shall cure the Defaulting Partner's default hereunder and the Default Contribution shall constitute a Capital

      Contribution made by the Non-Defaulting Partner and shall be credited to the Capital Account and Capital Contributions Account of the Non-Defaulting Partner; provided that, the Default Amount shall be included in the calculation of the aggregate Additional Capital Contributions, Extraordinary Capital Contributions and/or Partnership Overhead Contributions that a Partner failed to make for purposes of this paragraph below, Section 5.1(e)(ii) below or Section 8.3(a)(v) below. Notwithstanding the foregoing, the provisions of this Section 5.1(e) shall not be applied against any Fund Partner, as the Defaulting Partner, during the occurrence and continuance of any material default by Ramco GP or any other Approved Ramco Party, in its capacity as Managing General Partner, of its obligations under this Agreement, or by the Property Manager of its obligations under any Management Agreement, and neither Fund Partner shall be obligated to make an Additional Capital Contribution, Extraordinary Capital Contribution or Partnership Overhead Contribution to the Partnership pursuant to this Agreement unless and until any such material default by Ramco GP or such Approved Ramco Party, in its capacity as Managing General Partner, or the Property Manager, as the case may be, has been cured to the reasonable satisfaction of the Fund GP. In addition, if Ramco LP, Ramco GP or any other Affiliate of Ramco who is then a Partner fails to make Additional Capital Contributions, Extraordinary Capital Contributions and/or Partnership Overhead Contributions required to be made under the terms of this Agreement in an aggregate amount over the life of the Partnership in excess of $5,000,000, which failure or failures has/have not been cured within the cure periods provided in this Section 5.1(e), then at any time thereafter Fund GP shall have the right to remove the Managing General Partner as provided in Section 8.3 hereof.

      Any Default Contribution made in respect of any failed Partnership Overhead Contribution shall be allocated, for purposes of this Agreement, among all Qualified Properties then owned, directly or indirectly, by the Partnership in accordance with the relative aggregate Capital Contributions made by the Partners in connection with the initial acquisition of each such Qualified Property. For example, if a Partner fails to make a Partnership Overhead Contribution in the amount of $50,000, another Partner makes a Default Contribution in respect of such Partnership Overhead Contribution, the Partnership at the time owns two Qualified Properties, and the Partners made Capital Contributions in the aggregate amount of $7,000,000 to acquire Property A and $3,000,000 to acquire Property B, then the Partner making the Default Contribution shall be deemed to have made a Default Contribution in the aggregate amount of $100,000 (i.e., 2 x $50,000 = $100,000), which Default Contribution will be allocated $70,000 to Property A (i.e., [$7,000,000/$10,000,000 = 70%] x
      $100,000 = $70,000) and $30,000 to Property B (i.e.,
      [$3,000,000/$10,000,000 = $30%] x $100,000 = $30,000).

      Notwithstanding anything to the contrary stated hereinabove, if within ten
      (10) Business Days after the date upon which a Non-Defaulting Partner makes a Default Contribution, the Defaulting Partner pays to such Non-Defaulting Partner an amount equal to the entire Default Amount (which amount shall constitute a Capital Contribution of such Defaulting Partner to the Partnership), plus interest (at the rate accruing on Default Loans pursuant to Section 5.1(e)(ii) below) on such Default Amount from the date that the Non-Defaulting Partner made the Default Contribution until the date of such payment by the Defaulting Partner to the Non-Defaulting Partner (which interest shall not constitute, or be deemed to constitute, a Capital Contribution of such Defaulting Partner to the Partnership), then the Defaulting Partner's default will be deemed cured, and (A) the Percentage Interests of the Partners will not be adjusted (or deemed to have been at any time adjusted) as provided in this Section 5.1(e)(i) on account of such Default Amount, and (B) the Default Amount shall not be deemed to constitute a failed Additional Capital Contribution, Extraordinary Capital Contribution or Partnership Overhead Contribution for purposes of the calculation specified in this Section 5.1(e)(i) above,
      Section 5.1(e)(ii) below or Section 8.3(a)(v) below.

            (ii)If a Non-Defaulting Partner elects to make a Default Loan to the Defaulting Partner, then such Default Loan shall not be a personal obligation of the Defaulting Partner; provided that, such Default Loan shall be payable or collectible out of Net Cash Flow from Operations, Net Cash from Refinancings, and/or Net Cash from Sales otherwise distributable or payable to such Defaulting Partner pursuant to and in accordance with
      Section 7.1 below. The outstanding balance of all Default Loans made pursuant to this Section 5.1(e) shall bear interest at the rate of fifteen percent (15%) per annum, from time to time, compounded monthly, while such Default Loans remain outstanding; provided that, the interest rate shall in any event be limited to the highest rate that the lending Partner is permitted to recover under applicable law. All amounts allocated from such Defaulting Partner's distributions to repay Default Loans pursuant to
      Section 7.1(a), Section 7.1(b) and/or Section 7.1(c) below shall be applied and paid first to the payment of accrued interest on any Default Loans, pari passu and pro rata in accordance with the then outstanding balances thereof, and then to the payment of principal of any such Default Loans, pari passu and pro rata in accordance with the then outstanding balances thereof, before any amounts are distributed to the Defaulting Partner pursuant to said Sections 7.1(a), 7.1(b) or 7.1(c). In addition, if Ramco LP, Ramco GP or any other Affiliate of Ramco who is then a Partner fails to make Additional Capital Contributions, Extraordinary Capital Contributions and/or Partnership Overhead Contributions that are required to be made pursuant to the terms of this Agreement in an aggregate amount over the life of the Partnership in excess of $5,000,000, which failure or failures has/have not been cured within the cure periods provided in this Section 5.1(e), then at any time thereafter Fund GP shall have the right to remove the Managing General Partner as provided in
      Section 8.3 hereof.

            Notwithstanding anything to the contrary stated hereinabove, if within ten (10) Business Days after the date upon which a Non-Defaulting Partner makes a Default Loan, the Defaulting Partner pays to such Non-Defaulting Partner an amount equal to the entire Default Amount (which amount shall constitute a Capital Contribution of such Defaulting Partner to the Partnership), plus interest on the Default Loan accrued from the date that the Non-Defaulting Partner made the Default Loan until the date of such payment by the Defaulting Partner to the Non-Defaulting Partner (which interest shall not constitute, or be deemed to constitute, a Capital Contribution of such Defaulting Partner to the Partnership), then the Defaulting Partner's default will be deemed cured, and the Default Amount shall not be deemed to constitute a failed Additional Capital Contribution, Extraordinary Capital Contribution or Partnership Overhead Contribution for purposes of the calculation specified in this Section 5.1(e)(ii) above, Section 5.1(e)(i) above or Section 8.3(a)(v) below.

            (f) Failure to Satisfy Claims Under a Contribution Agreement. If a Partner has contributed an Approved Qualified Property pursuant to a Contribution Agreement (a "CONTRIBUTING PARTNER") and the Partnership has a claim under such Contribution Agreement against such Contributing Partner which has either been (i) acknowledged and agreed to by such Contributing Partner or (ii) adjudicated in favor of the Partnership (after all appeals have been taken) (the acknowledged or adjudicated amount of such claim being the "CLAIM AMOUNT"), such Contributing Partner shall satisfy such Claim Amount at its expense (for which it shall not receive any additional credit to its Capital Contributions Account or Capital Account as a Capital Contribution). If such Contributing Partner (a "DEFAULTING CONTRIBUTING PARTNER") shall fail to satisfy such Claim Amount within ten (10) Business Days following the date that such Claim Amount is acknowledged and agreed to by such Contributing Partner or such judgment becomes due and payable, as the case may be, Ramco LP (if a Fund Partner is the Defaulting Contributing Partner) or the Fund (if a Ramco Partner is the Defaulting Contributing Partner) may, by (and upon) delivery of written notice to the Other Partners, elect to treat the Claim Amount as a Default Amount and to treat the Partner who delivered such notice as having made a Default Contribution to the Partnership in respect of the Default Amount. In such event, the Percentage Interests of the Partners shall be recalculated as provided in Section 5.1(e)(i) above. For example, if (1) the total Percentage Interests and Capital Contributions of each Partner prior to the date that a Contributing Partner fails to pay and satisfy a Claim Amount equaled .100% and $50,000 for Ramco GP, .100% and $50,000 for Fund GP, 29.900% and $14,950,000 for Ramco LP, and 69.900%
      and $34,950,000 for Fund, (2) Ramco LP, as a Defaulting Contributing Partner, failed to pay a Claim Amount in the amount of $5,000,000, and (3) the Fund elected to treat the Claim Amount as a Default Amount and to treat the Fund as having made a Default Contribution to the Partnership in respect of such Default Amount, THEN the deemed Capital Contributions for purposes of calculating the Percentage Interest of each Partner would thereafter equal $50,000 in the case of Fund GP, $44,950,000 in the case of Fund (i.e., $34,950,000 previous Capital Contributions + [2 x $5,000,000 Claim Amount = $10,000,000 deemed Default Contributions]), $50,000 in the case of Ramco GP, and $14,950,000 in the case of Ramco LP. The Percentage Interest of each Partner would thereafter equal .083% in the case of Fund GP, 74.917% in the case of Fund, .083% in the case of Ramco GP, and 24.917% in the case of Ramco LP.

      The adjustment of the Percentage Interests hereunder shall constitute satisfaction of the Claim Amount and shall cure the Defaulting Contributing Partner's default hereunder.

            SECTION 5.2 RETURN OF CAPITAL CONTRIBUTION. Except as otherwise expressly provided in this Agreement, (a) the Capital Contribution of a Partner will be returned to that Partner only in the manner and to the extent provided in Article VII and Article IX hereof and (b) no Partner shall have any right to demand or receive the return of its Capital Contribution. In the event the Partnership is required or compelled to return any Capital Contribution, no Partner shall have the right to receive property other than cash. No Partner shall be entitled to interest on its Capital Contribution or Capital Account notwithstanding any disproportion therein as between the Partners.

            SECTION 5.3 LIABILITY OF THE LIMITED PARTNERS. No Limited Partner shall have any personal liability to the Partnership, to any Partner, to the creditors of the Partnership or to any other Person for any debt, liability or obligation of the Partnership. No Limited Partner shall be required to contribute funds or capital to the Partnership in excess of its Capital Commitment although Limited Partners may at their option contribute funds in excess of their respective Capital Commitments pursuant to Section 5.1(b) and
Section 5.1(c) hereof.

            SECTION 5.4 NO THIRD PARTY BENEFICIARIES. The foregoing provisions of this Article V are not intended to be for the benefit of any creditor of the Partnership or any other Person, and no creditor of the Partnership or any other Person may rely on the commitment of any Partner to make any Capital Contribution. Additional Capital Contributions, Extraordinary Fundings and Partnership Overhead Contributions are not payable unless and until the conditions set forth in Section 5.1 hereof have been satisfied, and no creditor of the Partnership or any other Person shall have, or be given, any right to cause a Capital Call, Extraordinary Call or a call for Partnership Overhead Contributions to be given by the Managing General Partner or otherwise.

            SECTION 5.5 RESTRICTION ON SOURCES OF CAPITAL CONTRIBUTIONS. No Partner will make (or be permitted to make) any Capital Contribution with the "plan assets", within the meaning of the Plan Asset Regulation, of any employee benefit plan or other retirement arrangement.

                                   ARTICLE VI
                        MAINTENANCE OF CAPITAL ACCOUNTS;
                        ALLOCATION OF PROFITS AND LOSSES
                            FOR BOOK AND TAX PURPOSES

            SECTION 6.1 CAPITAL ACCOUNTS.

            (a) Generally: Credits to Capital Accounts. A Capital Account shall be established and maintained for each Partner. Initially, the Capital Account of each Partner shall be credited with each Partner's respective Initial Capital Contribution. Thereafter, each Partner's Capital Account shall be credited with any Additional Capital Contributions, Extraordinary Capital Contributions or Partnership Overhead Contributions made or contributed by such Partner and such Partner's allocable share of Profits, any individual items of income and gain allocated to such Partner pursuant to the provisions of this Article VI, and the amount of additional cash, or the Fair Market Value of any Partnership asset (net of any liabilities assumed by the Partnership and liabilities to which the asset is subject), contributed to the Partnership by such Partner or deemed contributed to the Partnership by such Partner in accordance with Regulations Section 1.704-1(b)(2)(iv)(c).

            (b) Debits to Capital Account. The Capital Account of each Partner shall be debited with the Partner's allocable share of Losses, any individual items of expenses and loss allocated to such Partner pursuant to the provisions of this Article VI, the amount of any cash distributed to such Partner and the Fair Market Value of any Partnership asset (net of any liabilities assumed by the Partner and liabilities to which the asset is subject) distributed to such Partner or deemed distributed to such Partner in accordance with Regulations Section 1.704-1(b)(2)(iv)(c).

            (c) Capital Account of Transferee. In the event that any Percentage Interest of a Partner is transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred Percentage Interest in such Partner.

            (d) Adjustments of Book Value. In the event that the Book Value of any Partnership asset is adjusted as described in the definition of "Book Value", the Capital Accounts of all Partners shall be adjusted in accordance with Regulations Section 1.704-1(b)(2)(iv)(f) or Regulations
      Section 1.704-1(b)(2)(iv)(m), as applicable, to reflect such adjustment.

            (e) Compliance with Regulations. The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulations Section 1.704-1(b) and shall be interpreted and applied in a manner consistent with such Regulation. In the event that the Managing General Partner shall determine that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto, are computed in order to comply with such Regulation, the Managing General Partner may make such modification; provided, however, that if such modification constitutes a Material Modification, it shall become effective only upon the consent of any Partner to whom such modification would constitute a Material Modification.

            SECTION 6.2 PROFITS AND LOSSES.

            (a) Allocation. Except as otherwise provided in Section 6.3 hereof, for each fiscal year of the Partnership, Profits and Losses of the Partnership with respect to each Qualified Property shall be allocated in a manner so as to cause the Capital Account balance of each Partner to equal the amount that would be payable to such Partner by the Partnership (or for which such Partner would be liable to the Partnership) if (x) the Partnership sold such Qualified Property (and all assets allocable thereto) for an amount equal to its Book Value and (b) distributed the net proceeds under Article VII hereof (taking into account Section 7.1(d)). The Partners hereby acknowledge that it is their intent that, prior to a distribution of liquidating proceeds pursuant to Section 9.2(iv)(C) hereof, the Capital Account balance of each Partner shall be equal to the amount that such Partner would receive under Section 7.1(c) hereof, and that the allocations set forth in this Section 6.2(a) are intended and shall be interpreted to accomplish this result.

            (b) Adjustments to "Profits" and "Losses". When used in this Agreement, "PROFITS" and "LOSSES" shall mean, for each fiscal year or other period, an amount equal to the Partnership's taxable income or loss for such year or period, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), and otherwise in accordance with the methods of accounting followed by the Partnership for federal income tax purposes, with the following adjustments:

                  (i) any income of the Partnership that is exempt from federal income tax and not otherwise taken into account in computing Profits or Losses shall be added to such taxable income or loss;

                  (ii) any items that are specially allocated pursuant to this Agreement shall not be taken into account in computing Profits or Losses;

                  (iii) any expenditure of the Partnership described in Code
      Section 705(a)(2)(B) (or treated as such under Regulations Section 1.704-1(b)(2)(iv)(i)) and not otherwise taken into account in computing Profits or

      Losses pursuant to this definition shall be deducted from such taxable income or loss;

                  (iv) any depreciation, amortization and/or cost recovery deductions with respect to any asset shall be deemed to be equal to the Book Depreciation available with respect to such asset;

                  (v) the computation of all items of income, gain, loss and deduction shall be made without regard to any basis adjustment under Code
      Section 743;

                  (vi)in the event the Book Value of any Partnership asset is adjusted pursuant to the definition of Book Value, the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Profits or Losses; and

                  (vii) gain or loss resulting from any disposition of property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Book Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Book Value.

            SECTION 6.3 REGULATORY ALLOCATIONS.

            (a) Minimum Gain Chargeback. If there is a net decrease in Partnership Minimum Gain during any fiscal year, each Partner shall be specially allocated items of Partnership income and gain for such fiscal year (and, if necessary, subsequent fiscal years) in an amount equal to such Partner's share of the net decrease in Partnership Minimum Gain, as determined under Regulations Section 1.704-2(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant thereto. The items to be so allocated shall be determined in accordance with Regulations Sections 1.704-2(f)(6) and 1.704-2(j)(2). This Section 6.3(a) is intended to comply with the "minimum gain chargeback" requirements of Regulations Section 1.704-2(f) and shall be interpreted consistently therewith.

            (b) Chargeback Attributable to Partner Nonrecourse Debt. If there is a net decrease in Partner Nonrecourse Debt Minimum Gain during any fiscal year attributable to a Partner Nonrecourse Debt, each Partner with a share of Partner Nonrecourse Debt Minimum Gain attributable to such Partner Nonrecourse Debt at the beginning of such year shall be specially allocated items of income and gain for such fiscal year (and, if necessary, for subsequent fiscal years) in an amount equal to such Partner's share of the net decrease in Partner Nonrecourse Debt Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(4) and (5). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant thereto. The items to be so allocated shall be determined in accordance with Regulations Sections 1.704-2(i)(4) and 1.704-2(j)(2). This Section 6.3(b) is intended to comply with the "minimum gain chargeback" requirements of Regulations Section 1.704-2(i)(4) and shall be interpreted consistently therewith.

            (c) Qualified Income Offset. If any Partner unexpectedly receives any adjustment, allocation or distribution described in Regulations
      Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6) which results in or increases an Adjusted Capital Account Deficit for the Partner, such Partner shall be allocated items of income and book gain in an amount and manner sufficient to eliminate such Adjusted Capital Account Deficit or increase therein as quickly as possible; provided, that an allocation pursuant to this Section 6.3(c) shall be made if and only to the extent that such Partner would have an Adjusted Capital Account Deficit after all other allocations provided in this Article VI have been tentatively made as if this Section 6.3(c) were not in the Agreement. This Section 6.3(c) is intended to constitute a "qualified income offset" as provided by Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

            (d) Partner Nonrecourse Deductions. Items of Partnership loss, deduction or Section 705(a)(2)(B) expenditures that are attributable to a Partner Nonrecourse Debt ("PARTNER NONRECOURSE DEDUCTIONS") shall be allocated among the Partners who bear the Economic Risk of Loss for such Partner Nonrecourse Debt in the ratio in which they share Economic Risk of Loss for such Partner Nonrecourse Debt. This provision is to be interpreted in a manner consistent with the requirements of Regulations
      Section 1.704-2(b)(4) and (i)(1).

            (e) Limitation on Allocation of Net Loss. To the extent any allocation of Losses or other items of loss or deduction would cause or increase an Adjusted Capital Account Deficit as to any Partner, such allocation shall be reallocated among the other Partners in accordance with their respective Percentage Interests, subject to the limitations hereof.

            (f) Curative Allocation. The allocations set forth in this Section
      6.3 (the "REGULATORY ALLOCATIONS") are intended to comply with certain requirements of the applicable Regulations promulgated under Code Section 704(b). Notwithstanding any other provision of this Article VI, the Regulatory Allocations shall be taken into account in allocating other operating Profits, Losses and other items of income, gain, loss and deduction to the Partners for Capital Account purposes so that, to the extent possible, the net amount of such allocations of Profits, Losses and other items shall be equal to the amount that would have been allocated to each Partner if the Regulatory Allocations had not occurred.

            SECTION 6.4 ALLOCATION OF TAX ITEMS FOR TAX PURPOSES.

            (a) Generally. Subject to Regulations Sections 1.704-1(b)(4)(i) and 1.704-1(b)(2)(iv)(m) and Section 6.4(b), Section 6.4(c) and Section 6.4(e) hereof, allocations of income, gain, loss, deduction and credit for federal, state and local tax purposes shall be allocated to the Partners in the same manner and amounts as the book items corresponding to such tax items are allocated for Capital Account purposes.

            (b) Recapture Income. Notwithstanding Section 6.4(a) hereof, if there is a gain on any sale, exchange or other disposition of Partnership property and all or a portion of such gain is characterized as ordinary income by virtue of the recapture rules of Code Section 1245 or 1250, or under the corresponding recapture rules of state or local income tax law, as the case may be, then, to the extent possible, such recapture income for United States and state and local tax purposes shall be allocated to the Partners in the ratio that they were allocated Tax Depreciation previously taken and allowed with respect to the Partnership property being sold or otherwise disposed of.

            (c) Section 754 Adjustments. Notwithstanding Section 6.4(a) hereof, any increase or decrease in the amount of any items of income, gain, loss, deduction or credit for tax purposes attributable to an adjustment to the basis of Partnership assets made pursuant to a valid election or deemed election under Code Sections 732(d), 734, 743, and 754, and any increase or decrease in the amount of any item of credit or tax preference attributable to any such adjustment, shall be allocated to those Partners entitled thereto under such law. Such items shall be excluded in determining the Capital Accounts of the Partners, except as otherwise provided by Regulations Section 1.704-1(b)(2)(iv)(m).

            (d) Nonrecourse Deductions. Any "Nonrecourse Deductions" as defined in Regulations Section 1.704-2 for any fiscal year or other period shall be specially allocated as items of loss in the manner provided in Regulations Section 1.704-2(j)(1)(ii).

            (e) Sharing of Excess Nonrecourse Liabilities. For purposes of determination of the Partners' shares of the excess Nonrecourse Liabilities of the Partnership for purposes of Regulations Section 1.752-3(a)(3), the Partners' interests in profits as determined pursuant to Regulations Section 1.752-3(a)(3) shall be in accordance with their Percentage Interests as adjusted from time to time.

            (f) Section 704(c). Notwithstanding Section 6.4 hereof, if the Partnership owns or acquires Section 704(c) Property, or if the Tax Matters Partner makes an election referred to in the definition of "Book Value" herein, then, solely for tax purposes and not for Capital Account purposes, Tax

      Depreciation, and any gain or loss, attributable to such Section 704(c) Property shall be allocated between or among the Partners in a manner that takes into account the variation between such Book Value and such adjusted tax basis, in accordance with the principles of Code Section 704(c) and the Regulations promulgated thereunder and such method set forth in Regulations Section 1.704-3(b). Any elections or other decisions relating to such allocations (including under Regulations Section 1.704-3, whether to use the traditional method, the traditional method with curative allocations or the remedial method) shall be made by the Tax Matters Partner (as defined below) in any manner that reasonably reflects the purpose and intention of this Agreement.

            SECTION 6.5 Tax Matters Partner. The Managing General Partner is hereby designated as the "tax matters partner" for the Partnership as such term is defined in Code Section 6231(a)(7) (the "TAX MATTERS PARTNER"), and all federal, state and local tax audits and litigation shall be conducted under the direction of the Managing General Partner. All expenses incurred with respect to any tax matter which does or may affect the Partnership, including but not limited to expenses incurred by the Managing General Partner acting in its capacity as Tax Matters Partner in connection with Partnership level administrative or judicial tax proceedings, shall be paid out of Partnership assets, whether or not included in an Annual Plan. If the Other General Partner is permitted under the Code to participate in Partnership level administrative or judicial tax proceedings and the Other General Partner chooses, in its sole discretion, to so participate, the Partnership shall be responsible for all expenses incurred by the Other General Partner in connection with such participation, whether or not included in an Annual Plan. Without the consent of the Other General Partner, the Tax Matters Partner shall have no right to extend the statute of limitations for assessing or computing any tax liability against the Partnership or the amount of any Partnership tax item or to settle any dispute with respect to any income, or any other material, tax. The Tax Matters Partner shall, promptly upon receipt thereof, forward to each Partner a copy of any correspondence relating to the Partnership received from the Internal Revenue Service or any other tax authority which relates to matters that are of material importance to the Partnership and/or the Partners. The Tax Matters Partner shall promptly advise each Partner in writing of the substance of any material conversation held with any representative of the Internal Revenue Service which relates to an audit or administrative proceeding relating to a tax return of the Partnership.

            SECTION 6.6 ADJUSTMENTS.

            (a) Generally. Except as otherwise provided in this Agreement, all items of Partnership income, gain, loss and deduction and any other allocations not otherwise provided for shall be divided among the Partners in the same proportions as they share Profits and Losses, as the case may be, for the year.

            (b) Upon Transfer of Percentage Interest. If any Percentage Interest is transferred in any fiscal year in accordance with this Agreement, the Profits and

      Losses of the Partnership (and all items of income, gain, loss, deduction or credit for federal income tax purposes) shall be divided and allocated between the period prior to the transfer date and the period on or after the transfer date in the same ratio as the number of days in such fiscal year before and the number of days in such fiscal year on or after the transfer date; provided, however, that the portion of any Profits or Losses (or items of income, gain, loss, deduction or credit for federal income tax purposes) attributable to a sale or other disposition of all or any material portion of the Partnership's assets or to other extraordinary non-recurring items shall be allocated to the owner of the Percentage Interest as of the date of closing of the sale or other disposition or with respect to other extraordinary non-recurring items, the date the Profits or Losses (or item of income, gain, loss, deduction or credit for federal income tax purposes) are incurred, as the case may be.

            (c) Amendments to this Article VI. The Managing General Partner is specifically authorized, with the consent of the Other General Partner and upon the advice of the accountants or legal counsel for the Partnership, to amend this Article VI to comply with any Regulations with respect to the distributions and allocations of the Partnership and any such amendment shall become effective; provided, however, that if such amendment constitutes a Material Modification for any Partner, then such amendment shall become effective only upon the express written consent of such Partner.

                                   ARTICLE VII
                                  DISTRIBUTIONS

            SECTION 7.1 CASH AVAILABLE FOR DISTRIBUTIONS.

            (a) Net Cash Flow from Operations. Subject to Section 7.2 below and the next sentence of this Section 7.1(a), Net Cash Flow from Operations shall be determined separately for each Qualified Property and shall be distributed to the Partners pro rata in accordance with their respective Percentage Interests (as such Percentage Interests may be adjusted from time to time pursuant to and in accordance with this Agreement), not less frequently than monthly, within ten (10) Business Days after the end of each calendar month (each date upon which a distribution of Net Cash Flow from Operations is made being referred to herein as a "CASH FLOW DISTRIBUTION DATE"). Notwithstanding anything to the contrary stated in this Section 7.1(a) above or in Section 7.2 below, if any Default Loans remain unpaid and outstanding as of any Cash Flow Distribution Date, then all Net Cash Flow from Operations otherwise distributable to the Defaulting Partner who is the "borrower" under each such Default Loan on such Cash Flow Distribution Date pursuant to the foregoing provisions of this Section 7.1(a) shall be paid by the Partnership directly to the Non-Defaulting Partner who made such Default Loan until such Default Loan (including the principal thereof and accrued interest thereon) is paid in full, all in accordance with the terms and provisions of Section 5.1(e)(ii) hereof, but such amounts paid to the Non-Defaulting Partner pursuant to this sentence shall nevertheless be deemed to have been distributed to the Defaulting Partner for purposes of this Agreement (including, without limitation, the calculation of any Property IRR or the Partnership IRR). Net Cash Flow from Operations shall not be used to acquire Qualified Properties unless consented to in writing in advance by the General Partners.

            (b) Net Cash from Refinancings. Each Partner shall have the right to receive, within thirty (30) days after the Partnership derives any Net Cash from Refinancings from a Qualified Property (each date upon which the Partnership distributes Net Cash from Refinancings being referred to herein as a "REFINANCING PROCEEDS DISTRIBUTION DATE"), a distribution of such Net Cash from Refinancings determined as provided in this Section 7.1(b). On the Refinancing Proceeds Distribution Date, subject to Section
      7.2 below and the next sentence of this Section 7.1(b), the Partnership shall distribute such Net Cash from Refinancings to the Partners pro rata in accordance with their respective Percentage Interests (as such Percentage Interests may be adjusted from time to time pursuant to and in accordance with this Agreement). Notwithstanding anything to the contrary stated in this Section 7.1(b) above or in Section 7.2 below, if any Default Loans remain unpaid and outstanding as of any Refinancing Proceeds Distribution Date, then all Net Cash from Refinancings otherwise distributable to the Defaulting Partner who is the "borrower" under each such Default Loan on such Refinancing Proceeds Distribution Date pursuant to the foregoing provisions of this Section 7.1(b) shall be paid by the Partnership directly to the Non-Defaulting Partner who made such Default Loan until such Default Loan (including the principal thereof and accrued interest thereon) is paid in full, all in accordance with the terms and provisions of Section 5.1(e)(ii) hereof, but such amounts paid to the Non-Defaulting Partner pursuant to this sentence shall nevertheless be deemed to have been distributed to the Defaulting Partner for purposes of this Agreement (including, without limitation, the calculation of any Property IRR or the Partnership IRR). Net Cash from Refinancings shall not be used to acquire Qualified Properties or make capital improvements on Qualified Properties unless consented to in writing in advance by the General Partners.

            (c) Net Cash from Sales. Except upon liquidation, subject to the terms and provisions of Section 7.1(d) and Section 7.2 below, each Partner shall have the right to receive, within thirty (30) days after the Partnership derives any Net Cash from Sales from a Qualified Property (each date upon which the Partnership distributes Net Cash from Sales being referred to herein as a "SALES PROCEEDS DISTRIBUTION DATE"), a distribution of such Net Cash from Sales determined as provided in this
      Section 7.1(c). On the Sales Proceeds Distribution Date, subject to
      Section 7.2 below and the last paragraph of this Section 7.1(c), the Partnership shall distribute the Net Cash from Sales derived from a Qualified Property (including from the sale or other disposition of any outparcel that comprises a portion of a Qualified Property) to the Partners as follows:

                  (i) First, to the Partners pro rata in accordance with the outstanding balances of their respective Capital Contributions Accounts to be applied against the outstanding balance of each such Partner's Capital Contributions Account until each Partner's Capital Contributions Account has been reduced to zero;

                  (ii)Second, to the Partners pro rata in accordance with their respective Percentage Interests until the Fund Partners have received, collectively and in the aggregate pursuant to Sections 7.1(a), 7.1(b), 7.1(c)(i), and this 7.1(c)(ii), amounts sufficient to provide the Fund Partners with a Property IRR equal to 11%;

                  (iii) Third, (x) if a Promote Loss Event does not then exist, then to the Partners pro rata in accordance with their respective First Level Profits Percentages until the Fund Partners have received, collectively and in the aggregate pursuant to Sections 7.1(a), 7.1(b), 7.1(c)(i), 7.1(c)(ii), and this 7.1(c)(iii), amounts sufficient to provide the Fund Partners with a Property IRR equal to 12%, and (y) if a Promote Loss Event then exists, to the Partners pro rata in accordance with their respective Percentage Interests until all Net Cash from Sales has been distributed (and, in such event, clause (iv) below shall not apply); and

                  (iv)Fourth, if and only if a Promote Loss Event does not then exist, to the Partners pro rata in accordance with their respective Second Level Profits Percentages.

      Notwithstanding anything to the contrary stated in this Section 7.1(c) above or in Section 7.2 below, if any Default Loans remain unpaid and outstanding as of any Sales Proceeds Distribution Date, then all Net Cash from Sales otherwise distributable to the Defaulting Partner who is the "borrower" under each such Default Loan on such Sales Proceeds Distribution Date pursuant to the foregoing provisions of this Section 7.1(c) shall be paid by the Partnership directly to the Non-Defaulting Partner who made such Default Loan until such Default Loan (including the principal thereof and accrued interest thereon) is paid in full, all in accordance with the terms and provisions of Section 5.1(e)(ii) hereof, but such amounts paid to the Non-Defaulting Partner pursuant to this sentence shall nevertheless be deemed to have been distributed to the Defaulting Partner for purposes of this Agreement (including, without limitation, the calculation of any Property IRR or the Partnership IRR). Net Cash from Sales shall not be used to acquire Qualified Properties or make capital improvements on Qualified Properties unless consented to in writing in advance by the General Partners.

            (d) Clawback.

                  (i) Notwithstanding anything to the contrary stated or implied in Section 7.1(c) above, if the distribution to the Fund Partners of Net Cash from Sales derived from the sale of any Qualified Property pursuant to Section 7.1(c) above results in a Property IRR Shortfall, and there is a positive balance in any Ramco Partner's Promote Account as of such date, then on the Sales Proceeds Distribution Date, the Ramco Partners shall pay to the Fund Partners (whether by instructing the Partnership to distribute to the Fund Partners amounts otherwise distributable to such Ramco Partners in connection with the disposition of such Qualified Property or by making such payments directly to the Fund Partners) an amount equal to the lesser of (x) such Property IRR Shortfall and (y) the balance of the Ramco Partners' Promote Accounts as of such date.

                  (ii) Notwithstanding anything to the contrary stated or implied in Section 7.1(c) above, if any Property IRR Shortfall Account for any Fund Partner has a positive balance on a Sales Proceeds Distribution Date, and the distribution of Net Cash from Sales derived from the disposition of the applicable Qualified Property is sufficient to provide the Ramco Partners with a Promote Amount, then on the Sales Proceeds Distribution Date the Ramco Partners shall pay to the Fund Partners (whether by instructing the Partnership to distribute to the Fund Partners amounts otherwise distributable to such Ramco Partners in connection with the disposition of such Qualified Property or by making such payments directly to the Fund Partners) an amount equal to the lesser of (x) the balance of the Fund Partners' Property IRR Shortfall Account and (y) the aggregate Promote Amount distributable to the Ramco Partners from such Net Cash from Sales derived from the disposition of such Qualified Property.

                  (iii) Notwithstanding anything to the contrary stated or implied in this Agreement, if upon the liquidation of the Partnership and the sale or other disposition by the Partnership of its direct and/or indirect interest(s) in the final Qualified Property(ies) owned (directly or indirectly) by the Partnership, the aggregate distributions received by the Fund Partners pursuant to this Section 7.1 throughout the term of the Partnership are not sufficient to provide the Fund Partner(s) with a Partnership IRR equal to 11%, then upon the distribution of Net Cash from Sales derived from the disposition of such final Qualified Properties, the Ramco Partners shall pay to each such Fund Partner who has not achieved a Partnership IRR equal to 11% (whether by instructing the Partnership to distribute to the Fund Partner(s) amounts otherwise distributable to such Ramco Partners in connection with the disposition of such final Qualified Property(ies) or by making such payments directly to the Fund Partner(s)) an amount equal to the lesser of (x) the sum required to be paid to such Fund Partner(s) so that such Fund Partner(s) will receive a Partnership IRR equal to 11% and (y) an amount equal to the sum of (1) the aggregate Promote Amount (if any) distributable to the Ramco Partners from the Net Cash from Sales derived from the disposition of such final Qualified Property(ies) plus (2) the positive balance (if any) of each Ramco Partner's Promote Account.

            (e) Withholdings. The Managing General Partner is authorized to withhold from distributions to any Partner (or, in the event there are insufficient funds, require such Partner to contribute to the Partnership) and to pay over to any federal, state or local government any amounts required to be withheld pursuant to the Code or any provisions of any other federal, state or local law with respect to any payment, distribution or allocation to the Partnership or such Partner and shall allocate any such amounts to such Partner with respect to which such amount was withheld. All amounts so withheld (including such amounts contributed by the Partner) shall be treated as amounts distributed to such Partner, and will reduce the amount otherwise distributable to such Partner, pursuant to this Article VII for all purposes under this Agreement.

            (f) Restrictions on Distributions. Notwithstanding anything to the contrary contained in this Section 7.1, the Partnership shall not make a distribution to the extent that, at the time of such distribution and after giving effect to such distribution, all liabilities of the Partnership, other than liabilities to the Partners on account of their Capital Contributions and liabilities for which the recourse of creditors is limited to specific property of the Partnership or an SP Subsidiary (but only to the extent that such liabilities for which recourse of creditors is limited to specific property of the Partnership or an SP Subsidiary exceed the Fair Market Value of such specific property), shall exceed the Fair Market Value of the Partnership assets.

            SECTION 7.2 PAYMENT OF PARTNERSHIP OVERHEAD EXPENSES. The Partners shall be liable for payment of Partnership Overhead Expenses in proportion to their respective Percentage Interests as of the date of this Agreement (without taking into account any subsequent adjustment of Percentage Interests made pursuant to this Agreement). Each Partner's share of Partnership Overhead Expenses shall be deducted from the Net Cash Flow from Operations, Net Cash from Refinancings and Net Cash from Sales otherwise distributable to such Partner pursuant to Sections 7.1(a), 7.1(b) and 7.1(c) hereof, respectively, after taking into account amounts otherwise distributable to a Partner but reallocated to repay any Default Loans as provided in the last paragraph of each of Section 7.1(a), 7.1(b) and 7.1(c) hereof and after the reallocation of any distributions or the payment of any clawback payments pursuant to Section 7.1(d) hereof. All such amounts deducted from Net Cash Flow from Operations, Net Cash from Refinancings and Net Cash from Sales and used to pay Partnership Overhead Expenses shall be treated for all purposes of this Agreement as if such amounts had been distributed to the Partner and then immediately recontributed by such Partner as a Partnership Overhead Contribution. In the event that a Partner's share of Partnership Overhead Expenses exceeds such Partner's share of Net Cash Flow from Operations, Net

Cash from Refinancings and Net Cash from Sales, such Partner shall make a Partnership Overhead Contribution in cash to the Partnership in the manner provided in Section 5.1(d) hereof.

                                  ARTICLE VIII
                  TRANSFER; REMOVAL OF MANAGING GENERAL PARTNER

            SECTION 8.1 PROHIBITION ON TRANSFERS AND WITHDRAWALS BY PARTNERS. The Partners shall be prohibited from transferring or assigning their respective Partnership Interests (or any part of such Partnership Interests) in the Partnership (except that a Ramco Partner may transfer its Partnership Interest to an Approved Ramco Party and a Fund Partner may transfer its Partnership Interest to an Approved Fund Party), and any other attempted transfer shall be void ab initio. Except as provided in Section 11.1 and Section 11.2 hereof, the Partners shall be prohibited from withdrawing from the Partnership (except that a Ramco Partner may withdraw from the Partnership if such Ramco Partner's entire Partnership Interest is concurrently transferred to, and assumed by, an Approved Ramco Party, and a Fund Partner may withdraw from the Partnership if such Fund Partner's entire Partnership Interest is concurrently transferred to, and assumed by, an Approved Fund Party). If any Partner withdraws from the Partnership in violation of this Agreement, such Partner shall be and remain liable for all obligations and liabilities incurred by it as a Partner, and shall be liable to the Partnership and the other Partners for all indemnifications set forth herein and for any liabilities, losses, claims, damages, costs and expenses (including reasonable attorneys' fees) incurred by the Partnership as a result of any withdrawal in breach of this Agreement.

            SECTION 8.2 PROHIBITION ON TRANSFERS BY AND RESIGNATION OF MANAGING GENERAL PARTNER.

            (a) Ramco GP may not transfer or assign its rights and obligations (or any portion thereof) as the Managing General Partner and may not resign as Managing General Partner, except by or in connection with a transfer of its entire Partnership Interest to an Approved Ramco Party or with the prior written consent of all the Partners, which consent may be given or withheld in their sole discretion. If Ramco GP resigns as Managing General Partner in violation of the preceding sentence, Ramco GP shall be and remain liable for all obligations and liabilities incurred by it as Managing General Partner, and shall be liable to the Partnership and the Fund Partners for all indemnifications set forth herein and for any liabilities, losses, claims, damages, costs and expenses (including reasonable attorneys' fees) incurred by the Partnership as a result of any resignation in breach of this Agreement. If Ramco GP makes any transfer or assignment of its Partnership Interest (including its rights and obligations as Managing General Partner) to an Approved Ramco Party (including in connection with its withdrawal as Managing General Partner), or if the Partners approve any other transfer or assignment by Ramco GP of its rights and obligations as Managing

      General Partner, then any transferee or assignee thereof (including any transferee or assignee that is an Approved Ramco Party) shall execute a counterpart to this Agreement agreeing to be bound by all the provisions of this Agreement as if originally a party to this Agreement.

            (b) Any assignment, transfer or other disposition (voluntary, involuntary or by operation of law) of any ownership interest in Ramco GP to a Person other than an Approved Ramco Party shall require the prior written consent of Fund GP.

            SECTION 8.3 REMOVAL OF RAMCO GP AS MANAGING GENERAL PARTNER.

            (a) Generally. In the event of (i) an Incurable Default, (ii) a default by Ramco GP (or any other Affiliate of Ramco who is then the Managing General Partner), of any of its obligations hereunder as the Managing General Partner, or a default by the Property Manager (if such Property Manger is an Affiliate of Ramco) of any of its obligations under any Management Agreement, which default materially and adversely affects the Partnership or any Fund Partner and which remains uncured for thirty
      (30) days after delivery to the Managing General Partner or Property Manager, as the case may be, of written notice thereof (provided that, notwithstanding the foregoing, if such default cannot be reasonably cured within thirty (30) days, then the Managing General Partner or Property Manager, as the case may be, shall be provided such additional time as is reasonably necessary in order to cure the default but not, in any event, more than ninety (90) days after delivery of written notice thereof),
      (iii) gross negligence, willful misconduct or fraud in the performance by Ramco GP (or any other Affiliate of Ramco who is then the Managing General Partner), as the Managing General Partner, of its obligations hereunder or by the Property Manager (if such Property Manager is an Affiliate of Ramco) of its obligations under any Management Agreement, (iv) the commission of a felony or misdemeanor involving embezzlement, theft or acts of moral turpitude by Ramco GP (or any other Affiliate of Ramco who is then the Managing General Partner), as the Managing General Partner, or the Property Manager (if such Property Manager is an Affiliate of Ramco),
      (v) failure by Ramco GP, Ramco LP or any other Affiliate of Ramco who may then be a Partner to make Additional Capital Contributions, Extraordinary Capital Contributions and/or Partnership Overhead Contributions required to be made in accordance with this Agreement in an aggregate amount over the life of the Partnership in excess of $5,000,000, which failure or failures has/have not been cured within the cure periods provided in
      Section 5.1(e) hereof, (vi) failure by a Ramco Partner to pay a Claim Amount on or before the date that such Claim Amount becomes delinquent entitling the Other Partners to elect to treat such Claim Amount as a Default Contribution pursuant to Section 5.1(f) above, (vii) Ramco GP, Ramco LP or any Affiliate of Ramco transfers its Partnership Interest to any Person who is not an Approved Ramco Party in breach of this Agreement or withdraws as a Partner from the Partnership without concurrently transferring its entire Partnership Interest to an Approved Ramco Party in breach of this Agreement, or (viii) Ramco GP (or any Approved Ramco Party who is then the Managing General Partner), in breach of this Agreement, transfers or assigns its rights and obligations as the Managing General Partner to any Person other than an Approved Ramco Party without concurrently appointing an Approved Ramco Party (who has been admitted as a General Partner of the Partnership) to succeed it (any of the foregoing, "CAUSE"), THEN the Other General Partner shall have the right in its sole and absolute discretion to remove the Managing General Partner by written notice to the Managing General Partner (the "REMOVAL NOTICE") and to appoint a new Managing General Partner. The Removal Notice shall specifically set forth the act or failure to act of Ramco GP, Ramco LP, the Property Manager or any other Affiliate of Ramco upon which the Cause is based. Such removal of the Managing General Partner shall be effective ten (10) Business Days after receipt of the Removal Notice by the Managing General Partner. If the Other General Partner elects to remove the Managing General Partner as provided hereinabove, the Other General Partner shall have the unilateral right to terminate (or cause the Partnership or any SP Subsidiary to terminate) any agreements between the Partnership or any SP Subsidiary, on the one hand, and the Managing General Partner (or any Affiliate of the Managing General Partner or its Related Partner), on the other hand, without cost or penalty as of the effective date of the Managing General Partner's removal.

            (b) Acceleration of Buy/Sell Rights. Upon and at any time following removal of Ramco GP or any other Approved Ramco Party as Managing General Partner pursuant to Section 8.3(a) above, any Partner may deliver an Offer Notice or Property Sale Notice exercising its rights under Article XI below.

                                   ARTICLE IX
                                   TERMINATION

            SECTION 9.1 DISSOLUTION. The Partnership shall dissolve and commence winding up and liquidating upon the first to occur of any of the following (collectively, the "LIQUIDATING EVENTS"):

                  (i) the reduction to cash or cash equivalents (other than purchase money notes obtained by the Partnership from the sale of any Qualified Property) of the last remaining Qualified Property;

                  (ii) the agreement in writing by the General Partners to dissolve the Partnership;

                  (iii) the termination of the term of the Partnership pursuant to Section 2.5 hereof;

                  (iv) the entry of a decree of judicial dissolution of the Partnership pursuant to Section 17-802 of the Act;

                  (v) all of the Qualified Properties have been sold to the Ramco Partners, or their designees, or to the Fund Partners, or their designees, pursuant to the exercise of the Buy/Sell rights as provided in
      Section 11.1 or Section 11.2 hereof;

                  (vi) the Bankruptcy, insolvency, dissolution or withdrawal from the Partnership of any Ramco Partner or any Fund Partner, provided that the bankruptcy of any Ramco Partner or Fund Partner shall not constitute a Liquidating Event if the Partnership is continued pursuant to this Section 9.1; or

                  (vii) the election of any General Partner to dissolve the Partnership after the breach by any Fund Partner (in the case of Ramco GP or any other Affiliate of Ramco who is a General Partner) or any Ramco Partner (in the case of the Fund GP or any other Affiliate of Fund who is a General Partner) of any representation, warranty or covenant contained in this Agreement, which breach had or has a material adverse effect on the Partnership or such General Partner, and, if capable of cure, is not cured within thirty (30) days after notice thereof from such General Partner.

The Partners hereby agree that, notwithstanding any provision of the Act, the Partnership shall not dissolve prior to the occurrence of a Liquidating Event. Upon the occurrence of the events described in Section 9.1(vi) and Section 9.1(vii) above (relating to the status of the Ramco Partners or the Fund Partners), the Partnership shall not be dissolved or required to be wound up if within ninety (90) days after such event the remaining Partners or Other Partners, as the case may be, elect, in their sole and absolute discretion, to continue the business of the Partnership and to appoint, effective as of the date of such event, a successor Managing General Partner.

            SECTION 9.2 TERMINATION. In all cases of dissolution of the Partnership, the business of the Partnership shall be wound up and the Partnership terminated as promptly as practicable thereafter, and each of the following shall be accomplished:

                  (i) The Liquidator shall cause to be prepared a statement setting forth the assets and liabilities of the Partnership as of the date of dissolution, a copy of which statement shall be furnished to both of the General Partners;

                  (ii) The Qualified Properties and assets of the Partnership shall be liquidated by the Liquidator as promptly as possible, but in an orderly and businesslike and commercially reasonable manner, consistent with maximizing the price to be received. The Liquidator in its reasonable discretion and with the consent of the Fund GP shall determine whether to sell any Qualified Property at a public or private sale, for what price and on what terms. The Liquidator may, in the exercise of its good faith business judgment and if commercially reasonable and if acceptable to the Fund GP, determine not to sell a portion of the Qualified Properties and assets of the Partnership, in which event such Qualified Properties and assets shall be distributed in kind pursuant to clause (iv) below;

                  (iii) Any Profit or Loss realized by the Partnership upon the sale or other disposition of its property pursuant to Section 9.2(ii) above shall be allocated to the Partners as required by Article VI hereof; and

                  (iv) The proceeds of sale and all other assets of the Partnership shall be applied and distributed as follows and in the following order of priority:

                        (A) To the payment of the debts and liabilities of the
            Partnership (including, without limitation, debts owed to the Partners but excluding amounts owed to Partners in respect of Default Loans or their Capital Contributions) and the expenses of liquidation;

                        (B) To the setting up of any reserves which the
            Liquidator shall reasonably determine to be necessary for contingent, unliquidated or unforeseen liabilities or obligations of the Partnership or the Partners arising out of or in connection with the Partnership. Such reserves may, in the discretion of the Liquidator, be paid over to a national bank or national title company selected by it and authorized to conduct business as an escrowee to be held by such bank or title company as escrowee for the purposes of disbursing such reserves to satisfy the liabilities and obligations described above, and at the expiration of such period as the Liquidator may reasonably deem advisable, distribute any remaining balance in the manner set forth below; and

                        (C) The balance, if any, to the Partners in accordance
            with Section 7.1(c) hereof.

      No payment or distribution in any of the foregoing categories shall be made until all payments in each prior category shall have been made in full. If the payments due to be made in any of the foregoing categories exceed the remaining assets available for such purpose, such payment shall be made to the Persons entitled to receive the same pro rata in accordance with the respective amount due them.

            Payments described in clause (iv) above must be made in cash. The Partners shall continue to share profits, losses and other tax items during the period of liquidation in the same proportions as before dissolution.

            SECTION 9.3 CERTIFICATE OF CANCELLATION. Upon completion of the distribution of the Partnership's assets as provided in this Article IX and the completion of the winding-up of the affairs of the Partnership, the Partnership shall be terminated, and the Liquidator shall cause the filing of a certificate of cancellation of the certificate of limited partnership in the office of the Secretary of State of the State of Delaware in accordance with the Act and shall take all such other actions as may be necessary to terminate the Partnership in accordance with the Act and shall take such other actions as may be necessary to terminate the Partnership's registration in any other jurisdictions where the Partnership is registered or qualified to do business.

            SECTION 9.4 ACTS IN FURTHERANCE OF LIQUIDATION. Each Partner or former Partner, upon the request of the Liquidator, shall promptly execute, acknowledge and deliver all documents and other instruments as the Liquidator shall reasonably request to effectuate the proper dissolution and termination of the Partnership, including the winding up of the business of the Partnership.

                                    ARTICLE X
                         REPRESENTATIONS OF THE PARTNERS

            SECTION 10.1 REPRESENTATIONS OF THE FUND PARTNERS. Each Fund Partner hereby represents and warrants to the Ramco Partners and the Partnership as follows:

                  (i) This Agreement constitutes the valid and binding agreement of such Fund Partner, enforceable against such Fund Partner in accordance with its terms, subject as to enforcement of bankruptcy, insolvency and other similar laws affecting the rights of creditors and to general principles of equity;

                  (ii)Such Fund Partner has all requisite power and authority to enter into this Agreement, to carry out the provisions and conditions hereof and to perform all acts necessary or appropriate to consummate all of the transactions contemplated hereby and no further action by such Fund Partner is necessary to authorize the execution or delivery of this Agreement;

                  (iii) This Agreement has been duly and validly executed and delivered by such Fund Partner and the execution, delivery and performance hereof by such Fund Partner does not and will not (i) require the approval of any other Person, or (ii) contravene or result in any breach of or constitute any default under, or result in the creation of any lien upon such Fund Partner's assets under, any indenture, mortgage, loan agreement, lease or other agreement or instrument to which such Fund Partner is a party or by which such Fund Partner or any of its properties is bound;

                  (iv)To such Fund Partner's knowledge, there has been no material adverse change in the economic condition of such Fund Partner since the last public report thereof;

                  (v) No finder's, broker's or similar fee or commission has been paid or shall be paid by such Fund Partner to any individual or organization in connection with the formation of the Partnership except for fees payable to the Advisor and, as described in Section 3.11(g), to Deutsche Bank;

                  (vi) There is no action, suit or proceeding pending or, to its knowledge, threatened against such Fund Partner that questions the validity or enforceability of this Agreement or, if determined adversely to it, would materially adversely affect the ability of such Fund Partner to perform its obligations hereunder;

                  (vii) Such Fund Partner is not the subject of any bankruptcy, insolvency or reorganization proceeding;

                  (viii) To such Fund Partner's knowledge, such Fund Partner has not received from any governmental agency any notice of violation of any law, statute or regulation which would have a material adverse effect on the Partnership; and

                  (ix) To such Fund Partner's knowledge, such Fund Partner is not in default in the performance or observation of any obligation under any agreement or instrument to which it is a party or by which it or any of its properties is bound, which default would individually or in the aggregate with other defaults materially adversely affect the business or financial condition of the Partnership.

            SECTION 10.2 REPRESENTATIONS OF THE RAMCO PARTNERS. Each Ramco Partner represents and warrants to the Fund Partners and the Partnership as follows:

                  (i) This Agreement constitutes the valid and binding agreement of such Ramco Partner enforceable against such Ramco Partner in accordance with its terms, subject as to enforcement to bankruptcy, insolvency and other similar laws affecting the rights of creditors and to general principles of equity;

                  (ii) Ramco LP has been duly formed and is validly existing as a limited partnership in good standing under the laws of the State of Delaware, with all requisite power and authority to enter into this Agreement, to carry out the provisions and conditions hereof and to perform all acts necessary or appropriate to consummate all of the transactions contemplated hereby. Ramco LP is duly qualified as a foreign entity in each jurisdiction in which the ownership of its assets or the conduct of its business requires such qualification, except where the failure to so qualify would not have a material adverse effect on the business or financial condition of the Partnership or Ramco LP;

                  (iii) Ramco GP has been duly formed and is validly existing as a Delaware limited liability company in good standing under the laws of the State of Delaware, with all requisite power and authority to enter into this Agreement, to carry out the provisions and conditions hereof and to perform all acts necessary or appropriate to consummate all of the transactions contemplated hereby. Ramco GP is duly qualified to transact business as a foreign limited liability company in each jurisdiction in which the ownership of its assets or the conduct of its business requires such qualification, except where the failure to so qualify would not have a material adverse effect on the business or financial condition of the Partnership or Ramco GP;

                  (iv) Ramco has been duly formed and is validly existing as a Maryland real estate investment trust in good standing under the laws of the State of Maryland;

                  (v) This Agreement has been duly and validly executed and delivered by such Ramco Partner and the execution, delivery and performance hereof by such Ramco Partner does not and will not (x) require the approval of any other Person or (y) contravene or result in any breach of or constitute any default under, or result in the creation of any lien upon such Ramco Partner's assets under, any indenture, mortgage, loan agreement, lease or other agreement or instrument to which such Ramco Partner or any of their respective Affiliates is or are a party or by which such Ramco Partner or any of its properties is bound;

                  (vi) To such Ramco Partner's knowledge, neither such Ramco Partner nor Ramco is in default in the performance or observation of any obligation under any agreement or instrument to which it is a party or by which it or any of its properties is bound, which default would individually or in the aggregate with other defaults materially adversely affect the business or financial condition of such Ramco Partner or Ramco, as the case may be;

                  (vii) The formation of the Partnership did not and the consummation of the transactions contemplated herein does not and will not result in any violation of the organizational documents of such Ramco Partner or Ramco;

                  (viii) No finder's, broker's or similar fee or commission has been paid or shall be paid to any individual or organization in connection with the formation of the Partnership except for fees, if any, payable to the Advisor and, as described in Section 3.11(g), to Deutsche Bank;

                  (ix) There is no action, suit or proceeding pending or, to its knowledge, threatened against such Ramco Partner or Ramco that questions the validity or enforceability of this Agreement or, if determined adversely to it, would materially adversely affect the ability of such Ramco Partner to perform its obligations hereunder;

                  (x) There has been no material adverse change in the circumstances or condition, financial or otherwise, of Ramco since the date of the last filing by Ramco with the United States Securities and Exchange Commission;

                  (xi) Neither such Ramco Partner nor Ramco is the subject of any bankruptcy, insolvency or reorganization proceeding;

                  (xii) For the year ended December 31, 2003, Ramco has taken all commercially reasonable steps necessary to qualify as a "real estate investment trust" within the meaning of Section 856 of the Code (and any Regulations promulgated thereunder), and for the year ending December 31, 2004, Ramco shall take all commercially reasonable steps necessary to qualify as a "real estate investment trust" within the meaning of Section 856 of the Code (and any Regulations promulgated thereunder);

                  (xiii) To such Ramco Partner's knowledge, neither such Ramco Partner nor Ramco has received from any governmental agency any notice of violation of any law, statute or regulation which would have a material adverse effect on the financial condition of such Ramco Partner, of Ramco or of the Partnership; and

                  (xiv) Financial statements for Ramco previously delivered to the Advisor or the Fund Partners present fairly the financial position of Ramco as of the date of such financial statements.

                                   ARTICLE XI
                     SPECIAL PARTNER RIGHTS AND OBLIGATIONS

            SECTION 11.1 BUY/SELL.

            (a) Generally. After the Rights Trigger Date, any General Partner or the specified General Partner (as provided in the definition of "Rights Trigger Date" herein), and as provided in Section 11.3(c) below, the General Partner specified therein (the "OFFERING GENERAL PARTNER") may provide the other General Partner (the "RESPONDING GENERAL PARTNER") with written notice (the "OFFER NOTICE") of a price (the "OFFER PRICE") that the Offering General Partner is willing to pay to purchase the Partnership Interests of the Other Partners as provided in this Section 11.1 below. The Offer Notice must include, as an attachment thereto, a bona fide proposed purchase and sale agreement (in substantially the form of the form Contribution Agreement attached to this Agreement as Exhibit A) that specifically allocates closing costs (including transfer taxes, if any) between the buyer and seller and is otherwise on terms reasonably customary for the sale of entity interests in entities that own primarily real property (the "OFFERED AGREEMENT"). Upon receipt of the Offer Notice, the Responding General Partner shall have thirty (30) days to provide to the Offering

      General Partner a written notice (the "RESPONSE NOTICE") specifying the Responding General Partner's election either (x) to purchase the entire Partnership Interests of the Offering General Partner and its Related Partners for cash in the amount that such Offering General Partner and its Related Partners would receive if the Partnership liquidated and dissolved, and the Partnership assets were sold at a price that would yield the Offer Price to the Responding General Partner and its Related Partners or (y) together with the Responding General Partner's Related Partners, to sell its and their entire Partnership Interest(s) to the Offering General Partner or its Related Partners for cash in an amount equal to the Offer Price, in each event on the terms and conditions of the Offered Agreement. The aggregate amount payable to the Offering General Partner (and its Related Partners) or the Responding General Partner (and its Related Partners), as the case may be, in connection with the transfer of Partnership Interests pursuant to this Section 11.1(a) will be referred to in this Agreement as the "INTEREST PRICE". In determining the amount of the Interest Price, it will be assumed that no reserves will be required under Section 9.2 hereof.

            (b) Responding General Partner's Election to Purchase. If the Responding General Partner timely delivers a Response Notice that specifies the Responding General Partner's election to purchase (or to cause its Related Partner to purchase) the Partnership Interest(s) of the Offering General Partner and its Related Partners, as described in Section 11.1(a) above, then the Responding General Partner (or its Related Partner, as the case may be) shall have up to sixty (60) days following delivery of such Response Notice to the Offering General Partner to close (or cause its Related Partner to close) the purchase of the Partnership Interests on the terms and conditions as contained in the Offered Agreement.

            (c) Responding General Partner's Election not to Purchase. If the Responding General Partner delivers a timely Response Notice that specifies the Responding General Partner's election not to purchase the Partnership Interests of the Offering General Partner and its Related Partners, then the Managing General Partner shall require the Responding General Partner and its Related Partners to transfer their entire Partnership Interests to the Offering General Partner (or, at the Offering General Partner's election, its Related Partner) on the terms and conditions of the Offer Notice and Offered Agreement. If the Responding General Partner fails to deliver a timely Response Notice, then the Offering General Partner and Responding General Partner must consummate the purchase and sale of the entire Partnership Interests of the Responding General Partner and its Related Partners to the Offering General Partner (or its Related Partner) for cash in an amount equal to the Interest Price for such Partnership Interests and on the other terms and conditions of the Offered Agreement. Any purchase and sale described hereinabove must close within the sixty (60) day period beginning on the earlier of (x) the date of delivery of the Response Notice, or (y) the expiration of the thirty (30) day period during which the Responding General Partner is required to deliver a Response Notice.

            SECTION 11.2 PROPERTY SALE RIGHT.

            (a) Generally. After the Property Sale Trigger Date for a Qualified Property, any General Partner or the specified General Partner (as provided in the definition of "Property Sale Trigger Date" herein), and as provided in Section 11.3(c) below, the General Partner specified therein (the "ELECTING GENERAL PARTNER") may provide the other General Partner (the "RECIPIENT GENERAL PARTNER") with written notice (the "PROPERTY SALE NOTICE") of a price (the "PROPERTY PRICE") that the Electing General Partner is willing to pay to purchase such Qualified Property (or the interests in the SP Subsidiary that directly or indirectly owns such Qualified Property) (such Qualified Property, the "BUY/SELL PROPERTY"). The Property Sale Notice must include, as an attachment thereto, a bona fide proposed purchase and sale agreement (in substantially the form of the form Contribution Agreement attached to this Agreement as Exhibit A) that specifically allocates closing costs (including transfer taxes, if any) between the buyer and seller and is otherwise on terms reasonably customary for the sale of real property or for the sale of entity interests in entities that own primarily real property, as the case may be (the "PROPERTY SALE AGREEMENT"). Upon receipt of the Property Sale Notice, the Recipient General Partner shall have thirty (30) days to provide to the Electing General Partner a written notice (the "REPLY NOTICE") specifying the Recipient General Partner's election either, (x) to cause the Partnership or the SP Subsidiary that owns the Buy/Sell Property to sell the Buy/Sell Property or all of its interests in the SP Subsidiary that directly or indirectly owns the Buy/Sell Property to the Electing General Partner, or its Related Partner, at the Property Price pursuant to the Property Sale Agreement or (y) to purchase (or have its Related Partner purchase), the Buy/Sell Property or all of the Partnership's interests in the SP Subsidiary that directly or indirectly owns the Buy/Sell Property, as the case may be, from the Partnership or the SP Subsidiary that owns the Buy/Sell Property for a purchase price equal to the Property Price and on the same terms and conditions as provided in the Property Sale Agreement.

            (b) Recipient General Partner's Election to Purchase. If the Recipient General Partner timely delivers a Reply Notice that specifies the Recipient General Partner's election to purchase (or to cause its Related Partner to Purchase) the Buy/Sell Property (or the interests of the Partnership in the SP Subsidiary that directly or indirectly owns the Buy/Sell Property), as described in Section 11.2(a) above, then the Recipient General Partner (or its Related Partner) shall have up to sixty
      (60) days following delivery of such Reply Notice to the Electing General Partner to close the purchase of the Buy/Sell Property or such entity interests on the terms and conditions as contained in the Property Sale Agreement.

            (c) Recipient General Partner's Election not to Purchase. If the Recipient General Partner delivers a timely Reply Notice that specifies the Recipient General Partner's election not to purchase the Buy/Sell Property or the interests of the Partnership in the SP Subsidiary that directly or indirectly owns the Buy/Sell Property, as described in Section 11.2(a) above, then the Managing General Partner shall either cause the Partnership to sell the Buy/Sell Property, or the interests in the SP Subsidiary that directly or indirectly owns the Buy/Sell Property, to the Electing General Partner or, at the Electing General Partner's election, its Related Partner on the terms and conditions of the Property Sale Notice and Property Sale Agreement. If the Recipient General Partner fails to deliver a timely Reply Notice, then the Electing General Partner (or, at the Electing General Partner's election, its Related Partner) must (and the Managing General Partner shall cause the Partnership or the SP Subsidiary that owns the Buy/Sell Property to) proceed to close the sale of the Buy/Sell Property (or the interests in the SP Subsidiary that directly or indirectly owns the Buy/Sell Property) to the Electing General Partner or its Related Partner at the Property Price in accordance with the terms and conditions of the Property Sale Agreement. Any purchase and sale described hereinabove must close within the sixty (60) day period beginning on the earlier of (x) the date of delivery of the Reply Notice, or (y) the expiration of the thirty (30) day period during which the Recipient General Partner is required to deliver a Reply Notice.

            SECTION 11.3 GENERAL PROVISIONS APPLICABLE TO BUY/SELL AND PROPERTY SALE RIGHTS.

            (a) Challenges. If any General Partner (the "CHALLENGING GENERAL PARTNER") initiates a legal action with respect to any exercise of the other General Partner's rights under Section 11.1 or Section 11.2 and such legal action is not resolved in the Challenging General Partner's favor by a court of competent jurisdiction, the Challenging General Partner shall pay all attorneys' fees and court costs of both General Partners arising in connection with the Challenging General Partner's legal action.

            (b) Due Diligence and Other Costs. Each General Partner shall bear its own costs, such as due diligence expenses and consultants' and attorneys' fees, incurred in connection with its exercise of, or response to, buy/sell rights or property sale rights pursuant to Section 11.1 or
      Section 11.2 above. All other costs shall be borne between the General Partners as provided in the Offer Notice and the Offered Agreement or Property Sale Notice and Property Sale Agreement, as the case may be.

            (c) Buy/Sell or Property Sale Upon Change of Control in Ramco. In the event that Ramco merges or consolidates with any other entity (other than an Approved Ramco Party), or there is any change in the control or management of Ramco, in either event without the consent of the Fund GP and while Ramco GP (or any other Approved Ramco Party) is the Managing General Partner, the Fund GP (or any other Approved Fund Party who is then a General Partner) may at any time thereafter exercise the buy-sell rights provided in Section 11.1 or the property sale rights provided in Section
      11.2. For the purposes hereof, (x) a change in control shall be deemed to occur upon any Person (and its Affiliates) becoming the beneficial owner, directly or indirectly, of thirty-three percent (33%) or more of the outstanding Shares on a fully diluted basis (including any outstanding interests in any other entity that can be converted into Shares) and (y) a change in management shall be deemed to occur upon the replacement of a majority of the members of the Ramco Board over any consecutive 24-month period, unless a majority of the members of the Ramco Board at the end of such 24-month period consists of trustees who either also were serving as trustees at the beginning of the 24-month period or whose election or nomination to the Ramco Board was previously approved by a majority of such trustees then still in office.

            SECTION 11.4 REMUNERATION TO PARTNERS. No Partner is entitled to remuneration for acting on behalf of the Partnership. Except as otherwise authorized in this Agreement, including but not limited to Sections 3.6 and 3.10, no Partner is entitled to remuneration for acting in the Partnership business.

                                  ARTICLE XII
                               GENERAL PROVISIONS

            SECTION 12.1 NOTICES.

            (a) Generally. All notices, demands, approvals, consents or requests provided for or permitted to be given pursuant to this Agreement must be in writing.

            (b) Manner of Notice. All notices, demands, approvals, consents and requests to be sent to the Partnership or any Partner pursuant to the terms hereof shall be deemed to have been properly given or served, if personally delivered, sent by recognized messenger or next day courier service, or sent by United States mail, telex or facsimile transmission to the addresses or facsimile numbers listed below, and will be deemed received, unless earlier received: (a) if sent by express, certified or registered mail, return receipt requested, when actually received or delivery refused; (b) if sent by messenger or courier, when actually received; (c) if sent by telex or facsimile transmission, on the date sent, so long as a confirming notice is sent by messenger or courier or by express, certified, registered, or first-class mail; (d) if delivered by hand, on the date of delivery; and

      (e) if sent by first-class mail, seven days after it was mailed. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given shall be deemed to be receipt of the notice, demand or request sent.

If to the Partnership:                  Ramco/Lion Venture LP
                                        c/o Ramco-Gershenson Properties Trust
                                        31500 Northwestern Highway, Suite 300
                                        Farmington Hills, Michigan 48334
                                        Attention: Dennis Gershenson
                                        Telephone No.: (248) 350-9900
                                        Fax No. (248) 350-9952

with a copy to:                         Clarion Partners LLC
                                        230 Park Avenue
                                        12th Floor
                                        New York, New York 10017
                                        Attention: Stephen B. Hansen
                                        Telephone No.: (212) 883-2545
                                        Fax No.: (212) 883-2845

If to either Ramco Partner:             c/o Ramco-Gershenson Properties Trust
                                        31500 Northwestern Highway, Suite 300
                                        Farmington Hills, Michigan 48334
                                        Attention: Dennis Gershenson
                                        Telephone No.: (248) 350-9900
                                        Fax No.: (248) 350-9952

with a copy of any notices of default,  Honigman Miller Schwartz and Cohn LLP
Offer Notices or Response Notices to:   32270 Telegraph Road, Suite 225
                                        Bingham Farms, Michigan 48025
                                        Attention: Richard J. Burstein, Esq.
                                        Telephone No.: (248) 566-8430
                                        Fax No.: (248) 566-8431

If to either Fund Partner or Advisor:   Clarion Partners LLC
                                        230 Park Avenue
                                        12th Floor
                                        New York, New York 10017
                                        Attention: Stephen B. Hansen
                                        Telephone No.: (212) 883-2545
                                        Fax No.: (212) 883-2845

and a copy of any notices of default,   Mayer Brown Rowe & Maw LLP
Offer Notices or Response Notices to:   350 South Grand Avenue, 25th Floor
                                        Los Angeles, California 90071
                                        Attention: Dean Pappas, Esq.

                                        Telephone No.: (213) 229-9598
                                        Fax No.: (213) 576-8203

            (c) Right to Change Addresses. A Partner shall have the right from time to time and at any time during the term of this Agreement to change its notice address or addresses by giving to the Other Partners at least ten (10) Business Days' prior written notice thereof in the manner provided by this Section 12.1. The Fund Partners shall have the right from time to time and at any time during the term of this Agreement to designate a successor to Clarion Partners as Advisor by giving to the Other Partner at least ten (10) Business Days' prior written notice thereof in the manner provided by this Section 12.1.

            SECTION 12.2 GOVERNING LAWS. This Agreement and the obligations of the Partners hereunder shall be interpreted, construed and enforced in accordance with the laws of the State of Delaware without regard to its choice of law provisions. Except as otherwise provided herein, the rights and obligations of the Partners and the administration and termination of the Partnership shall be governed by the Act.

            SECTION 12.3 ENTIRE AGREEMENT. This Agreement (including the exhibits and schedules hereto) contains the entire agreement between the parties, supercedes any prior agreements or understandings between them and may not be modified or amended in any manner other than pursuant to Section 12.12 hereof.

            SECTION 12.4 WAIVER. No consent or waiver, express or implied, by any Partner to or of any breach or default by any other Partner in the performance by the other Partner of its obligations hereunder shall be deemed or construed to be a consent or waiver to or of any other breach or default in the performance by such other Partner of the same or any other obligations of such other Partner hereunder. Failure on the part of any Partner to complain of any act or failure to act of any of the other Partners or to declare any of the other Partners in default, irrespective of how long such failure continues, shall not constitute a waiver by such Partner of its rights hereunder. No custom, practice or course of dealings arising among the Partners in the administration hereof shall be construed as a waiver or diminution of the right of any Partner to insist upon the strict performance by any other Partner of the terms, covenants, agreements and conditions herein contained.

            SECTION 12.5 VALIDITY. If any provision of this Agreement or the application thereof to any Person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provisions to other Persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

            SECTION 12.6 TERMINOLOGY; CAPTIONS. All personal pronouns used in this Agreement, whether used in the masculine, feminine, or neuter gender, shall include all other genders; the singular shall include the plural, and vice versa and shall refer solely to the parties signatory hereto except where otherwise specifically provided. Titles of Articles, Sections, Subsections, Schedules and Exhibits are for convenience only, and neither limit nor amplify the provisions of the Agreement itself, and all references herein to Articles, Sections, Subsections, Schedules and Exhibits shall refer to the corresponding Articles, Sections, Subsections, Schedules and Exhibits of this Agreement unless specific reference is made to such Articles, Sections, Subsections, Schedules and Exhibits of another document or instrument. Any use of the word "including" herein shall, unless the context otherwise requires, be deemed to mean "including without limitation".

            SECTION 12.7 REMEDIES NOT EXCLUSIVE. Except as otherwise provided herein, the rights and remedies of the Partnership and of the Partners hereunder shall not be mutually exclusive, i.e., the exercise of one or more of the provisions hereof shall not preclude the exercise of any other provisions hereof. Each of the Partners confirms that damages at law may be an inadequate remedy for a breach or threatened breach of this Agreement and agrees that in the event of a breach or threatened breach of any provision hereof, the respective rights and obligations hereunder shall be enforceable by specific performance, injunction or other equitable remedy but nothing herein contained is intended to, nor shall it, limit or affect any other rights or rights at law or by statute or otherwise of any Partner aggrieved as against the other Partner(s) for breach or threatened breach of any provision hereof, it being the intention by this section to make clear the agreement of the Partners that the respective rights and obligations of the Partners hereunder shall be enforceable in equity as well as at law or otherwise.

            SECTION 12.8 ACTION BY THE PARTNERS. No approval, consent, designation or other action by a Partner shall be binding upon such Partner unless the same is in writing and executed on behalf of such Partner by a duly authorized representative of such Partner.

            SECTION 12.9 FURTHER ASSURANCES. Each of the Partners shall hereafter execute and deliver such further instruments and do such further acts and things as may be required or useful to carry out the intent and purpose of this Agreement and as are not inconsistent with the terms hereof.

            SECTION 12.10 LIABILITY OF THE LIMITED PARTNERS. Each Limited Partner's exposure to liabilities hereunder is limited to its interest in the Partnership. No Limited Partner shall be personally liable for the expenses, liabilities, debts, or obligations of the Partnership.

            SECTION 12.11 BINDING EFFECT. Except as otherwise provided in this Agreement, every covenant, term, and provision of this Agreement shall be binding upon and inure to the benefit of the Partners and their respective successors, transferees, and assigns.

            SECTION 12.12 AMENDMENTS. Except as otherwise provided in this Agreement, this Agreement may not be amended without the written consent of all the Partners.

            SECTION 12.13 COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all such counterparts together shall constitute but one and the same instrument; signature and acknowledgment pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature and acknowledgement pages are physically attached to the same document. This Agreement shall become effective upon the execution of a counterpart hereof by each of the Partners hereto and delivery to each of the Partners of a fully executed original counterpart of this Agreement.

            SECTION 12.14 WAIVER OF PARTITION. Each of the Partners hereby irrevocably waives any and all rights (if any) that it may have to maintain any action for partition of any of the Qualified Properties.

            SECTION 12.15 NO THIRD PARTY BENEFICIARIES. Supplementing Section
5.4 hereof, nothing in this Agreement, expressed or implied, is intended to confer any rights or remedies upon any Person, other than the Partners and, subject to the restrictions on assignment contained herein, their respective successors and assigns.

            SECTION 12.16 ESTOPPEL CERTIFICATES. Each Partner shall at any time and from time to time upon not less than twenty (20) days' prior written notice from any other Partner execute and deliver to such other Partner a statement in writing certifying that this Agreement is unmodified and in full force and effect (or if there have been modifications, that this Agreement is in full force and effect as modified and stating the modifications) and stating, to the certifying Partner's knowledge, whether or not as to all Partners any Partner is in default in keeping, observing or performing any of the terms contained in this Agreement, and if in default, specifying each such default.

            SECTION 12.17 LEGAL REPRESENTATION.

            (a) The Partners acknowledge and agree that MBR&M has represented the Fund Partners (and their Affiliates) in connection with this Agreement and all other agreements contemplated by this Agreement and/or pertaining to the Partnership and its business. From time to time, and at the request of the Fund Partners or the Advisor (and/or their Affiliates), MBR&M may render legal advice and provide legal services to the Fund Partners and/or the Advisor (and/or their Affiliates) with respect to the Partnership and/or the business of the Partnership (including the Qualified Properties) and related matters at fees and costs to be paid by the Fund Partners or Advisor (and/or their Affiliates). In no event shall an attorney/client relationship exist between MBR&M, on the one hand, and Ramco (or its Affiliates), on the other hand, with respect to the Partnership and/or the business of the Partnership (including the Qualified Properties) and related matters as a result of any such representation. The Partnership shall not be obligated to pay any fees, costs and expenses as a result of such representation.

            (b) The Partners acknowledge and agree that Honigman has represented the Ramco Partners (and their Affiliates) in connection with this Agreement and all other agreements contemplated by this Agreement and/or pertaining to the Partnership and its business. From time to time, and at the request of the Ramco Partners (and/or their Affiliates), Honigman may render legal advice and provide legal services to the Ramco Partners (and/or their Affiliates) with respect to the Partnership and/or the business of the Partnership (including the Qualified Properties) and related matters at fees and costs to be paid by the Ramco Partners (and/or their Affiliates). In no event shall an attorney/client relationship exist between Honigman, on the one hand, and the Fund or the Advisor (or their Affiliates), on the other hand, with respect to the Partnership and/or the business of the Partnership (including the Qualified Properties) and related matters as a result of any such representation. The Partnership shall not be obligated to pay any fees, costs and expenses as a result of such representation.

            (c) To the extent specifically requested and approved by the General Partners pursuant to Sections 3.4 and 4.8 of this Agreement (but only if, and to the extent that, mutual approval of the General Partners is required pursuant to said Sections 3.4 and 4.8), MBR&M and/or Honigman shall be permitted to render legal advice and to provide legal services to the Partnership from time to time, and each Partner covenants and agrees that such representation of the Partnership by MBR&M and/or Honigman shall not alone (i) result in the existence of an attorney/client relationship between MBR&M, on the one hand, and the Ramco Partners (and/or their Affiliates), on the other hand; (ii) result in the existence of an attorney/client relationship between Honigman, on the one hand, and the Fund Partners or Advisor (and/or their Affiliates), on the other hand; and/or (iii) disqualify MBR&M and/or Honigman from providing legal advice and legal services (including, without limitation, legal services in connection with any mediation, arbitration, litigation or other dispute resolution proceedings between the Partnership and the Partners or between the Partners) as set forth in Sections 12.17(a) and 12.17(b) above at any time in the future.

[THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK.]

            IN WITNESS WHEREOF, this Agreement is executed effective as of the date first set forth above.

                           RAMCO GP

                           RAMCO LION LLC,
                           a Delaware limited liability company

                           By: /s/ DENNIS GERSHENSON
                              ----------------------------------
                           Name: DENNIS GERSHENSON
                                --------------------------------
                           Title: PRESIDENT
                                 -------------------------------

                           RAMCO LP

                           RAMCO-GERSHENSON PROPERTIES, L.P.,
                           a Delaware limited partnership

                           By:    Ramco-Gershenson Properties Trust,
                                  a Maryland real estate investment trust,
                                  its General Partner

                                  By: /s/ DENNIS GERSHENSON
                                     ---------------------------
                                  Name: DENNIS GERSHENSON
                                       -------------------------
                                  Title: CHIEF EXECUTIVE OFFICER
                                        ------------------------

                           FUND GP

                           CLPF-RAMCO GP, LLC,
                           a Delaware limited liability company

                           By:   CLPF-Ramco, L.P.,
                                 a Delaware limited partnership,
                                 its sole member

                           By:   CLPF-Lion/Ramco LP, LLC,
                                 a Delaware limited liability company,
                                 its sole general partner

                           By: Clarion Lion Properties Fund Holdings, L.P., a Delaware limited partnership, its sole member

                           By:   CLPF-Holdings, LLC,
                                 a Delaware limited liability company,
                                 its general partner

                           By: Clarion Lion Properties Fund Holdings REIT, LLC, a Delaware limited liability company, its sole member

                           By:   Clarion Lion Properties Fund, LLC,
                                 a Delaware limited liability company,
                                 its managing member

                           By:   Clarion Partners, LLC,
                                 a New York limited liability company,
                                 its manager

                                 By: /s/ STEPHEN B. HANSEN
                                    --------------------------------------
                                 Name:  Stephen B. Hansen
                                 Title:  Authorized Signatory

                           FUND

                           CLPF-RAMCO, L.P.,
                           a Delaware limited partnership

                           By:   CLPF-Lion/Ramco LP, LLC,
                                 a Delaware limited liability company,
                                 its sole general partner

                           By: Clarion Lion Properties Fund Holdings, L.P., a Delaware limited partnership, its sole member

                           By:   CLPF-Holdings, LLC,
                                 a Delaware limited liability company,
                                 its general partner

                           By: Clarion Lion Properties Fund Holdings REIT, LLC, a Delaware limited liability company, its sole member

                           By:   Clarion Lion Properties Fund, LLC,
                                 a Delaware limited liability company,
                                 its managing member

                           By:   Clarion Partners, LLC,
                                 a New York limited liability company,
                                 its manager

                                 By: /s/ STEPHEN B. HANSEN
                                    ------------------------------------
                                 Name:  Stephen B. Hansen
                                 Title:  Authorized Signatory

                                   SCHEDULE 1

                             ACQUISITION PARAMETERS

PROPERTY TYPES:         Neighborhood, Community and Power Shopping Centers

MARKETS: Florida, Michigan, Georgia, North Carolina, and South Carolina - [See Next Page for List of Target Markets]

DEMOGRAPHICS:           Above Average Household Incomes; Minimum Population
                        within three (3) mile radius of Proposed Qualified
                        Property of 50,000 residents

PROPERTY SIZE:          One Hundred Thousand (100,000) to Three Hundred Fifty
                        Thousand (350,000) Square Feet of Rentable Area

OCCUPANCY:              At least Ninety Percent (90%) of total Rentable Area is
                        Leased and Occupied

ANCHOR TENANT:          At least seven (7) years remaining on current Lease
                        (without taking into account any unexercised extension options); Anchor must be an appropriate and competitive grocer and/or national large-format retailer (e.g., PetSmart, Marshall's, TJ Max, and Bed, Bath & Beyond);
                        Store size must equal at least 80% of the anchor tenant's current prototype.

RISK PROFILE:           Core, but may include some required leasing, renovation,
                        capital expenditure, and repositioning costs and issues.

VALUE OF ASSET:         $20,000,000 to $60,000,000

PROJECTED RETURNS:      6.5% to 8.5% Cap Rates; 8.0% to 10.5% or greater
                        unleveraged IRR

LOCATIONS:              In-fill with limited to no likely future competitive
                        supply

                                  Schedule 1-1

TARGET MARKETS:

In-fill Locations with Limited or No Likely Future Supply

State of Florida

State of Michigan

State of Georgia

State of North Carolina

State of South Carolina

                                  Schedule 1-2

                                   SCHEDULE 2

         NAMES, CAPITAL COMMITMENTS AND PERCENTAGE INTERESTS OF PARTNERS

                                                              Percentage
   Partner Name                      Capital Commitment        Interest
   ------------                      ------------------        --------
Ramco Lion LLC                           $180,000                    .1%

CLPF-Ramco GP, LLC                       $180,000                    .1%

Ramco-Gershenson Properties, L.P.     $53,820,000                  29.9%

CLPF-Ramco, L.P.                     $125,820,000                  69.9%

                                  Schedule 2-1

                                   SCHEDULE 3

                               LEASING PARAMETERS

                                  Schedule 3-1

                                   SCHEDULE 4

                              MODEL OF ANNUAL PLAN

                                  Schedule 4-1

                                   SCHEDULE 5

                         PRELIMINARY PROPOSAL MATERIALS

                                  Schedule 5-1

                                   SCHEDULE 6

                            FINAL PROPOSAL MATERIALS

                                  Schedule 6-1

                                    EXHIBIT A

                                     FORM OF

                             CONTRIBUTION AGREEMENT

                                    EXHIBIT B

                EXAMPLES OF INTERNAL RATE OF RETURN CALCULATIONS

                                    EXHIBIT C

                                     FORM OF

                              MANAGEMENT AGREEMENT

                                    EXHIBIT D

                            FINAL APPROVED PROPERTIES

                                    EXHIBIT E

                               INITIAL PROPERTIES

                                    EXHIBIT F

                        PRELIMINARILY APPROVED PROPERTIES

                                      D-4